As filed with the Securities and Exchange Commission on July 29, 2009
Registration Statement No. 333-159754

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Starwood Property Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, CT 06830
(203) 422-7700
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Ellis F. Rinaldi, Esq.
Executive Vice President & General Counsel
Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, CT 06830
(203) 422-7773
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel (212) 735-3574 Fax (917) 777-3574	Edward Petrosky, Esq. James O’Connor, Esq. J. Gerard Cummins, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel (212) 839-5455 Fax (212) 839-5599

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price(1)(2)	Fee(1)
Common Stock, $0.01 par value per share	$500,000,000	$27,900

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Previously paid.
(2)	Includes the offering price of common stock that may be purchased by the underwriters upon the exercise of their overallotment option.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Subject to Completion
Preliminary Prospectus dated July 29, 2009

PROSPECTUS
25,000,000 Shares Starwood Property Trust, Inc. Common Stock

Starwood Property Trust, Inc. is a newly organized Maryland corporation focused on originating, investing in, financing and managing commercial mortgage loans and other commercial real estate debt investments, commercial mortgage-backed securities, other commercial real estate-related debt investments, residential mortgage loans and residential mortgage-backed securities. We will be externally managed and advised by SPT Management, LLC, or our Manager. Our Manager is controlled by Barry Sternlicht, our chairman and chief executive officer. SPT Management, LLC is an affiliate of Starwood Capital Group, a privately-held private equity firm founded and controlled by Mr. Sternlicht.

This is our initial public offering and no public market currently exists for our common stock. We are offering 25,000,000 shares of our common stock as described in this prospectus. We expect the initial public offering price of our common stock to be $20.00 per share. We have applied to list our common stock on the New York Stock Exchange, under the symbol “STWD.”

Concurrently with the completion of this offering, SPT Investment, LLC, an affiliate of Starwood Capital Group which is controlled by Mr. Sternlicht, will acquire 1,000,000 shares of our common stock in a private placement at a price per share equal to the price per share in this offering.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% of our outstanding common or capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 22 of this prospectus for a discussion of the following and other risks:

•	We have no operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our stockholders.

•	We have not yet identified any specific investments that we may acquire with the net proceeds of this offering and the concurrent private placement.

•	There are various conflicts of interest in our relationship with Starwood Capital Group, which could result in decisions that are not in the best interest of our stockholders.

•	We are dependent on Starwood Capital Group and their key personnel who provide services to us through the management agreement, and we may not find a suitable replacement for our Manager if the management agreement is terminated, or for these key personnel if they leave Starwood Capital Group or otherwise become unavailable to us.

•	Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and potentially state and local taxes, which would reduce the cash available for distribution to our stockholders.

•	Maintenance of our exemption from registration under the Investment Company Act of 1940 and our REIT qualification impose significant limits on our operations.

	Per Share	Total

Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to Starwood Property Trust, Inc.	$	$

(1)     All shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group will be purchased by the underwriters from us at $      per share, representing a discount to the underwriters of $      per share, all of which discount will be payable by us at closing. All of the other shares sold in this offering will be sold to the underwriters at $      per share, representing an initial discount to the underwriters of $      per share. Of this initial discount, we will pay the underwriters $      per share, and our Manager will pay the underwriters $      per share, in each case upon the closing of this offering. We have agreed to repay our Manager $      per share and pay the underwriters an additional $      per share, in each case with respect to all shares sold in this offering (other than any shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group) if during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares outstanding in such four-quarter period and (y) 8%.

The underwriters may purchase up to an additional 3,750,000 shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock will be ready for delivery on or about          , 2009.

Joint Book Running Managers

BofA Merrill Lynch	Deutsche Bank Securities	Citi

Barclays Capital	Wells Fargo Securities

Calyon Securities (USA) Inc.	Cantor Fitzgerald & Co.	Piper Jaffray	Scotia Capital

The date of this prospectus is          , 2009.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Until          , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to Starwood Property Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries; “our Manager” refers to SPT Management, LLC, a Delaware limited liability company, our external manager; and “Starwood Capital Group” refers to Starwood Capital Group Global, L.P. (and its predecessors), together with its affiliates, including our Manager and SPT Investment, LLC, other than us. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is sold at $20.00 per share, (2) 1,000,000 shares of common stock will be purchased by SPT Investment, LLC, an affiliate of Starwood Capital Group, in a private placement to be completed concurrently with the completion of this offering, and (3) the underwriters do not exercise their overallotment option to purchase up to an additional 3,750,000 shares of our common stock. The information in this prospectus assumes that no shares sold in this offering will be purchased by these investors.

Our Company

Starwood Property Trust, Inc. is a newly organized Maryland corporation focused primarily on originating, investing in, financing and managing commercial mortgage loans and other commercial real estate debt investments, commercial mortgage-backed securities, or CMBS, and other commercial real estate-related debt investments. We may also invest in residential mortgage loans and residential mortgage-backed securities, or RMBS. We collectively refer to commercial mortgage loans, other commercial real estate debt investments, CMBS, other commercial real estate-related debt investments, residential mortgage loans, and RMBS as our target assets.

We will be externally managed and advised by SPT Management, LLC pursuant to the terms of a management agreement. SPT Management, LLC, or our Manager, is controlled by Barry Sternlicht, our chairman and chief executive officer. SPT Management, LLC is an affiliate of Starwood Capital Group, a privately-held private equity firm founded and controlled by Mr. Sternlicht. Since its inception in 1991, Starwood Capital Group (including Starwood Capital-named affiliates controlled by Mr. Sternlicht) has sponsored eleven co-mingled opportunistic funds, including two dedicated debt funds, two dedicated hotel funds and several standalone and co-investment partnerships. Pursuant to the investment opportunity allocation provisions currently applicable to three private institutional funds managed by affiliates of Starwood Capital Group and us, we will have the right to invest from 67.5% to 90% of the equity capital proposed to be invested by any of these three funds in real estate related debt investments, subject to certain limitations described under “— Conflicts of Interest and Related Policies” and further elsewhere in this prospectus. However, if none of these three funds exercise their respective co-investment rights, we would currently be able to invest 100% of the equity capital proposed to be invested by any of these three funds in real estate related debt investments. Our Manager and Starwood Capital Group have agreed that neither they nor any entity controlled by Starwood Capital Group will sponsor or manage any U.S. publicly traded investment vehicle that invests primarily in the asset classes described in “ — Our Target Assets” other than us for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control.

Our objective is to provide attractive risk adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring target assets to construct a diversified investment portfolio designed to produce attractive returns across a variety of market conditions and economic cycles. We intend to construct a diversified investment portfolio by focusing on asset selection and the relative value of various sectors within the debt market.

We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

Our Manager and Starwood Capital Group

We will be externally managed and advised by our Manager. We expect to benefit from the personnel, relationships and experience of our Manager’s executive team and other personnel of Starwood Capital Group. Pursuant to the terms of a management agreement between our Manager and us, our Manager will provide us with our management team and appropriate support personnel. Pursuant to an investment advisory agreement between our Manager and Starwood Capital Group Management, LLC, our Manager will have access to the personnel and resources of Starwood Capital Group necessary for the implementation and execution of our business strategy.

Our chief executive officer and president and our other officers (other than Barbara Anderson, our chief financial officer, treasurer and chief compliance officer) are executives of Starwood Capital Group. Our chief financial officer and chief compliance officer will be seconded exclusively to us by Starwood Capital Group. We do not expect to have any employees. Starwood Capital Group is not obligated to dedicate any of its executives or other personnel exclusively to us. In addition, none of Starwood Capital Group, its executives and other personnel, including our executive officers supplied to us by Starwood Capital Group, is obligated to dedicate any specific portion of its or their time to our business. Our Manager will at all times be subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it.

Our Manager is an affiliate of Starwood Capital Group, a privately-held private equity firm founded and controlled by Mr. Sternlicht. Starwood Capital Group has invested in most major classes of real estate, directly and indirectly, through operating companies, portfolios of properties and single assets, including multifamily, office, retail, hotel, residential entitled land and communities, senior housing, mixed-use and golf courses. Starwood Capital Group invests at different levels of the capital structure, including equity, preferred equity, mezzanine debt and senior debt, depending on the asset risk profile and return expectation. Starwood Capital Group has invested $6.8 billion of equity in most major sectors of real estate across the capital structure, representing approximately $20.2 billion in assets since inception as of March 31, 2009. As of March 31, 2009, Starwood Capital Group had approximately $11.4 billion of real estate assets and debt positions under management.

Our Manager will be able to draw upon the experience and expertise of Starwood Capital Group’s team of approximately 130 professionals and support personnel operating in nine cities across six countries. Our Manager will also benefit from Starwood Capital Group’s dedicated asset management group comprised of approximately 22 people operating in seven offices located in the United States and abroad. We also expect to benefit from Starwood Capital Group’s portfolio management, finance and administration functions, which address legal, compliance, investor relations and operational matters, asset valuation, risk management and information technologies in connection with the performance of our Manager’s duties.

Market Opportunities

We believe that the next five years will be one of the most attractive real estate investment periods in the past 50 years. In the last decade, real estate became significantly overpriced as values appreciated beyond underlying fundamentals. In the past two years, a significant price correction has been underway. Due to continuing uncertainty about market direction, a void has been created in the debt and equity capital available for real estate. Many banks, insurance companies, finance companies and fund managers face insolvency or have determined to reduce or discontinue investment in real estate. Market dislocations have already caused and we believe will continue to cause an “over-correction” in the repricing of real estate assets. We believe that there will be a significant supply of distressed investment opportunities from sellers and equity sponsors, including national and regional banks, investment banks, insurance companies, finance companies, fund managers, other institutions and individuals. We expect to capitalize on these market dislocations and capital void by acquiring real estate debt positions, and originating new loans and other real estate related debt investments with less competition than when the debt markets were more liquid and at prices discounted to replacement cost.

Commercial Mortgage Loans

In the near to medium term, we anticipate a significant opportunity to acquire discounted commercial mortgage loans on high quality real estate at attractive yields from banks, investment banks and other forced sellers due to margin calls, redemptions, capital adequacy concerns or capital requirements. Further, we believe there may be attractive opportunities to acquire discounted commercial mortgage loans from failed depository institutions through the Federal Deposit Insurance Corporation, or the FDIC. However, we believe this will be a relatively short term opportunity. Pricing of performing debt will likely improve as spreads tighten and liquidity returns to the market.

We anticipate a longer term opportunity to originate commercial real estate mortgage and mezzanine loans and other debt investments to proven sponsors on high-quality assets at attractive yields and reasonable loan to value levels. Originations will likely be a pillar of our strategy as the wave of commercial mortgage loans matures.

Commercial Real Estate Corporate Debt

We also anticipate attractive investment opportunities in the corporate debt of publicly-traded commercial real estate operating and finance companies. Debt maturities and deteriorating fundamentals will continue to plague both public and private real estate companies for some time. Corporate bank debt and secured and unsecured bonds are trading at significant discounts to face value, in many cases implying asset valuations at discounts to replacement cost.

Commercial Mortgage Backed Securities

During the next two years, we anticipate attractive opportunities to acquire select CMBS at attractive yields. As a result of risk premium re-pricing and severe liquidity constraints, implied spreads have widened considerably over the last nine months. Even the most senior AAA-rated CMBS are trading at levels that imply credit losses much higher than historical levels. We expect that investor confidence will eventually return and that spreads will tighten and pricing will stabilize to more reasonable levels. This process may be hastened by the U.S. Government’s intervention through the TALF and PPIP, each of which is described under “Business — Our Financing Strategy,” which we expect to provide leverage to investments in CMBS. We believe that our Manager can further create value through careful security selection and proprietary cash flow analysis.

Residential Mortgage Loans

Residential mortgage loan pricing has fallen to historically low levels as a result of the housing market correction which began in late 2006 and the current liquidity crisis. Given favorable long-term demographics trends and recent significant U.S. Government initiatives to support the housing market in the United States, we expect housing to be the first major real estate asset class to recover. We believe that opportunities exist in the near term to earn attractive returns by purchasing distressed residential mortgage loans at significant discounts to their unpaid principal balances from sellers, including regional banks, investment banks, the FDIC, and other institutions.

Our Manager’s Competitive Strengths

We will benefit from the deep experience and significant expertise of our Manager’s executive team in real estate debt and equity investing. Headed by Barry Sternlicht, our chairman and chief executive officer, six members of our Manager’s executive team have worked together for over 12 years.

The team has a proven debt investment track record in distressed market conditions similar to the current market. In the 1990’s, Starwood Capital Group’s first fund invested primarily in assets sold by the Resolution

Trust Corporation and two of its early funds capitalized on distressed debt opportunities. We believe the team’s relevant experience in commercial real estate debt investing and its expertise in commercial real estate acquisition, ownership and operation across all major sectors will enable us to better identify and underwrite investment opportunities. This range of experience is applicable to all of our target asset classes.

We believe that our Manager’s competitive strengths will enable us to generate attractive risk-adjusted returns for our stockholders. These strengths include the following:

Experienced and Well-Known Investment Team

On behalf of the eleven co-mingled opportunistic funds sponsored by Starwood Capital Group, our Manager’s executive team has closed more than 300 transactions involving all major real estate classes, ownership structures and investment positions in the past 18 years throughout all stages of the real estate investment cycle. As former chairman and chief executive officer of Starwood Hotels & Resorts Worldwide, Inc., a Fortune 500 company, Mr. Sternlicht enjoys relationships with corporate leaders around the globe that provide a source of transaction flow not otherwise available to the general investment community. Additionally, his broad operating and investing experience in 80 countries gives him an ideal vantage point for steering our investment strategy.

Exceptional Domain Expertise

Our Manager’s executive team’s particular expertise structuring and investing in debt for Starwood Capital Group’s other sponsored investment vehicles, including two dedicated debt funds, is well matched to the opportunities in the current volatile credit markets. As exemplified by Starwood Capital Group’s creation of iStar Financial, Inc., this team has considerable expertise in the credit markets, including origination and lending of real estate debt, investing in and managing mortgages and executing effective value realization strategies.

Expertise in Real Estate Capital Markets, Corporate Acquisitions and Operations

Our Manager’s executive team’s real estate capital markets, corporate acquisition and operating experience sets it apart from most traditional real estate investors. Our Manager’s executive team has executed large corporate and portfolio transactions, demonstrating a sophisticated structuring capability and an ability to execute complex capital markets transactions. On behalf of other funds sponsored by Starwood Capital Group, members of our Manager’s executive team have created or taken public three successful companies, including iStar Financial, Inc. and Starwood Hotels & Resorts Worldwide, Inc. It also participated in the formation of Equity Residential Properties Trust. Affiliates of Starwood Capital Group have also privatized large public entities such as National Golf Properties, Inc. and Société du Louvre.

Focus on Capital Preservation and Diversification

On behalf of Starwood Capital Group’s other funds, our Manager’s executive team has placed a premium on protecting and preserving capital by performing a comprehensive risk-reward analysis on each investment, with a rigorous focus on relative values between each real estate asset sector and geographic market and its position in the capital structure. Starwood Capital Group utilizes appropriate leverage to enhance equity returns while avoiding unwarranted levels of debt or excessive interest rate or foreign currency exposure. Our Manager intends to employ a similar capital preservation strategy for us.

Dedicated Asset Management Team and In-House Operational and Professional Services

Attaining attractive returns from investing in real estate requires both wise investment decision making and prudent asset management. Starwood Capital Group has an in-house asset management team that employs approximately 22 people in seven offices located both domestically and internationally. This team is responsible for managing all of the investments made by Starwood Capital Group’s sponsored funds. Through an investment advisory agreement between our Manager and Starwood Capital Group Management, LLC, our

Manager will be able to utilize Starwood Capital Group’s in-house asset management team and legal, accounting and tax capabilities on our behalf.

Alignment of Starwood Capital Group and Our Manager’s Interests

Concurrently with the completion of this offering, SPT Investment, LLC, an affiliate of Starwood Capital Group which is controlled by Mr. Sternlicht, will acquire 1,000,000 shares of our common stock in a private placement at a price per share equal to the price per share in this offering. SPT Investment, LLC will agree that, for a period of 365 days after the date of this prospectus, it will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch and Deutsche Bank Securities Inc., or Deutsche Bank, sell or otherwise transfer these shares, subject to certain exceptions and extension in certain circumstances. Concurrently with the completion of this offering, we will grant our Manager, an affiliate of Starwood Capital Group which is controlled by Mr. Sternlicht, a number of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares in this offering. This award will vest ratably on a quarterly basis over a three-year period beginning on the first day of the calendar quarter after we complete this offering. Once vested, this award of restricted stock units will be settled in shares of our common stock. Assuming the settlement of all restricted stock units granted as of the completion of this offering, Mr. Sternlicht and Starwood Capital Group would beneficially own approximately 6.2% of our common stock immediately after this offering and the concurrent private placement (or approximately 5.4% if the underwriters exercise their overallotment option in full).

Our Investment Strategy

We will seek to maximize returns for our stockholders by constructing and managing a diversified portfolio of our target assets. Our investment strategy may include, without limitation, the following:

•	seeking to take advantage of pricing dislocations created by distressed sellers or distressed capital structures and pursuing investments with attractive risk-reward profiles;

•	focusing on acquiring debt positions with implied basis at deep discounts to replacement costs;

•	focusing on supply and demand fundamentals and pursuing investments in high population and job growth markets where demand for all real estate asset classes is most likely to be present;

•	targeting markets with barriers to entry other than capital;

•	structuring transactions with an amount of leverage that reflects the risk of the underlying asset’s cash flow stream, attempting to match the rate and duration of the financing with the underlying asset’s cash flow, and hedging speculative characteristics; and

•	seeking to take advantage of acquisition financing programs and subsidies provided by the U.S. Government.

In order to capitalize on the changing sets of investment opportunities that may be present in the various points of an economic cycle, we may expand or refocus our investment strategy by emphasizing investments in different parts of the capital structure and different sectors of real estate. Our investment strategy may be amended from time to time, if recommended by our Manager and approved by our board of directors, but without the approval of our stockholders.

Our Target Assets

We intend to invest in target assets secured primarily by U.S. collateral. We intend to originate or acquire loans and other debt investments backed by commercial real estate, or CRE, where the realizable value of the underlying real estate collateral is deemed to be more than the price paid for the loans or securities, as applicable. We may also invest in residential mortgage loans and RMBS. We may invest in performing and non-performing mortgage loans and other real estate-related loans and debt investments, but we will not target any “near term loan to own” investments as described in “—Conflicts of Interest and Related Policies.” Our Manager will target markets where it has a view on the expected cyclical recovery as well as expertise in the real estate collateral underlying the assets being acquired. We will seek situations where a lender or holder of a loan or security is in a compromised situation due to the relative size of its CRE portfolio, the magnitude of non-performing loans, or regulatory/rating agency issues driven by potential capital adequacy or concentration issues.

Based on prevailing market conditions, our current expectation is that our initial investment portfolio will consist of between 60% to 70% commercial mortgage and mezzanine loans, 10% to 20% commercial real estate corporate debt, 10% to 20% MBS (consisting primarily of CMBS and secondarily of RMBS), and the balance in our other target assets. However, there is no assurance that upon the completion of this offering we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments.

Our target assets will include the following types of loans and other debt investments with respect to commercial real estate:

•	whole mortgage loans: loans secured by a first mortgage lien on a commercial property which provide long-term mortgage financing to commercial property developers or owners generally having maturity dates ranging from three to ten years;

•	bridge loans: whole mortgage loans secured by a first mortgage lien on a commercial property which provide interim or bridge financing to borrowers seeking short-term capital typically for the acquisition of real estate;

•	B Notes: typically a privately negotiated loan that is secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A Note secured by the same first mortgage on the same property or group;

•	mezzanine loans: loans made to commercial property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner, subordinate to whole mortgage loans secured by first or second mortgage liens on the property and senior to the borrower’s equity in the property;

•	construction or rehabilitation loans: mortgage loans and mezzanine loans to finance the cost of construction or rehabilitation of a commercial property;

•	CMBS: securities which are collateralized by commercial mortgage loans, including:

•	senior and subordinated investment grade CMBS, which are rated BBB- (or Baa3) or higher,

•	below investment grade CMBS, which are rated lower than BBB- (or Baa3), and

•	unrated CMBS;

•	corporate bank debt: term loans and revolving credit facilities of commercial real estate operating or finance companies, each of which are generally secured by the company’s assets;

•	corporate bonds: debt securities issued by commercial real estate operating or finance companies which may or may not be secured by the company’s assets, including:

•	investment grade corporate bonds, which are rated BBB- (or Baa3) or higher by at least one nationally recognized rating agency,

•	below investment grade corporate bonds, and

•	unrated corporate bonds.

Our target assets may also include the following types of loans and debt investments relating to residential real estate:

•	residential mortgage loans: loans secured by a first mortgage lien on a residential property;

•	RMBS: securities collateralized by residential mortgage loans, including:

•	Agency RMBS: RMBS for which a U.S. Government agency or a federally chartered corporation guarantees payments of principal and interest on the securities, and

•	Non-Agency RMBS: RMBS that are not guaranteed by any U.S. Government agency or federally chartered corporation.

Our Financing Strategy

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from the 1940 Act, we initially expect to finance the acquisition of our target assets, to the extent available to us, through the following methods:

•	equity investments in funds that have non-recourse term borrowing facilities and capital provided under the U.S. Government’s Public-Private Investment Program, or the PPIP, and invest either in mortgage loans, non-Agency RMBS or CMBS;

•	non-recourse loans provided under the U.S. Government’s Term Asset-Backed Securities Loan Facility, or the TALF, for the acquisition of CMBS;

•	securitizations;

•	other sources of private financing, including warehouse and bank credit facilities; and

•	public offerings of our equity or debt securities.

In the future, we may utilize other sources of financing to the extent available to us. If we are not able to obtain financing through the PPIP and/or the TALF within approximately six months of this offering, and investing in mortgage loans, non-Agency RMBS or CMBS on an unlevered basis would not yield attractive returns, then we will either utilize other financing sources to acquire these types of assets or we will invest our available capital in other of our target asset classes.

Leverage Policies

We intend to employ prudent leverage, to the extent available, to fund the acquisition of our target assets and to increase potential returns to our stockholders. We are not required to maintain any particular leverage ratio.

We expect, initially, that we may deploy leverage on our commercial mortgage loans, on a debt-to-equity basis, of up to 3-to-1. In addition, we do not expect under current market conditions to deploy leverage on any subordinated real estate debt investments, commercial real estate corporate debt, CMBS, or our other target assets except in conjunction with financings that may be available to us under programs established by the U.S. Government. To the extent that we invest in public-private investment funds, or PPIFs, that acquire commercial mortgage loans and/or CMBS under the PPIP, we expect such PPIFs will deploy leverage on these assets, on a debt-to-equity basis, of up to 6-to-1. We consider these initial leverage ratios to be prudent for these asset classes.

Investment Guidelines

Our board of directors has adopted the following investment guidelines:

•	our investments will be in our target assets;

•	no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

•	not more than 25% of our equity will be invested in any individual asset, including any equity investment by us in any PPIF, without the consent of a majority of our independent directors;

•	until appropriate investments can be identified, our Manager may invest the proceeds of this offering and any future offerings of our equity or debt securities in interest-bearing, short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts and/or funds, that are consistent with our intention to qualify as a REIT; and

•	any investment of up to $25 million requires the approval of our chief executive officer; any investment from $25 million to $75 million requires the approval of our Manager’s Investment Committee; any investment from $75 million to $150 million requires the approval of the Investment Committee of our board of directors and our Manager’s Investment Committee; and any investment in excess of $150 million requires the approval of our board of directors.

These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders. In addition, both of our Manager and our board of directors must approve any change in our investment guidelines that would modify or expand the types of assets in which we invest.

Investment Committee of Our Manager

Our Manager has an Investment Committee which will initially be comprised of Mr. Sternlicht, the chairman of the committee, and Jeffrey Dishner, Jerome Silvey, Marc Perrin and Christopher Graham. The Investment Committee will review our investment portfolio and its compliance with our investment guidelines described above at least on a quarterly basis or more frequently as necessary.

Risk Management

As part of our risk management strategy, our Manager will closely monitor our portfolio and actively manage the financing, interest rate, credit, prepayment and convexity (a measure of the sensitivity of the duration of a debt investment to changes in interest rates) risks associated with holding a portfolio of our target assets.

Asset Management

Starwood Capital Group has a dedicated, in-house asset management group that provides not only investment oversight, but also critical input to the acquisition process. Our asset management group creates value through careful asset specific and market surveillance, rigid enforcement of loan and security rights, and timely execution of disposition strategies.

Interest Rate Hedging

Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek on the one hand to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand help us achieve our risk management objectives.

Market Risk Management

Because we will invest in commercial mortgage loans and other debt investments, including CMBS, investment losses from prepayments, defaults, interest rate volatility or other risks can meaningfully reduce or eliminate funds available for distribution to our stockholders. To minimize the risks to our portfolio, we will actively employ portfolio-wide and asset-specific risk measurement and management processes in our daily operations.

Credit Risk

Through our investment strategy, we will seek to limit our credit losses and reduce our financing costs. We seek to manage credit risk through our pre-acquisition due diligence process and through use of non-recourse financing, when and where available and appropriate. Our investment guidelines do not limit the amount of our equity that may be invested in any type of our target assets; however, not more than 25% of our equity may be invested in any individual asset, without the consent of a majority of our independent directors. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets at any given time.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 22 of this prospectus before purchasing our common stock. If any of these risks occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•	We have no operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our stockholders.

•	We have not yet identified any specific investments that we may acquire with the net proceeds of this offering and the concurrent private placement.

•	The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

•	There are various conflicts of interest in our relationship with Starwood Capital Group, which could result in decisions that are not in the best interest of our stockholders.

•	We are dependent on Starwood Capital Group and their key personnel who provide services to us through the management agreement and the investment advisory agreement, and we may not find a suitable replacement for our Manager and Starwood Capital Group if the management agreement and the investment advisory agreement are terminated, or for these key personnel if they leave Starwood Capital Group or otherwise become unavailable to us. Our Manager is not required to make available any particular individual personnel to us.

•	Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

•	Our board of directors may change any of our investment strategy, financing strategy, investment guidelines or leverage policies without stockholder consent.

•	The incentive fee payable to our Manager under the management agreement is paid quarterly and is based on our Core Earnings (as defined herein) and, therefore, may cause our Manager to select investments in more risky assets to increase its incentive compensation.

•	We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

•	We may incur significant debt, which will subject us to increased risk of loss and may reduce cash available for distributions to our stockholders, and our governing documents contain no limitation on the amount of debt we may incur.

•	In order to acquire certain of our target assets, we will depend on various sources of financing, including, to the extent available to us, financing through various U.S. Government-sponsored programs, and our inability to access financing for our target assets on favorable terms could materially and adversely impact us.

•	There can be no assurance that the actions of the U.S. Government, U.S. Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, will achieve their intended effects, or that our business will benefit from these actions, and further government or market developments could materially and adversely impact us.

•	An increase in our borrowing costs relative to the interest we receive on investments in our target assets would adversely affect our profitability and our cash available for distribution to our stockholders.

•	Hedging against interest rate exposure may adversely affect our earnings and could reduce our cash available for distribution to our stockholders.

•	Our current investment strategy focuses, in part, on distressed opportunities, thereby involving an increased risk of loss, and certain investments such as our sub-performing or non-performing assets may have a particularly high risk of loss, and we cannot assure you that we will be able to generate attractive risk-adjusted returns.

•	Prepayment rates may adversely affect the value of our investment portfolio.

•	Neither our Manager nor Starwood Capital Group has significant experience investing in CMBS or RMBS.

•	If our Manager overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.

•	An increase in interest rates may cause a decrease in the volume of certain of our target assets, which could adversely affect our ability to acquire target assets that satisfy our investment objectives and generate sufficient cash flow to make distributions to our stockholders.

•	Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and potentially state and local taxes, which would reduce the cash available for distribution to our stockholders.

•	Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

•	Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

Our Structure

We were organized as a Maryland corporation on May 26, 2009.

The following chart shows our structure after giving effect to this offering on a fully diluted basis (assuming no exercise by the underwriters of their overallotment option) and the concurrent private placement to SPT Investment, LLC.

(1)	Includes an aggregate of 8,800 restricted shares of our common stock to be granted to our four director nominees pursuant to our Director Stock Plan described in “Management—Equity Incentive Plans” concurrently with the completion of this offering. Also assumes the issuance of 5,000 shares of common stock in settlement of an award of 5,000 restricted stock units to be awarded to our chief financial officer concurrently with the completion of this offering.

(2)	Starwood Capital Group Global, L.P. is controlled by Mr. Sternlicht.

(3)	Concurrently with the completion of this offering, we will grant our Manager a number of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares of common stock in this offering, as described in “Management—Equity Incentive Plans.” We will also grant our chief financial officer an award of 5,000 restricted stock units concurrently with the completion of this offering. Each of these restricted stock units will vest ratably on a quarterly basis over a three-year period beginning on the first day of the calendar quarter after we complete this offering. Once vested, these awards will be settled in shares of our common stock. These percentages assume that these awards have been settled in shares of our common stock concurrently with the completion of this offering.

(4)	We expect SPT Real Estate Sub I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act.

(5)	We expect SPT TALF Sub I, LLC to borrow under the TALF in order to acquire TALF-eligible assets. We anticipate that SPT TALF Sub I, LLC will rely on the exemption from registration under the 1940 Act provided by Section 3(c)(7) thereof. See “Business—Operating and Regulatory Structure—1940 Act Exemption.”

Management Agreement

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining our investment strategy and guidelines in conjunction with our board of directors, (3) sourcing, analyzing and executing investments, asset sales and financings, and (4) performing asset management duties. In addition, our Manager has an Investment

Committee that will oversee compliance with our investment strategy and guidelines, investment portfolio holdings and financing strategy.

The initial term of the management agreement will end three years after the closing of this offering, with automatic one-year renewal terms that end on the anniversary of the closing of this offering. Our independent directors will review our Manager’s performance annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days prior notice of such a termination. Upon such a termination, we will pay our Manager a termination fee equal to three times the average annual base management fee and incentive fee, each as described in the table below. We may also terminate the management agreement at any time, including during the initial term, for cause without payment of any termination fee. During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay our Manager a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. Our Manager is entitled to a termination fee upon termination of the management agreement by us without cause or termination by our Manager if we materially breach the management agreement.

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description

Base management fee	1.5% of our stockholders’ equity per annum and calculated and payable quarterly in arrears. For purposes of calculating the management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. The base management fee is payable quarterly in cash.

Type	Description

Incentive fee	Our Manager will be entitled to an incentive fee with respect to each calendar quarter (or part thereof that the management agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our Core Earnings (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of our common stock of all of our public offerings multiplied by the weighted average number of all shares of common stock outstanding (including any restricted stock units, any restricted shares of common stock and other shares of common stock underlying awards granted under our equity incentive plans) in the previous 12-month period, and (B) 8.00%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero.
Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets), any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.
For purposes of calculating the incentive fee prior to the completion of a 12-month period following this offering, Core Earnings will be calculated on an annualized basis.
Partial payment of incentive fee in shares of our common stock	One half of each quarterly installment of the incentive fee will be payable in shares of our common stock so long as the ownership of such additional number of shares by our Manager would not violate the 9.8% stock ownership limit set forth in our charter, after giving effect to any waiver from such limit that our board of directors may grant to our Manager in the future. The remainder of the incentive fee will be payable in cash.
The number of shares to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares divided by the average of the closing prices of our common stock on the NYSE for the five trading days prior to the date on which such quarterly installment is paid.
Expense reimbursement	We will be required to reimburse our Manager for operating expenses related to us that are incurred by our Manager, including expenses relating to legal, accounting, due diligence and other services. Our reimbursement obligation is not subject to any dollar limitation. Expenses will be reimbursed in cash on a monthly basis.
In addition, we will not reimburse our Manager for the salaries and other compensation of its personnel except that, pursuant to a secondment agreement between Starwood Capital Group and us, we will be responsible for Starwood Capital Group’s expenses incurred in employing our chief financial officer, treasurer and chief compliance officer.

Type	Description

Fee Reduction for Investments in any Affiliate — Managed PPIF	If we decide to make an equity investment in any PPIF managed by any affiliates, any management fees payable to our Manager or any of its affiliates in respect of such equity investment, or a Starwood PPIF management fee, will reduce the amount of compensation we would otherwise be obligated to pay our Manager pursuant to the management agreement. Each installment of a Starwood PPIF management fee paid by us will first be applied to reduce the amount of the next quarterly installment of the base management fee otherwise payable to our Manager and then the quarterly installment of the incentive fee otherwise payable at such time, if any. Any excess will be applied to reduce the next quarterly installment of the base management and the incentive fee in the same manner until we have received full credit for the Starwood PPIF management fee that is paid.
Termination fee	Termination fee equal to three times the sum of the average annual base management fee and incentive fee earned by our Manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter.
The termination fee will be payable upon termination of the management agreement (i) by us without cause or (ii) by our Manager if we materially breach the management agreement.
Refund of Manager’s partial payment of initial underwriting discount	Pursuant to the underwriting agreement among the underwriters, our Manager and us, our Manager will agree to pay the underwriters $ per share with respect to each share sold in this offering (other than shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group), representing a portion of the initial underwriting discount. Pursuant to the management agreement, we have agreed to refund our Manager for its partial payment of the initial underwriting discount if during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares outstanding (including any restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to refund our Manager for its partial payment of the initial underwriting discount irrespective of whether we have met the hurdle described above.

Type	Description

Equity incentive plans	Our equity incentive plans include provisions for grants of restricted common stock and other equity based awards to our officers, our Manager and any officers or any personnel of our Manager or Starwood Capital Group who provide services to us. Concurrently with the completion of this offering, we will grant our Manager a number of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares of common stock in this offering. This award of restricted stock units will vest ratably on a quarterly basis over a three-year period beginning on the first day of the calendar quarter after we complete this offering. Once vested, this award of restricted stock units will be settled in shares of our common stock. Our Manager will be entitled to receive “distribution equivalents” with respect to these restricted stock units, whether or not vested, at the same time as distributions are paid to our common stockholders.

Investment Advisory Agreement

Our Manager will enter into an investment advisory agreement with Starwood Capital Group Management, LLC effective upon the closing of this offering. Pursuant to this agreement, our Manager will be provided with access to, among other things, Starwood Capital Group’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement.

Conflicts of Interest and Related Policies

Management.  We are dependent on our Manager for our day-to-day management and do not have any independent officers or employees although our chief financial officer, treasurer and chief compliance officer, currently Ms. Anderson, will be seconded exclusively to us by Starwood Capital Group. Messrs. Sternlicht, Dishner and Rinaldi, who are, respectively, our chief executive officer, our president and our general counsel, are also executives of Starwood Capital Group. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities, including for Starwood Capital Group, may reduce the time that our Manager and its officers and personnel spend managing us.

Current Co-Investment Rights and Obligations.  Our ability to make investments in our target assets is currently governed by the investment opportunity allocation provisions applicable to the following three private institutional funds currently managed by affiliates of Starwood Capital Group:

•	Starwood Global Opportunity Fund VIII, a private fund that targets equity and debt interests in real estate, or the Starwood Global Fund,

•	Starwood Capital Hospitality Fund II Global, a private fund that targets equity and debt interests related to hotels and other hospitality related properties, or the Starwood Hotel Fund, and

•	Starwood Capital Debt Fund II-U, L.P., or the Starwood Unlevered Debt Fund, a private fund that invests in debt, including debt related to real estate, on an unlevered basis.

As further described in “Business — Conflicts of Interest and Related Policies,” we will have certain co-investment rights when any of these three funds propose to invest in our targeted asset classes. The co-investment rights of the Starwood Hotel Fund and the Starwood Global Fund (which we collectively refer to as the Starwood Private Real Estate Funds), the Starwood Unlevered Debt Fund and us with respect to debt investment opportunities suitable for each of these funds and us are summarized in the table below.

	Starwood	Starwood	Starwood
	Property	Private Real	Unlevered
Debt Investment Opportunity Suitable For:	Trust	Estate Funds	Debt Fund

Starwood Property Trust	100%	0%	0%

Starwood Property Trust Starwood Private Real Estate Funds	75%	25%	0%

Starwood Property Trust Starwood Unlevered Debt Fund	90%	0%	10%

Starwood Property Trust Starwood Private Real Estate Funds Starwood Unlevered Debt Fund	67.5%	25%	7.5%

In the case of opportunities to invest in a portfolio of assets including both equity and real estate related debt investments, we would have the co-investment rights described above if our Manager determines that more than 50% of the aggregate anticipated investment returns from the portfolio is expected to come from our target assets. The co-investment rights of the Starwood Private Real Estate Funds are expected to be in effect for up to three years following this offering. The co-investment rights of the Starwood Unlevered Debt Fund are scheduled to expire at the end of September 2009. Our co-investment rights with the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund will apply for the same time periods that these other funds have their co-investment rights as long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control.

Starwood Capital Group is currently in discussions with the investors of the Starwood Unlevered Debt Fund regarding the possible termination of the co-investment rights of this fund prior to their regular expiration at the end of September 2009. However, we cannot assure you that such discussions will lead to an agreement to terminate such co-investment rights earlier than the end of September 2009. Upon the termination or expiration of the co-investment rights of the Starwood Unlevered Debt Fund, we would only have co-investment rights with, and co-investment obligations to, the Starwood Private Real Estate Funds pursuant to which we would have the right to invest up to 75% of the capital proposed to be invested by either or both of these funds in real estate related debt investments, subject to the availability of our cash for investment and other conditions described in “Business — Conflicts of Interest and Related Policies — Current Co-Investment Rights and Obligations.”

Our independent directors will periodically review our Manager’s and Starwood Capital Group’s compliance with the co-investment provisions described above, but they will not approve each co-investment by any of the Starwood Private Real Estate Funds, the Starwood Unlevered Debt Fund and us unless the amount of capital we invest in the proposed co-investment otherwise requires the review and approval of our independent directors pursuant to our investment guidelines.

Investment Activities of Certain Affiliates.  Starwood Real Estate Securities, L.L.C., and its sponsored funds, or SRES, are generally long/short real estate securities hedge funds which invest in publicly traded equity securities globally and options thereon, and Starwood Energy Group Global, L.L.C., and its sponsored funds, or SEG, invest in energy, power, water and other natural resources related businesses and investment activities, including equity investments in these businesses. SRES and SEG have in the past and may in the future make investments in certain of our target asset classes. These funds are affiliates of Starwood Capital Group because they are indirectly controlled by Mr. Sternlicht. Additional information concerning these funds is set forth in “Business—Conflicts of Interest and Related Policies—Investment Activities of Certain Affiliates.”

Future Investment Opportunity Allocation Provisions.  Pursuant to a co-investment and allocation agreement among our Manager, Starwood Capital Group and us, our Manager and Starwood Capital Group have agreed that neither they nor any entity controlled by Starwood Capital Group will sponsor or manage any U.S. publicly traded investment vehicle that invests primarily in the asset classes described in “— Our Target Assets” other than us for so long as the management agreement is in effect and our Manager and Starwood

Capital Group are under common control. However, our Manager, Starwood Capital Group and their respective affiliates may sponsor or manage another U.S. publicly traded investment vehicle that invests generally in real estate assets but not primarily in our target assets, or a potential competing vehicle. Our Manager and Starwood Capital Group have also agreed that for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control, no entity controlled by Starwood Capital Group will sponsor or manage a potential competing vehicle or another private or foreign investment vehicle that focuses on investing in our target assets, which we refer to as private or foreign competing vehicles, unless Starwood Capital Group adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us, or (ii) provides us the right to co-invest with such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each vehicles’ and our availability of cash for investment. Since we intend to invest predominantly in the United States in target assets secured primarily by U.S. collateral, any investment vehicle that invests predominantly in non-U.S. mortgage assets would not be considered a private or foreign competing vehicle for purposes of this agreement.

Exclusivity Provisions.  Pursuant to the exclusivity provisions of the Starwood Private Real Estate Funds, our investment strategy may not include (i) equity interests in real estate, or (ii) the origination or acquisition of any mortgage loans or other real estate-related loans or debt investments if we have the intent and/or expectation of foreclosing on, or otherwise acquiring, the real property securing the loan or investment within 18 months of our origination or acquisition of the loan or investment, or “near-term loan to own” investments. These funds’ exclusivity rights are expected to be in effect for up to three years following this offering.

Policy Regarding Investments Related to Properties Managed by Starwood Capital Group Affiliates.  We expect our board of directors to adopt a policy that, among other things, permits us to originate or acquire loans and investments with respect to properties owned by unaffiliated parties that may be managed by, or leased in whole or part to, an affiliate of Starwood Capital Group or with respect to which an unaffiliated owner may have engaged an affiliate of Starwood Capital Group to provide certain other services with respect to the property. Additional information concerning this policy is set forth below under the section entitled “Conflicts of Interest and Related Policies.”

Transactions with Other Starwood Capital Group Funds.  In order to avoid any actual or perceived conflicts of interest between our Manager, Starwood Capital Group, any of their affiliates or any investment vehicle sponsored or managed by Starwood Capital Group or any of its affiliates, which we refer to as the Starwood parties, and us, the approval of a majority of our independent directors will be required to approve (i) any purchase of our assets by any of the Starwood parties, and (ii) any purchase by us of any assets of any of the Starwood parties.

Limitations on Personal Investments.  Shortly after the consummation of this offering, we expect that our board of directors will adopt a policy with respect to any proposed investments by our directors or officers or the officers of our Manager, which we refer to as the covered persons, in any of our target asset classes. We expect this policy to provide that any proposed investment by a covered person for his or her own account in any of our target asset classes will be permitted if the capital required for the investment does not exceed the lesser of (i) $5 million, or (ii) 1% of our total stockholder’s equity as of the most recent month end, or the personal investment limit. To the extent that a proposed investment exceeds the personal investment limit, we expect that our board of directors will only permit the covered person to make the investment (i) upon the approval of the disinterested directors, or (ii) if the proposed investment otherwise complies with terms of any other related party transaction policy our board of directors may adopt in the future.

Operating and Regulatory Structure

REIT Qualification

We intend to elect to qualify as a REIT commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect SPT Real Estate Sub I, LLC and certain other subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must be comprised of real estate qualifying assets and at least 80% of each of their portfolios must be comprised of real estate qualifying assets and real estate-related assets under the 1940 Act. Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C).

We have organized SPT TALF Sub I, LLC as a special purpose subsidiary for the purpose of borrowing under the TALF and we may in the future organize additional special purpose subsidiaries in the future that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and therefore our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. We may in the future organize one or more TALF subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will need to comply with the restrictions described in “Business—Operating and Regulatory Structure—1940 Act Exemption.”

We expect that the aggregate value of our interests in our TALF subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis. We may in the future also organize majority-owned subsidiaries that rely on Rule 3a-7 that do not participate in TALF. In no event will our interest in these traditional Rule 3a-7 subsidiaries, plus any interests in TALF subsidiaries that rely on Rule 3a-7, if any, exceed 40% of the value of our total assets on an unconsolidated basis. Compliance with Rule 3a-7 may require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses.

See “Business — Operating and Regulatory Structure — 1940 Act Exemption” for a further discussion of the specific exemptions from registration under the 1940 Act that our subsidiaries are expected to rely on and the treatment of certain of our targeted asset classes for purposes of such exemptions.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. See “Risk Factors — Risks Related to Our Organization and Structure — Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.”

Restrictions on Ownership of Our Common Stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

Our charter also prohibits any person from, among other things:

•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, or otherwise cause us to fail to qualify as a REIT; and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

In addition, our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will be void from the time of such purported transfer.

The Offering

Common stock offered by us	25,000,000 shares (plus up to an additional 3,750,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option).
Common stock to be outstanding after this offering and concurrent private placement	26,663,800 shares.(1)

Use of proceeds	We intend to invest the net proceeds of this offering and the concurrent private placement of common stock to SPT Investment, LLC in our target assets. We expect that our initial focus will be on purchasing commercial mortgage and mezzanine loans, commercial real estate corporate debt, CMBS and residential mortgage loans. Until appropriate investments can be identified, our Manager may invest these funds in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in our target assets. See “Use of Proceeds.”
Distribution policy	We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through September 30, 2009, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets. Prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.
Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution Policy.”
Proposed NYSE symbol	“STWD”
Ownership and transfer restrictions	To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code and for other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

(1)	Includes (a) an aggregate of 8,800 shares of our common stock to be granted to our four director nominees concurrently with the completion of this offering, and (b) 650,000 shares of common stock (based on the sale of 25,000,000 shares of common stock in this offering) and 5,000 shares of common stock that are issuable upon the vesting of the restricted stock units to be granted to our Manager and our chief financial officer, respectively, concurrently with the completion of this offering. Excludes (i) an aggregate of 1,386,200 shares of our common stock currently reserved for issuance under our equity incentive plans in addition to the shares of our common stock underlying the aforementioned restricted stock units, and (ii) up to 3,750,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 22 of this prospectus and all other information in this prospectus before investing in our common stock.

Our Corporate Information

Our principal executive offices are located at 591 West Putnam Avenue, Greenwich, Connecticut 06830. Our telephone number is (203) 422-7700. Our website is www.starwoodpropertytrust.com. The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition, liquidity, results of operations or business prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to Our Relationship with Our Manager

We are dependent on Starwood Capital Group, including our Manager, and their key personnel, especially Mr. Sternlicht, who provide services to us through the management agreement, and we may not find a suitable replacement for our Manager and Starwood Capital Group if the management agreement is terminated, or for these key personnel if they leave Starwood Capital Group or otherwise become unavailable to us.

We have no separate facilities and are completely reliant on our Manager. Our chief executive officer, our president and our general counsel are executives of Starwood Capital Group. We do not expect to have any employees except that Starwood Capital Group will agree to second to us exclusively our chief financial officer, treasurer and chief compliance officer, currently Ms. Anderson. Our Manager has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of our Manager. The officers and key personnel of our Manager will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the officers or key personnel of our Manager could have a material adverse effect on our performance.

Our Manager is not obligated to dedicate any specific personnel exclusively to us other than our chief financial officer, treasurer and chief compliance officer. In addition, none of our officers (other than the persons (or person) who will serve as our chief financial officer, treasurer and chief compliance officer) or the officers of our Manager are obligated to dedicate any specific portion of their time to our business. Each of them has significant responsibilities for the Starwood Private Real Estate Funds, the Starwood Unlevered Debt Fund and other investment vehicles currently managed by affiliates of Starwood Capital Group. As a result, these individuals may not always be able to devote sufficient time to the management of our business. Further, when there are turbulent conditions in the real estate markets or distress in the credit markets, the attention of our Manager’s personnel and our executive officers and the resources of Starwood Capital Group will also be required by the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager’s officers and key personnel. The initial term of our management agreement with our Manager, and the investment advisory agreement between our Manager and Starwood Capital Group Management, LLC only extends until the third anniversary of the closing of this offering, with automatic one-year renewals thereafter. If the management agreement and the investment advisory agreement are terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

There are various conflicts of interest in our relationship with Starwood Capital Group, including our Manager, which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with Starwood Capital Group, including our Manager. Specifically, Mr. Sternlicht, our chief executive officer and the chairman of our board of directors, Mr. Dishner, our president and one of our directors, Mr. Rinaldi, our general counsel and one of our other directors, and certain of our executive officers are executives of Starwood Capital Group. Our Manager and executive officers may have conflicts between their duties to us and their duties to, and interests in, Starwood Capital Group and its other investment funds. Currently, the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund collectively have the right to invest from 10% to 32.5% of the equity capital proposed to be invested by any investment vehicle managed by an entity controlled by Starwood Capital Group in debt interests relating to real estate. Our co-investment rights are subject to, among other things, (i) the determination by our Manager that the proposed investment is suitable for us, and (ii) our Manager’s sole discretion as to whether or not to exclude from our investment portfolio at any time any “medium-term loan to own” investments. In addition, in the case of opportunities to invest in a portfolio of assets including both equity and debt real estate related investments, we would not have the co-investment rights described above if our Manager determines that less than 50% of the aggregate anticipated investment returns from the portfolio is expected to come from our target assets. Since we are subject to the judgment of our Manager in the application of our co-investment rights, we may not always be allocated the above-described percentages of each co-investment opportunity in our target asset classes. The Starwood Private Real Estate Funds’ co-investment rights are expected to be in effect for up to three years following this offering. The co-investment rights of the Starwood Unlevered Debt Fund are scheduled to expire at the end of September 2009, subject to ongoing discussions to terminate these rights earlier than this time. Our independent directors will periodically review our Manager’s and Starwood Capital Group’s compliance with the co-investment provisions described above, but they will not approve each co-investment by any of the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund and us unless the amount of capital we invest in the proposed co-investment otherwise requires the review and approval of our independent directors pursuant to our investment guidelines. Pursuant to the exclusivity provisions of the Starwood Private Real Estate Funds, our investment strategy may not include (i) equity interests in real estate, or (ii) “near-term loan to own” investments. These funds’ exclusivity rights are expected to be in effect for up to three years following this offering. Therefore, our board of directors would not have the flexibility to expand our investment strategy to include equity interests in real estate or “near-term loan to own” investments prior to the expiration of the exclusivity provisions of these Starwood Private Real Estate Funds. Our Manager, Starwood Capital Group and their respective affiliates may sponsor or manage a U.S. publicly traded investment vehicle that invests generally in real estate assets but not primarily in our target assets, or a potential competing vehicle. Our Manager and Starwood Capital Group have also agreed that for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control, no entity controlled by Starwood Capital Group will sponsor or manage a potential competing vehicle or another private or foreign competing vehicle, unless Starwood Capital Group adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us, or (ii) provides us the right to co-invest with such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each such vehicle’s and our availability of cash for investment. To the extent that we have co-investment rights with these vehicles in the future, there can be no assurance that these future rights will entitle us to a similar percentage allocation as we currently have with respect to the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund. To the extent that our Manager and Starwood Capital Group adopt an investment allocation policy in the future, we may nonetheless compete with these vehicles for investment opportunities sourced by our Manager and Starwood Capital Group. As a result, we may either not be presented with the opportunity or may have to compete with these vehicles to acquire these investments. Some or all of our executive officers, the members of the Investment Committee of our Manager and other key personnel of our Manager would likely be responsible for selecting investments for these vehicles and they may choose to allocate favorable investments to one or more of these vehicles instead of to us.

Shortly after the consummation of this offering, we expect that our board of directors will adopt a policy with respect to any proposed investments by the covered persons in any of our target asset classes. We expect this policy to provide that any proposed investment by a covered person for his or her own account in any of our target asset classes will be permitted if the capital required for the investment does not exceed the personal investment limit. To the extent that a proposed investment exceeds the personal investment limit, we expect that our board of directors will only permit the covered person to make the investment (i) upon the approval of the disinterested directors, or (ii) if the proposed investment otherwise complies with terms of any other related party transaction policy our board of directors may adopt in the future. Subject to compliance with all applicable laws, these individuals may make investments for their own account in our target assets which may present certain conflicts of interest not addressed by our current policies.

We will pay our Manager substantial base management fees regardless of the performance of our portfolio. Our Manager’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Concurrently with the completion of this offering, (i) SPT Investment, LLC will purchase 1,000,000 shares of our common stock in a private placement, and (ii) we will grant our Manager a number of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares in this offering. This award will vest ratably in quarterly installments over a three-year period beginning on the first day of the calendar quarter after we complete this offering. Once vested, this award of restricted stock units will be settled in shares of our common stock. SPT Investment, LLC, which is controlled by Mr. Sternlicht, will agree that, for a period of 365 days after the date of this prospectus, it will not without the prior written consent of Merrill Lynch and Deutsche Bank, dispose of or hedge these shares, subject to certain exceptions and extension in certain circumstances. SPT Investment, LLC may sell the shares it purchases in the concurrent private placement at any time following the expiration of this lockup period. Our Manager, which is also controlled by Mr. Sternlicht, will agree that, for a period of 180 days after the date of this prospectus, it will not, without the prior written consent of Merrill Lynch and Deutsche Bank, sell or otherwise transfer any shares of our common stock delivered upon settlement of its vested restricted stock units, subject to certain exceptions and extension in certain circumstances. To the extent SPT Investment, LLC sells some of these shares or our Manager sells some of the shares delivered upon settlement of its vested restricted stock units, our Manager’s interests may be less aligned with our interests.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our executive officers (other than Ms. Anderson, our chief financial officer, treasurer and chief compliance officer) and three of our seven directors are executives of Starwood Capital Group. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial three-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us, or (2) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180 days prior notice of any such a termination. Additionally, upon such a termination, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of the average annual base management fee and incentive fee received by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. In addition, we would also be required to refund our Manager for its partial payment of the initial underwriting discount irrespective of whether or not during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares outstanding (including any restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%. These provisions may increase the cost to us of terminating the management agreement and adversely affect our ability to terminate our Manager without cause.

During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause.

Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is renewable for one-year terms; provided, however, that our Manager may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, its officers, members, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

The incentive fee payable to our Manager under the management agreement is payable quarterly and is based on our Core Earnings and therefore, may cause our Manager to select investments in more risky assets to increase its incentive compensation.

Our Manager is entitled to receive incentive compensation based upon our achievement of targeted levels of Core Earnings. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on Core Earnings may lead our Manager to place undue emphasis on the maximization of Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

The conflicts of interest policy we will adopt may not adequately address all of the conflicts of interest that may arise with respect to our investment activities and also may limit the allocation of investments to us.

In order to avoid any actual or perceived conflicts of interest with our Manager, Starwood Capital Group or any of the Starwood parties, we will adopt a conflicts of interest policy prior to the closing of this offering to specifically address some of the conflicts relating to our investment opportunities. Although under this policy the approval of a majority of our independent directors will be required to approve (i) any purchase of our assets by any of the Starwood parties and (ii) any purchase by us of any assets of any of the Starwood parties, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. In addition, the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund currently, and additional competing vehicles may in the future, participate in some of our investments, possibly at a more senior level in the capital structure of the underlying borrower and related real estate than our investment. Our interests in such investments may also conflict with the interests of these funds in the event of a default or restructuring of the investment. Participating investments will not be the result of arm’s length negotiations and will involve potential conflicts between our interests and those of the other participating funds in obtaining favorable terms. Since our executives are also executives of Starwood Capital Group, the same personnel may determine the price and terms for the investments for both us and these funds and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair market value, will prevent the consideration we pay for these investments from exceeding their fair market value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments, except if the investment requires us to commit at least $150 million of capital or 25% of our equity. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of target assets it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.

Neither our Manager nor Starwood Capital Group has significant experience investing in CMBS or RMBS.

The officers and other personnel of Starwood Capital Group that will be responsible for making investments on our behalf have limited experience investing in CMBS and RMBS. In addition, Starwood Capital Group has not previously sponsored a fund that has targeted investments in mortgage-backed securities. Therefore, neither our Manager nor Starwood Capital Group has significant experience investing in these asset classes.

Risks Related to Our Company

We have no operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

We were organized in May 2009 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of target assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.

Our board of directors may change any of our investment strategy or guidelines, financing strategy or leverage policies without stockholder consent.

Our board of directors may change any of our investment strategy or guidelines, financing strategy or leverage policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our stockholders, which could result in an investment portfolio with a different risk profile. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on communications and information systems of Starwood Capital Group. Any failure or interruption of Starwood Capital Group’s systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the U.S. and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the properties underlying our interests.

We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of our common shares to decline or be more volatile. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot predict the severity of the effect that potential future terrorist attacks would have on us. Losses resulting from these types of events may not be fully insurable.

In addition, the events of September 11th created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended the TRIA through the end of 2014, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties underlying our interests are unable to obtain affordable insurance coverage, the value of our interests could decline, and in the event of an uninsured loss, we could lose all or a portion of our investment.

Risks Related to U.S. Government Programs

There can be no assurance that the actions of the U.S. Government, the Federal Reserve, including the U.S. Treasury and other governmental and regulatory bodies, for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, will achieve the intended effect, or that our business will benefit from these actions, and further government or market developments could adversely impact us.

In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008, or the EESA, was enacted in October 2008. The EESA provides the U.S. Treasury Secretary with the authority to use up to $700 billion to, among other things, inject capital into financial institutions and establish the Troubled Asset Relief Program, or the TARP, to purchase from financial institutions residential or commercial mortgage loans and any securities, obligations or other instruments that are based on or related to such mortgages, that were originated or issued on or before March 14, 2008, as well as any other financial instrument that the U.S. Treasury Secretary, after consultation with the Chairman of the Federal Reserve, determines necessary to promote financial stability. In addition, the U.S. Treasury Secretary has the authority to establish a program to guarantee, upon request of a financial institution, the timely payment of principal and interest on these financial assets.

The recent economic challenges in the residential mortgage markets have significantly affected Fannie Mae and Freddie Mac. The Housing and Economic Recovery Act of 2008, or the HERA, which established a new regulator for Fannie Mae and Freddie Mac, the FHFA, was signed into law on July 30, 2008. Under this plan, among other things, the FHFA has been appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to direct and control the actions of Fannie Mae and Freddie Mac without forcing them to liquidate, which would occur if Fannie Mae and Freddie Mac were placed under receivership. Importantly, the primary focus of the plan is to increase the availability of mortgage finance by allowing these companies to continue to grow their guarantee business without limit, while limiting net purchases of RMBS to a modest amount through the end of 2009. Beginning in 2010, these companies are expected to start to gradually reduce their portfolios.

In addition, in an effort to further stabilize the U.S. mortgage market, the U.S. Treasury took three additional actions. First, the U.S. Treasury entered into a preferred stock purchase agreement with each of Fannie Mae and Freddie Mac, pursuant to which $100 billion will be available to each entity. Second, it established a new secured credit facility, the Government Sponsored Enterprise Credit Facility, or the GSECF, available to each of Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) through December 31, 2009, when other funding sources are unavailable. Third, it has established an Agency RMBS purchase program, under which the U.S. Treasury may purchase Agency RMBS in the open market. This latter program will also expire on December 31, 2009. Although the federal government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, these entities could continue to suffer losses and could fail to honor their guarantees and other obligations which could materially adversely affect our business, operations and financial condition.

Furthermore, on November 25, 2008, the U.S. Treasury and the Federal Reserve announced the creation of the TALF. Under the TALF, the FRBNY will provide non-recourse loans to borrowers to help fund their purchase of eligible assets, which initially included ABS, but not CMBS or RMBS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include CMBS and certain highly-rated non-Agency RMBS. On May 1, 2009, the Federal Reserve explained that beginning in June 2009, up to $100 billion of TALF loans would be available to finance purchases of CMBS created on or after January 1, 2009. However, no “new issue” CMBS have yet been pledged to the FRBNY as collateral for a TALF loan, and the relative dearth of financing currently available for commercial real estate interests that do not merit AAA ratings has led some to question whether any new issue TALF-eligible CMBS will be issued in the foreseeable future. On May 19, 2009, the Federal Reserve announced that, starting in July 2009 it would expand the TALF to include certain high-quality CMBS created on or prior to January 1, 2009, or legacy CMBS, and announced additional criteria that would apply to TALF loans for legacy CMBS. However, many legacy CMBS have had their ratings downgraded, and one rating agency, Standard & Poor’s Ratings Services, or S&P, has placed hundreds of tranches of otherwise-TALF-eligible legacy CMBS on negative watch. These actions have significantly reduced the quantity of legacy CMBS that are TALF eligible and additional negative ratings actions would likely result in further reductions. To date, neither the FRBNY nor the U.S. Treasury has announced any details on the manner in which the TALF will be expanded to cover non-Agency RMBS. On June 4, 2009, the FRBNY announced that it was still assessing whether or not to include non-Agency RMBS as eligible assets that could be financed under the TALF and the feasibility and potential impact of such a program.

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the creation of the PPIP. The PPIP is intended to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of certain financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP originally contemplated that Legacy Loans PPIFs would be established to purchase troubled loans from insured depository institutions and Legacy Securities PPIFs would be established to purchase from financial institutions legacy non-Agency RMBS and CMBS that were originally rated AAA. As announced, Legacy Loans PPIFs and Legacy Securities PPIFs would have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. Government. As announced, under the Legacy Loans Program, the U.S. Treasury would provide up to 50% of the equity capital for each Legacy Loans PPIF, with the remainder provided by private investors, and the FDIC would guarantee the debt issued by each Legacy Loans PPIF up to a 6-to-1 debt-to-equity ratio. Under the Legacy Securities Program, as announced, the U.S. Treasury would provide up to 50% of the equity capital of each Legacy Securities PPIF, with the remainder provided by private investors, and would provide senior debt up to 100% of the total equity capital of such a Legacy Securities PPIF so long as the PPIF’s private investors did not have voluntary withdrawal rights.

The Legacy Loans Program remains under development, and the FDIC expects to test the funding mechanism in a sale of receivership assets this summer. On July 8, 2009, the U.S. Treasury announced the selection of nine asset managers under the Legacy Securities Program. Each manager has been given 12 weeks to raise a minimum of $500 million each. Initial closings for Legacy Securities PPIFs may occur as soon as early August 2009.

There can be no assurance that the EESA, HERA, TALF, PPIP or other recent U.S. Government actions will have a beneficial impact on the financial markets, including on current extreme levels of volatility. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, our business may not receive the anticipated positive impact from the legislation. There can also be no assurance that we will be eligible to participate in any programs established by the U.S. Government such as the TALF or the PPIP or, if we are eligible, that we will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition for attractive opportunities in our target assets. It is also possible that our competitors may utilize the programs which would provide them with attractive debt and equity capital funding from the U.S. Government. In addition, the U.S. Government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies, have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have an adverse impact on our business, results of operations and financial condition.

The terms and conditions of the Legacy Loans Program have not been finalized and there is no assurance that the final terms will enable us to participate in the Legacy Loans Program in a manner consistent with our investment strategy.

While the U.S. Treasury and the FDIC have released a summary of proposed terms and conditions for the Legacy Loans Program, they have not released the final terms and conditions governing this program. The Legacy Loans Program has been delayed and it may not be established on the terms proposed or at all. The existing proposed terms and conditions do not address the specific terms and conditions relating to: (1) the guaranteed debt to be issued by participants in the Legacy Loans Program, and (2) the warrants that the U.S. Treasury will receive under the program. In addition, the U.S. Treasury and the FDIC have reserved the right to modify the proposed terms of the Legacy Loans Program. When the final terms and conditions are released, there is no assurance that we will be able to participate in the Legacy Loans Program in a manner acceptable to us consistent with our investment strategy.

The PPIFs in which we may acquire interests will operate independently of us and outside of our control, and may have interests that conflict with our interests.

We may acquire interests in PPIFs which will be funded, operated and managed under arrangements that are separate from us and outside of our control. As a result, the PPIFs in which we may acquire interests may have higher risk tolerances or different risk assessments than what we or our stockholders might determine is reasonable. Decisions made by such PPIFs may be adverse to us and our stockholders.

We may not be able to withdraw our funds from the PPIFs in which we may acquire interests and such PPIFs may not make distributions to their holders, including us, when we expect, if at all, which may materially adversely affect our liquidity position and ability to make or sustain dividends to our stockholders.

In order to take advantage of certain aspects of the Legacy Securities Program, including certain financing opportunities available from the U.S. Treasury, PPIFs may not give private investors, such as us, voluntary withdrawal rights. If we have a need for additional liquidity or we otherwise determine to decrease our exposure to the assets held by the PPIFs in which we may acquire interests, we may not be able to withdraw funds from such PPIFs and may be forced to sell other assets at significantly depressed prices to maintain adequate liquidity or to adjust our asset allocations across our target asset classes, which could cause us to incur losses. In addition, since we may not be able to withdraw funds from the PPIFs, we will be dependent on distributions from the PPIFs and our other assets for liquidity.

The liquidity needs of the PPIFs in which we may acquire interests will be different than ours, and such PPIFs may not be in a position to make distributions to its holders, including us, when we expect or when we have a need for additional liquidity. We will not have any control over the timing and amount of distributions, if any, that the PPIFs make to their holders, including us. If such PPIFs do not make distributions or the distributions they do make are not consistent with our expectations, it could cause a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders. In addition, we may be forced to sell other assets at significantly depressed prices to maintain adequate liquidity if the PPIFs are unable or unwilling to make distributions, which could cause us to incur losses.

Certain of the PPIFs may require us to commit a certain amount of capital before allowing us to acquire interests. We may not have to provide such capital immediately to the PPIF, but the PPIF would have the right to call our capital at any time it deems appropriate. As a result, we may need to keep a certain amount of funds available for capital calls that could otherwise be used to acquire assets or we may be forced to sell assets at significantly depressed prices to fund our capital commitment. This could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

There is no assurance that we will be able to participate in or benefit from the PPIP or, if we are able to participate, that we will be able to do so in a manner that is consistent with our strategy or that will have a beneficial impact on us.

Investors in the Legacy Loans Program must be pre-qualified by the FDIC. It is likely that the FDIC will have broad discretion regarding the qualification of investors in the Legacy Loans Program and is under no obligation to approve our participation even if we meet all of the applicable criteria. While the U.S. Treasury and the FDIC have released a summary of preliminary terms and conditions for the PPIP, including the Legacy Loans Program, they have not released the final terms and conditions governing these programs. The preliminary terms and conditions do not address the specific terms and conditions relating to, among other things: the FDIC-guaranteed debt to be issued by participants in the Legacy Loans Program and the warrants that the U.S. Treasury will receive under the Legacy Loans Program if it makes an equity investment in a PPIF. The FDIC has indicated that Legacy Loans PPIFs will be subject to government loan modification program requirements. In addition, the U.S. Treasury and FDIC have reserved the right to modify the proposed terms of the PPIP.

On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 would be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in the U.S. banking system. Since the Legacy Loans Program is still in early stages of development and the details of the program are still emerging, it is not possible for us to predict how this program will impact our business. If and when the final terms and conditions are released, there is no assurance that we will be able to participate in the Legacy Loans Program in a manner that is consistent with our strategy or at all. In addition, requests for funding under the PPIP may surpass the amount of funding authorized by the U.S. Treasury, resulting in an early termination of the PPIP.

Under the terms of the Legacy Securities Program, the U.S. Treasury has the right to cease funding of committed but undrawn equity capital and debt financing to a specific fund participating in the Legacy Securities Program in its sole discretion. We may be unable to invest in PPIFs or otherwise obtain capital and debt financing on similar terms, which may adversely affect our ability to purchase eligible assets and may otherwise affect expected returns on our investments.

The terms and conditions of the TALF may change, which could adversely affect our investments.

The terms and conditions of the TALF, including asset and borrower eligibility, could be changed at any time. Any such modifications may adversely affect the market value of any of our assets financed through the TALF and otherwise or our ability to obtain additional TALF financing. The TALF is scheduled to expire on December 31, 2009, unless extended. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected. We intend to enhance the returns on our commercial mortgage loan investments, especially loan originations, by securitizing the senior portion, expected to be equivalent to AAA-rated CMBS, while retaining the subordinate securities in our investment portfolio to the extent that TALF financing would be available for buyers of these AAA-rated CMBS. The TALF eligible asset requirements have not been finalized. As a result, there can be no assurance that our intended securitizations would benefit from TALF financing for AAA-rated CMBS.

Termination of a customer agreement may adversely affect our related TALF borrowings.

In certain circumstances, a primary dealer may have the right to terminate its customer agreement with respect to any TALF loans made through such primary dealer and force us to find another primary dealer with respect to such loans, transfer the loan to another eligible borrower under the TALF, or to repay the loan or surrender the collateral to the FRBNY. In such circumstances, we may not realize our anticipated return on the assets used as collateral for such TALF loans.

We may be adversely affected if one of our investors has been previously rejected for the TALF.

We may be required to represent to the primary dealer under the customer agreement that neither we nor any person that holds an ownership interest in us has previously had a loan request under the TALF rejected by the FRBNY. We may not be able to determine if one of our investors has previously had a loan request under the TALF rejected by the FRBNY. A failure to comply with this representation may expose us to liability to the primary dealer. An inability to make this representation and warranty may prevent us from participating in the TALF.

Downgrades of legacy CMBS and/or changes in the rating methodology and assumptions for future CMBS issuances, may decrease the availability of the TALF to finance CMBS.

On May 26, 2009, S&P, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). Specifically, S&P indicated that “it is likely that the proposed changes, which represent a significant change to the criteria for rating high investment-grade classes, will prompt a considerable amount of downgrades in recently issued (2005-2008 vintage) CMBS.” S&P noted that its preliminary findings indicate that approximately 25%, 60%, and 90% of the most senior tranches (by count) within the 2005, 2006, and 2007 vintages, respectively, may be downgraded. On June 26, 2009, S&P placed hundreds of tranches of otherwise-TALF-eligible legacy CMBS on negative watch. The current TALF guidelines issued by the FRBNY indicate that in order to be eligible for the TALF, legacy CMBS must not have a rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency, which includes S&P, and must not be on negative watch by any such agency either. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of legacy CMBS and placing such legacy CMBS on negative watch may limit substantially the availability of the TALF for legacy CMBS. Further, changes to the methodology and assumptions in rating CMBS by rating agencies, including S&P’s proposed changes, may decrease the amount or availability of new issue CMBS rated in the highest investment-grade rating category.

There is no assurance that we will be able to obtain any TALF loans.

The TALF is be operated by the FRBNY. The FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF. Such actions may adversely affect our ability to obtain TALF loans and use the loan leverage to enhance returns, and may otherwise affect expected returns on our investments.

We could lose our eligibility as a TALF borrower, which would adversely affect our ability to fulfill our investment objectives.

Any U.S. company is permitted to participate in the TALF, provided that it maintains an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. The definition of a U.S. company excludes certain entities that are controlled by a non-U.S. government or that are managed or controlled by a non-U.S. government or that are managed by an investment manager controlled by a non-U.S. government. For these purposes, an entity is considered to control a company if, among other things, such entity owns, controls, or holds with power to vote 25% or more of a class of voting securities, or total equity, of the company. The application of these rules under the TALF is not clear. For instance, it is uncertain how a change of control subsequent to a stockholders’ purchase of shares of common stock which results in such shareholder being owned or controlled by a non-U.S. government will be treated for purposes of the 25% limitation. If for any reason we are deemed not to be eligible to participate in the TALF, all of our outstanding TALF loans will become immediately due and payable with full recourse and we will not be eligible to obtain future TALF loans.

We may not be able to acquire sufficient amounts of eligible assets to qualify for participation in the PPIP or the TALF consistent with our investment strategy.

Assets to be used as collateral for PPIP and TALF loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity, and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the PPIP and TALF consistent with our investment strategy. As proposed in the Legacy Loans Program, eligible financial institutions must consult with the FDIC before offering an asset pool for sale and there is no assurance that a sufficient number of eligible financial institutions will be willing to participate as sellers in the Legacy Loans Program. Once an asset pool has been offered for sale by an eligible financial institution, the FDIC will determine the amount of leverage available to finance the purchase of the asset pool. There is no assurance that the amount of leverage available to finance the purchase of eligible assets will be acceptable to us. The asset pools will be purchased through a competitive auction conducted by the FDIC. The auction process may increase the price of these eligible asset pools. Even if we submit the highest bid on an eligible asset pool at a price that is acceptable to us, the selling financial institution may refuse to sell us the eligible asset pool at that price. These factors may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the Legacy Loans Program consistent with our investment strategy.

Our ability to transfer any assets purchased using PPIP and TALF funding, to the extent available to us, is restricted.

Our assets purchased using TALF funding will be pledged to the FRBNY as collateral for the TALF loans. If we sell or transfer any of these assets, we must either repay the related TALF loan or obtain the consent of the FRBNY to assign our obligations under the related TALF loan to the applicable assignee. The FRBNY in its discretion may restrict or prevent us from assigning our loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the FRBNY will not consent to any assignments after the termination date for making new loans, which is December 31, 2009, unless extended by the Federal Reserve.

We would expect that any assets financed with PPIP funding would be pledged to the FDIC as collateral for its guarantee under the Legacy Loans Program and to the U.S. Treasury as collateral for debt financing under the Legacy Securities Program. If a Legacy Loans PPIF sells or transfers any of these assets, we would expect it would need to either repay the related loan or obtain the consent of the FDIC or the U.S. Treasury to assign its obligations to the applicable assignee. We would expect the FDIC or the U.S. Treasury, as applicable, each in its discretion, would restrict or prevent such a PPIF from assigning its obligations to a third party, including a third party that meets the criteria for participation in the PPIP.

These restrictions may limit our ability to trade or otherwise dispose of our investments, and may adversely affect our ability to take advantage of favorable market conditions and make distributions to stockholders.

We may need to surrender eligible TALF assets to repay TALF loans at maturity.

Each TALF loan must be repaid within three or five years, depending on its term. We intend to invest in CMBS that do not mature within the term of the TALF loan. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan or if other default events occur and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from that sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

Under the TALF, FRBNY consent is required to exercise our voting rights on the collateral.

As a requirement of the TALF, we must agree not to exercise or refrain from exercising any voting, consent or waiver rights in any collateral without the consent of the FRBNY.

In accessing the TALF, we will be dependent on the activities of our primary dealers.

To obtain TALF loans, we must execute a TALF-specific customer agreement with at least one primary dealer which will act on our behalf under the agreement with the FRBNY. The primary dealer will submit aggregate loan request amounts on behalf of its customers in the form and manner specified by the FRBNY. Each primary dealer is required to apply its internal customer identification program and due diligence procedures to each borrower and represent that each borrower is an eligible borrower for purposes of the TALF, and to provide the FRBNY with information sufficient to describe the dealer’s customer risk assessment methodology. These customer agreements may impose additional requirements that could affect our ability to obtain TALF loans or may impose unfavorable conditions or fees that could adversely affect our business. Each primary dealer is expected to have relationships with other TALF borrowers, and a primary dealer may allocate more resources toward assisting other borrowers with whom it has other business dealings. Primary dealers are also responsible for distributing principal and interest after receipt thereof from The Bank of New York Mellon, as custodian for the TALF. Once funds or collateral are transferred to a primary dealer or at the direction of a primary dealer, neither the custodian nor the FRBNY has any obligation to account for whether the funds or collateral are transferred to the borrower. We will therefore be exposed to bankruptcy risk of our primary dealers.

We will be subject to interest rate risk, which can adversely affect our net income.

All CMBS TALF loans must be fixed rate loans. We expect interest rates on fixed-rate TALF loans will be set at a premium over the then-current three-year or five-year LIBOR swap rate. As a result, we may be exposed to (1) timing risk between the dates on which payments are received on assets financed through the TALF and the dates on which interest payments are due on the TALF loans and (2) asset/liability repricing risk, due to differences in the dates and indices on which floating rates on the financed assets and on the related TALF loans are reset.

Our ability to receive the interest earnings may be limited.

Interest payments that are received from the assets that used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to us. To the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF Loan, the amount of such excess interest that will be distributed to us will be limited. For example, for a five-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal. Our inability to benefit from the excess interest could have a material adverse effect on our results of operations.

If the interest on the collateral pledged to support a TALF loan is not sufficient to cover the interest payment on such loan, we will have a grace period of 30 days to make the interest payment. If the loan remains delinquent after the grace period, the FRBNY will enforce its rights to the collateral. We may be required to use our earnings to make interest payments on the TALF loans to keep them current, which could reduce the cash available to make or sustain dividends to our stockholders.

To the extent that proceeds from our TALF assets are received by the TALF custodian prior to the monthly date on which they are distributed to the borrowers, such proceeds will be held by the custodian and all interest earned on such proceeds will be retained by the FRBNY. If such proceeds were immediately distributed to us, we would be able to invest such proceeds in short-term investments and the income from such investments would be available to distribute to stockholders.

Under certain conditions, we may be required to provide full recourse for TALF loans or to make indemnification payments.

To participate in the TALF, we must execute a TALF-specific customer agreement with a primary dealer authorizing it, among other things, to act as our agent under TALF and to act on our behalf under the agreement with the FRBNY and with The Bank of New York Mellon as administrator and as the FRBNY’s custodian of the collateral. Under such agreements, we will be required to represent to the primary dealer and to the FRBNY that, among other things, we are an eligible borrower and that the collateral that we pledge meet the TALF eligibility criteria. The FRBNY will have full recourse to us for repayment of the loan for any breach of these representations. Further, the FRBNY may have full recourse to us for repayment of a TALF loan if the eligibility criteria for collateral under the TALF are considered continuing requirements and the pledged collateral no longer satisfies such criteria. In addition, we will be required to pay to our primary dealers fees under the customer agreements and to indemnify our primary dealers for certain breaches under the customer agreements and to indemnify the FRBNY and its custodian for certain breaches under the agreement with the FRBNY. Payments made to satisfy such full recourse requirements and indemnities could have a material adverse effect on our net income and our distributions to our stockholders, including any proceeds of this offering that we have not yet invested in target assets or distributed to our stockholders.

Risks Related to Sources of Financing

Our access to sources of financing may be limited and thus our ability to maximize our returns may be adversely affected.

Initially, we expect to finance the acquisition of our target assets through borrowings under U.S. Government programs such as the TALF and the PPIP, in each case to the extent available to us, and securitizations. If and to the extent available in the future, our financing sources may include borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities, structured financing arrangements, public and private equity and debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements.

Our access to sources of financing will depend upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our eligibility to participate in and access capital from programs established by the U.S. Government;

•	our current and potential future earnings and cash distributions; and

•	the market price of the shares of our capital stock.

The current dislocation and weakness in the capital and credit markets could adversely affect one or more private lenders and could cause one or more of our private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

Under current market conditions, structured financing arrangements are generally unavailable, which has also limited borrowings under warehouse and repurchase agreements that are intended to be refinanced by such financings. Consequently, depending on market conditions at the relevant time, we may have to rely more heavily on additional equity issuances, which may be dilutive to our shareholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could negatively affect our results of operations.

We may incur significant debt, which will subject us to increased risk of loss and may reduce cash available for distributions to our shareholders, and our governing documents contain no limitation on the amount of debt we may incur.

Subject to market conditions and availability, we may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. Our governing documents contain no limitation on the amount of debt we may incur. Initially, we anticipate utilizing a prudent amount of leverage as disclosed under “Summary — Leverage Policies.” However, we may significantly increase the amount of leverage we utilize at any time without approval of our board of directors. In addition, we may leverage individual assets at substantially higher levels. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (iii) the loss of some or all of our assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, shareholder distributions or other purposes; and

•	we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

Interest rate fluctuations could significantly decrease our results of operations and cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate swaps that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates.

To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of which will depend on a variety of factors, including, without limitation, (i) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (ii) the level and movement of interest rates and (iii) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense, the interest income we earn on our fixed rate investments would not change, the duration and weighted average life of our fixed rate investments would increase and the market value of our fixed rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating rate investments would decrease, while any decrease in the interest we are charged on our floating rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed rate debt would not change. Any such scenario could materially and adversely affect us.

Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

In the event non-recourse long-term securitizations become available to us in the future, such structures may expose us to risks which could result in losses to us.

We may utilize non-recourse long-term securitizations of our investments in mortgage loans, especially loan originations, if and when they become available. Prior to any such financing, we may seek to finance these investments with relatively short-term facilities until a sufficient portfolio is accumulated. As a result, we would be subject to the risk that we would not be able to acquire, during the period that any short-term facilities are available, sufficient eligible assets to maximize the efficiency of a securitization. We also would bear the risk that we would not be able to obtain new short-term facilities or would not be able to renew any short-term facilities after they expire should we need more time to seek and acquire sufficient eligible assets for a securitization. In addition, conditions in the capital markets, including the current unprecedented volatility and disruption in the capital and credit markets, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. While we would intend to retain the unrated equity component of securitizations and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into such securitizations would increase our overall exposure to risks associated with direct ownership of such investments, including the risk of default. Our inability to refinance any short-term facilities would also increase our risk because borrowings thereunder would likely be recourse to us as an entity. If we are unable to obtain and renew short-term facilities or to consummate securitizations to finance our investments on a long-term basis, we may be required to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price.

Any warehouse facilities that we may obtain in the future may limit our ability to acquire assets, and we may incur losses if the collateral is liquidated.

In the event that securitization financings become available, we may utilize, if available, warehouse facilities pursuant to which we would accumulate mortgage loans in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to acquire assets under any future warehouse facilities, we expect that our lenders thereunder would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to acquire assets that we believe would be beneficial to us and we may be unable to obtain alternate financing for such assets. In addition, no assurance can be given that a securitization structure would be consummated with respect to the assets being warehoused. If the securitization is not consummated, the lender could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral assets exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the consummation, we would have to bear any resulting loss on the sale. Currently, we have no warehouse facilities in place, and no assurance can be given that we will be able to obtain one or more warehouse facilities on favorable terms, or at all.

Any repurchase agreements and bank credit facilities that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

Although under current market conditions we do not anticipate that we will utilize repurchase agreements and bank credit facilities (including term loans and revolving facilities) to finance our assets, we may utilize such arrangements to finance our assets if they become available on acceptable terms. In the event we utilize such financing arrangements, they would involve the risk that the market value of the loans pledged or sold by us to the repurchase agreement counterparty or provider of the bank credit facility may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. The providers of repurchase agreement financing and bank credit facilities may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

Currently, we have no repurchase agreements or bank credit facilities in place, and there can be no assurance that we will be able to obtain one or more such facilities on favorable terms, or at all.

Lenders may require us to enter into restrictive covenants relating to our operations.

If or when we obtain debt financing, lenders (especially in the case of bank credit facilities) may impose restrictions on us that would affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, make distributions to our shareholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, our loan documents may contain negative covenants that limit, among other things, our ability to repurchase our common shares, distribute more than a certain amount of our net income or funds from operations to our shareholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, this could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT for U.S. federal income tax purposes.

If one or more of our Manager’s executive officers are no longer employed by our Manager, financial institutions providing any financing arrangements we may have may not provide future financing to us, which could materially and adversely affect us.

If financial institutions that we seek to finance our investments require that one or more of our Manager’s executives continue to serve in such capacity and if one or more of our Manager’s executives are no longer employed by our Manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, we could be materially and adversely affected.

Risks Related to Hedging

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	due to a credit loss, the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a TRS) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

In addition, we may fail to recalculate, readjust and execute hedges in an efficient manner.

Any hedging activity in which we engage may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

We may fail to qualify for hedge accounting treatment.

We intend to record derivative and hedging transactions in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, we may enter into derivative contracts that could require us to fund cash payments in the future under certain circumstances (e.g., the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses may materially and adversely affect our results of operations and cash flows.

Risks Related to Our Investments

We have not yet identified any specific investments for our portfolio and therefore, we may allocate the net proceeds from this offering and the concurrent private placement to investments with which you may not agree.

We have not yet identified any specific investments for our portfolio and, thus, you will not be able to evaluate the manner in which the net proceeds of this offering and the concurrent private placement will be invested or the economic merit of our expected investments before purchasing our common stock. As a result, we may use the net proceeds from these offerings to invest in investments with which you may not agree. Additionally, our investments will be selected by our Manager and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock. The failure of our Manager to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the concurrent private offering in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from investments in our target assets. We expect to reallocate a portion of the net proceeds from these offerings into a portfolio of our target assets within three months, subject to the availability of appropriate investment opportunities. Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our Manager’s due diligence processes will uncover all relevant facts or that any investment will be successful.

We cannot assure you that we will be able to identify assets that meet our investment objective, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make using the net proceeds of this offering will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our stockholders.

The lack of liquidity in our investments may adversely affect our business.

The illiquidity of our investments in real estate loans and investments other than certain of our investments in mortgage backed securities, or MBS, may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as B Notes, mezzanine loans and bridge and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. As a result, we expect many of our investments will be illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to pay dividends to our stockholders.

Difficult conditions in the mortgage, commercial and residential real estate markets may cause us to experience market losses related to our holdings, and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the real estate markets, the financial markets and the economy generally. Continuing concerns about the declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The disruption in the mortgage market has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. The further deterioration of the real estate market may cause us to experience losses related to our assets and to sell assets at a loss. Declines in the market values of our investments may adversely affect our results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by Starwood Capital Group), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

The commercial mortgage loans we expect to acquire and the mortgage loans underlying our CMBS investments will be subject the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things,

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location, condition and design;

•	competition from comparable types of properties;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	changes in national, regional or local economic conditions and/or specific industry segments, including the credit and securitization markets;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	costs of remediation and liabilities associated with environmental conditions;

•	the potential for uninsured or underinsured property losses;

•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

•	acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Our investments in CMBS are generally subject to losses.

We may acquire CMBS. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to the CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of CMBS in such series (except in the case of TALF-financed CMBS, where TALF rules prohibit control by investors in a subordinate class once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and “appraisal reduction amounts”). Since we will focus on acquiring classes of existing series of CMBS originally rated AAA, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

If our Manager overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.

Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our Manager underestimates the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Our investments in corporate bank debt and debt securities of commercial real estate operating or finance companies will be subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

We may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments will involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may also be subordinated to its other obligations. We are likely to invest in debt securities of companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.

These investments will also subject us to the risks inherent with real estate-related investments referred to in this prospectus, including the risks described with respect to commercial properties and similar risks, including:

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;

•	the dependence upon the successful operation of, and net income from, real property;

•	risks generally incident to interests in real property; and

•	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

Many of our investments will not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments will have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the market value of our common shares. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings, or S&P, DBRS, Inc. or Realpoint LLC. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us. Further, if rating agencies reduce the ratings on assets that we intended to finance through the TALF, such assets would no longer be eligible collateral that could be financed through the TALF.

The B Notes that we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may acquire B Notes. A B Note is a mortgage loan typically (1) secured by a first mortgage on a single large commercial property or group of related properties and (2) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. However, because each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction. Further, B Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to our B Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Our mezzanine loan assets will involve greater risks of loss than senior loans secured by income-producing properties.

We may acquire mezzanine loans, which take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Bridge loans will involve a greater risk of loss than traditional investment-grade mortgage loans with fully insured borrowers.

We may acquire bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition, construction or rehabilitation of a property. The typical borrower under a bridge loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we bear the risk that we may not recover some or all of our initial expenditure.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a bridge loan. Bridge loans therefore are subject to risks of a borrower’s inability to obtain permanent financing to repay the bridge loan. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the bridge loan. To the extent we suffer such losses with respect to our bridge loans, the value of our company and the price of our shares of common stock may be adversely affected.

The residential mortgage loans that we may acquire, and that underlie the RMBS we may acquire, are subject to risks particular to investments secured by mortgage loans on residential real estate property.

Residential mortgage loans are secured by single family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. A number of factors may impair borrowers’ abilities to repay their loans, including:

•	acts of God, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of events;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance;

•	costs of remediation and liabilities associated with environmental conditions; and

•	the potential for uninsured or under-insured property losses.

We may acquire non-Agency RMBS, which are backed by residential real estate property but, in contrast to Agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. Government. Our investments in RMBS will be subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal, accompanying the underlying residential mortgage loans. In the event of defaults on the residential mortgage loans that underlie our investments in Agency RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments.

Prepayment rates may adversely affect the value of our investment portfolio.

The value of our investment portfolio will be affected by prepayment rates on our mortgage assets. In many cases, especially residential mortgage assets, borrowers are not prohibited from making prepayments on their mortgage loans. Prepayment rates are influenced by changes in interest rates and a variety of economic, geographic and other factors beyond our control, including, without limitation, housing and financial markets and relative interest rates on fixed rate mortgage loans, or FRMs, and adjustable rate mortgage loans, or ARMs, and consequently prepayment rates cannot be predicted.

We will generally receive payments from principal payments that are made on our mortgage assets, including residential mortgage loans underlying the Agency RMBS or the non-Agency RMBS that we may acquire. When borrowers prepay their residential mortgage loans faster than expected, this results in prepayments that are faster than expected on the RMBS. Faster than expected prepayments could adversely affect our profitability and our ability to recoup our cost of certain investments purchased at a premium over par value, including in the following ways:

•	We may purchase RMBS that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we may pay a premium over the par value to acquire the loan. In accordance with GAAP, we may amortize this premium over the estimated term of our mortgage asset. If our mortgage asset is prepaid in whole or in part prior to its maturity date, however, we may be required to expense the premium that was prepaid at the time of the prepayment.

•	We anticipate that a substantial portion of our adjustable-rate RMBS may bear interest rates that are lower than their fully indexed rates, which are equivalent to the applicable index rate plus a margin. If an adjustable-rate RMBS is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, we will have held that RMBS while it was least profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.

•	Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, making it unlikely that we would be able to reinvest the proceeds of any prepayment in mortgage assets of similar quality and terms (including yield). If we are unable to invest in similar mortgage assets, we would be adversely affected.

While we will seek to minimize prepayment risk to the extent practical, in selecting investments we must balance prepayment risk against other risks and the potential returns of each investment. No strategy can completely insulate us from prepayment risk.

Interest rate mismatches between our Agency RMBS backed by ARMs and our borrowings used to fund our purchases of these assets may reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.

To the extent that we invest in Agency RMBS backed by ARMs, we may finance these investments with borrowings that have interest rates that adjust more frequently than the interest rate indices and repricing terms of Agency RMBS backed by ARMs. Accordingly, if short-term interest rates increase, our borrowing costs may increase faster than the interest rates on Agency RMBS backed by ARMs adjust. As a result, in a period of rising interest rates, we could experience a decrease in net income or a net loss. In most cases, the interest rate indices and repricing terms of Agency RMBS backed by ARMs and our borrowings will not be identical, thereby potentially creating an interest rate mismatch between our investments and our borrowings. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these interest rate index mismatches could reduce our net income or produce a net loss, and adversely affect the level of our dividends and the market price of our common stock.

In addition, Agency RMBS backed by ARMs will typically be subject to lifetime interest rate caps which limit the amount an interest rate can increase through the maturity of the Agency RMBS. However, our borrowings under repurchase agreements typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on these types of Agency RMBS. This problem is magnified for Agency RMBS backed by ARMs that are not fully indexed. Further, some Agency RMBS backed by ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on these types of Agency RMBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.

We may acquire subprime or alternative documentation residential mortgage loans, which are subject to increased risks.

We may acquire non-Agency RMBS backed by collateral pools of mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting “prime mortgage loans.” These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans and alternative documentation, or Alt A, mortgage loans, the performance of non-Agency RMBS backed by subprime mortgage loans and Alt A mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Construction loans involve an increased risk of loss.

We may invest in construction loans. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.

Risks of cost overruns and noncompletion of renovation of the properties underlying rehabilitation loans may result in significant losses.

The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment, which could result in significant losses.

Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.

Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on our fixed-rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates may significantly influence our net income. Increases in these rates will tend to decrease our net income and the market value of our fixed rate assets. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.

We may experience a decline in the fair value of our assets.

A decline in the fair market value of our assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of positions or securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with SFAS No. 157, Fair Value Measurements, or SFAS 157, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments.

To the extent we foreclose on properties with respect to which we have extended mortgage loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the target assets in which we intend to invest.

The U.S. Government, through the Federal Reserve, the FHA and the FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. For example, the Helping Families Save Their Homes Act of 2009, which was enacted on May 20, 2009, provides a safe harbor for servicers entering into “qualified loss mitigation plans” with respect to residential mortgages originated before the act was enacted. A servicer’s duty to any investor or other party to maximize the net present value of any mortgage being modified will be construed to apply to all investors and other parties and will be deemed satisfied when the following criteria are met: (a) a default on the payment of the mortgage has occurred, is imminent, or is reasonably foreseeable, (b) the mortgagor occupies the property securing the mortgage as his or her principal residence and (c) the servicer reasonably determined that the application of such qualified loss mitigation plan will likely provide an anticipated recovery on the outstanding principal mortgage debt that will exceed the anticipated recovery through foreclosure. Any servicer that is deemed to be acting in the best interests of all investors and parties is relieved of liability to any party owed a duty as discussed above and shall not be subject to any injunction, stay or other equitable relief to such party based solely upon the implementation by the servicer of a qualified loss mitigation plan. The act further provides that any person, including a trustee, issuer and loan originator, shall not be liable for monetary damages or subject to an injunction, stay or other equitable relief based solely upon that person’s cooperation with a servicer in implementing a qualified loss mitigation program that meets the criteria set forth above. By protecting servicers from such liabilities, this safe harbor may encourage loan modifications and reduce the likelihood that investors in securitizations will be paid on a timely basis or will be paid in full.

Members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings.

Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions, and when the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the mortgage securities on an ongoing basis. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, the target assets in which we intend to invest.

Risks Related to Our Common Stock

There is no public market for our common stock and a market may never develop, which could cause our common stock to trade at a discount and make it difficult for holders of our common stock to sell their shares.

Our shares of common stock are newly-issued securities for which there is no established trading market. We have applied to list our common stock on the NYSE under the trading symbol “STWD.” However, there can be no assurance that an active trading market for our common stock will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Some of the factors that could negatively affect the market price of our common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

•	actual or perceived conflicts of interest with our Manager or Starwood Capital Group and individuals, including our executives;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	actual or anticipated accounting problems;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions to or departures of our Manager’s or Starwood Capital Group’s key personnel;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings’ estimates or those of any securities analysts;

•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock, if we have begun to make distributions to our stockholders, and would result in increased interest expenses on our debt;

•	failure to maintain our REIT qualification or exemption from the 1940 Act;

•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including the current state of the credit and capital markets.

Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Common stock eligible for future sale may have adverse effects on our share price.

We are offering 25,000,000 shares of our common stock as described in this prospectus (excluding the underwriters’ overallotment option to purchase up to an additional 3,750,000 shares). In addition, concurrently with this offering, SPT Investment, LLC, an affiliate of Starwood Capital Group which is controlled by Mr. Sternlicht, will acquire 1,000,000 shares of our common stock in a private placement at a price per share equal to the price per share in this offering. Our equity incentive plans will provide for grants of restricted common stock and other equity-based awards up to an aggregate of approximately 7.5% of the number of shares of our common stock sold in this offering (excluding any shares sold pursuant to the exercise of the underwriters’ overallotment option) and the concurrent private placement, including the awards to our Manager and chief financial officer of the restricted stock units described in this prospectus upon the completion of this offering. SPT Investment, LLC, which is controlled by Mr. Sternlicht, will agree that, for a period of 365 days after the date of this prospectus, it will not, without the prior written consent of Merrill Lynch and Deutsche Bank, dispose of or hedge any of the shares it purchases in the concurrent private placement, subject to certain exceptions and extension in certain circumstances as described elsewhere in this prospectus. Assuming no exercise of the underwriters’ overallotment option to purchase additional shares, approximately 3.9% of our common stock outstanding upon consummation of this offering will be subject to lockup agreements. When this lockup period expires, these shares of common stock, as well as shares of common stock delivered upon settlement of vested restricted stock units (after, in the case of the Manager, its 180-day lockup period), will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended (or the Securities Act), which are described under “Shares Eligible for Future Sale.”

We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

Also, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We are generally required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	the profitability of the investment of the net proceeds of this offering;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our common shares.

We may use a portion of the net proceeds from this offering and the concurrent private placement to make quarterly distributions, which would, among other things, reduce our cash available for investing.

Prior to the time we have fully invested the net proceeds of this offering and the concurrent private placement, we may fund our quarterly distributions out of the net proceeds of these offerings, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our common stock.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. We are subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting capital stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting capital stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting capital stock; and (2) two-thirds of the votes entitled to be cast by holders of voting capital stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person).

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our personnel who are also our directors. Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or Bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not yet have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws—Business Combinations” and “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws—Control Share Acquisitions.”

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

We intend to conduct our operations so as not to become regulated as an investment company under the 1940 Act. Because we are a holding company that will conduct its businesses primarily through wholly-owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through our subsidiaries.

We expect SPT Real Estate Sub I, LLC and certain other subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must be comprised of real estate qualifying assets and at least 80% of each of their portfolios must be comprised of real estate qualifying assets and real estate-related assets under the 1940 Act. Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C).

We have organized SPT TALF Sub I, LLC as a special purpose subsidiary for the purpose of borrowing under the TALF and we may in the future organize additional special purpose subsidiaries in the future that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. We may in the future organize one or more TALF subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will need to comply with the restrictions described in “Business—Operating and Regulatory Structure—1940 Act Exemption.” In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that we expect to acquire in our TALF fundings, that by their terms convert into cash within a finite time period;

•	the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•	the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued and (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•	unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

We expect that the aggregate value of our interests in our TALF subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis. We may in the future also organize majority-owned subsidiaries that rely on Rule 3a-7 that do not participate in TALF. In no event will our interest in these traditional Rule 3a-7 subsidiaries, plus any interests in TALF subsidiaries that rely on Rule 3a-7, if any, exceed 40% of the value of our total assets on an unconsolidated basis. Compliance with Rule 3a-7 may require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the 1940 Act.

If the market value or income potential of real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the 1940 Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Under Maryland law generally, a director’s actions will be upheld if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our charter authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter and bylaws or that might exist with other companies.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that a director may only be removed for cause upon the affirmative vote of holders of two-thirds of the votes entitled to be cast in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2009, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic stockholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2010. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income from mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in the Legacy Loans Program or other similar programs recently announced by the federal government. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification.

As a result, we may find it difficult or impossible to meet distribution requirements in certain circumstances. In particular, where we experience differences in timing between the recognition of taxable income and the actual receipt of cash, the requirement to distribute a substantial portion of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with REIT requirements. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year following our first year. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of our outstanding capital stock. Our board may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. The ownership limits imposed by the tax law are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our charter key off of the ownership at any time by any “person,” which term includes entities. These ownership limitations in our charter are common in REIT charters and are intended to provide added assurance of compliance with the tax law requirements, and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See “U.S. Federal Income Tax Considerations—Taxation of Starwood Property Trust, Inc.” In addition, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through our TRS or other subsidiary corporations that will be subject to corporate-level income tax at regular rates. In addition, if we lend money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to us, which could result in an even higher corporate-level tax liability. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status. Thus, compliance with the REIT requirements may hinder our ability to make and, in certain cases, to maintain ownership of, certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of MBS. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See “U.S. Federal Income Tax Considerations—Taxation of Starwood Property Trust, Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2008 and 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions. In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed.

Moreover, some of the MBS that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such MBS will be made. If such MBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

Finally, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, we may be required to accrue interest income with respect to subordinate MBS at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations could result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Our investments in construction loans will require us to make estimates about the fair market value of land improvements that may be challenged by the IRS.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “U.S. Federal Income Tax Considerations—Taxation of Starwood Property Trust, Inc.” As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a domestic TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	use of proceeds of this offering;

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. Government and changes to U.S. Government policies;

•	our ability to obtain financing arrangements;

•	financing and advance rates for our target assets;

•	our expected leverage;

•	general volatility of the securities markets in which we invest;

•	our expected investments;

•	interest rate mismatches between our target assets and our borrowings used to fund such investments;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	changes in governmental regulations, tax law and rates, and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	availability of investment opportunities in mortgage-related and real estate-related investments and securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We are offering 25,000,000 shares of our common stock at the anticipated public offering price of $20.00 per share (excluding the underwriters’ overallotment option to purchase up to an additional 3,750,000 shares). We estimate that the net proceeds we will receive from selling common stock in this offering will be approximately $482.9 million, after deducting the initial underwriting discount of $15 million payable by us at closing and estimated offering expenses of approximately $2.1 million (or, if the underwriters exercise their overallotment option in full, approximately $555.7 million, after deducting the initial underwriting discount payable by us at closing and estimated offering expenses of approximately $2.1 million). Concurrently with the completion of this offering, SPT Investment, LLC will acquire 1,000,000 shares of our common stock in a private placement at a price per share equal to the price per share in this offering, yielding $20 million of proceeds to us.

All shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group will be purchased by the underwriters from us at $      per share, representing a discount to the underwriters of $      per share, all of which discount will be payable by us at closing. All of the other shares sold in this offering will be sold to the underwriters at $      per share, representing an initial discount to the underwriters of $      per share. Of this initial discount, we will pay the underwriters $      per share, and our Manager will pay the underwriters $      per share, in each case upon the closing of this offering. We have agreed to repay our Manager $      per share and pay the underwriters an additional $      per share, in each case with respect to all shares sold in this offering (other than any shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group) if during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares outstanding (including any restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%. If we meet the hurdle rate described above, we would pay the underwriters an additional underwriting discount equal to $10 million in the aggregate (or $11.5 million if the underwriters exercise their overallotment in full) assuming that no shares are sold to certain investors in any private funds managed by affiliates of Starwood Capital Group. In such case, our total net proceeds from this offering would be approximately $467.9 million (or, if the underwriters exercise their overallotment option in full, approximately $538.4 million), after deducting the initial underwriting discount, the additional underwriting discount and estimated offering expenses.

We plan to use all the net proceeds from this offering and the concurrent private placement as described above to acquire our target assets in accordance with our objectives and strategies described in this prospectus. See “Business—Our Investment Strategy.” Based on prevailing market conditions, our current expectation is that our initial investment portfolio will consist of between 60% to 70% commercial mortgage and mezzanine loans, 10% to 20% commercial real estate corporate debt, 10% to 20% MBS (consisting primarily of CMBS and secondarily of RMBS), and the balance in our other target assets. However, there is no assurance that upon the completion of this offering we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, our Manager may invest the net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.

DISTRIBUTION POLICY

We intend to make regular quarterly distributions to holders of our common stock and distribution equivalents to holders of restricted stock units which are settled in shares of common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through September 30, 2009, which may be prior to the time when we have fully invested the net proceeds from this offering and the concurrent private placement in our target assets.

To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering and the concurrent private placement, we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our common stock. We will generally not be required to make distributions with respect to activities conducted through any TRS that we form following the completion of this offering. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Starwood Property Trust, Inc.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our taxable income to holders of our common stock out of assets legally available therefor. Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon our earnings, financial condition, liquidity, debt covenants, funding or margin requirements under securitizations, warehouse facilities or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of the MGCL, and such other factors as our board of directors deems relevant. Our earnings, financial condition and liquidity will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. See “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Stockholders.”

CAPITALIZATION

The following table sets forth (1) our actual capitalization at June 1, 2009 and (2) our capitalization as adjusted to reflect the effect of (i) the sale of 25,000,000 shares of our common stock in this offering at an assumed offering price of $20.00 per share after deducting the initial and the additional underwriting discount and estimated organizational and offering expenses payable by us, (ii) the concurrent private placement to SPT Investment, LLC of 1,000,000 shares of our common stock at the assumed initial public offering price. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of June 1, 2009
	Actual	As Adjusted (1)(2)(3)
	(Unaudited)

Stockholder’s equity:
Common stock, par value $0.01 per share; 100,000 shares authorized, and 100 shares issued and outstanding, actual and 500,000,000 shares authorized, 26,008,800 issued and outstanding, as adjusted	$1	$260,088
Preferred stock, par value $0.01 per share; 0 shares authorized and 0 shares issued and outstanding, actual and 100,000,000 shares authorized and 0 shares issued and outstanding, as adjusted	—	—
Additional paid in capital	999	487,656,412

Total stockholder’s equity	$1,000	$487,916,500

(1)	Does not include (i) any shares that may be issued pursuant to the underwriters’ overallotment option to purchase up to 3,750,000 additional shares, (ii) a number of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares in this offering, that will be granted to our Manager concurrently with the completion of this offering, and (iii) 5,000 restricted stock units that will be granted to our chief financial officer concurrently with the completion of this offering. Also excludes 100 shares of common stock that we sold to SPT Investment, LLC at $10.00 per share in connection with our formation because we will repurchase these shares at their issue price shortly before the completion of this offering.

(2)	Shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group will be purchased by the underwriters from us at a reduced underwriting discount but will be sold to such investors at the same price per share as all other purchasers in this offering. This information assumes that no shares are purchased by such investors.

(3)	Paid-in capital has been reduced by estimated organizational and offering expenses, the initial underwriting discount and the additional underwriting discount. The additional underwriting discount will only be paid by us if we meet the performance hurdle described in “Use of Proceeds.”

SELECTED FINANCIAL INFORMATION

The following table presents selected financial information as of June 1, 2009, that has been derived from our historical audited balance sheet as of such date and the related notes included elsewhere in this prospectus. We have no operating history and no investment portfolio.

The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited balance sheet as of June 1, 2009 and the related notes thereto included elsewhere in this prospectus.

As of June 1, 2009

Assets:
Cash	$1,000

Liabilities and Stockholder’s Equity:
Stockholder’s equity	$1,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Starwood Property Trust, Inc. is a newly organized Maryland corporation focused primarily on originating, investing in, financing and managing commercial mortgage loans and other commercial real estate debt investments, CMBS, and other commercial real estate-related debt investments. We may also invest in residential mortgage loans and RMBS. Initially, we expect to focus on opportunities that exist in the U.S. commercial and residential mortgage loan, commercial real estate debt and CMBS markets. As market conditions change over time, we may adjust our strategy to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions. We believe that the diversification of our portfolio of assets, our expertise among the target asset classes and the flexibility of our strategy will position us to generate attractive risk-adjusted returns for our stockholders in a variety of assets and market conditions.

We intend to construct a diversified investment portfolio by focusing on asset selection and the relative value of various sectors within the debt market. Initially, we expect to finance our investments in commercial mortgage loans and CMBS with financings under the PPIP, and CMBS with financing under the TALF, in each case to the extent available to us, as well as through securitizations and other sources of financing that may be available to us, including warehouse and bank credit facilities. We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act. We will commence operations upon completion of this offering and the concurrent private placement.

Factors Impacting Our Operating Results

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, commercial mortgage loans, commercial real estate debt, CMBS and other financial assets in the marketplace. Our net interest income, which reflects the amortization of purchase premiums and accretion of purchase discounts, varies primarily as a result of changes in interest rates, prepayment rates on our mortgage loans and prepayment speeds, as measured by the Constant Prepayment Rate (or CPR), on our MBS assets. Interest rates and prepayment rates vary according to the type of investment, conditions in the financial markets, credit worthiness of our borrowers, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are held directly by us or are included in our CMBS and/or non-Agency RMBS.

Changes in Fair Value of our Assets.  It is our business strategy to hold our target assets as long-term investments. As such, we expect that the majority of our MBS will be carried at their fair value, as available-for-sale securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt or Equity Securities” (“SFAS No. 115”), with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. As a result, we do not expect that changes in the fair value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our investment securities could result in our recognizing an impairment charge or realizing losses upon the sale of such securities.

Changes in Market Interest Rates.  With respect to our proposed business operations, increases in interest rates, in general, may over time cause:

•	the interest expense associated with our borrowings to increase;

•	the value of our mortgage loans and mortgage-backed securities or MBS, to decline;

•	coupons on our mortgage loans to reset, although on a delayed basis, to higher interest rates;

•	to the extent applicable under the terms of our investments, prepayments on our mortgage loan portfolio and MBS to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and

•	to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase.

Conversely, decreases in interest rates, in general, may over time cause:

•	to the extent applicable under the terms of our investments, prepayments on our mortgage loan and MBS portfolio to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts;

•	the interest expense associated with our borrowings to decrease;

•	the value of our mortgage loan and MBS portfolio to increase;

•	to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease, and

•	coupons on our adjustable-rate mortgage loans and MBS to reset, although on a delayed basis, to lower interest rates.

Credit Risk.  One of our strategic focuses is acquiring assets which we believe to be of high credit quality. We believe this strategy will generally keep our credit losses and financing costs low. Although we do not expect to encounter credit risk in our Agency RMBS, we do expect to be subject to varying degrees of credit risk in connection with our other target assets. Our Manager will seek to mitigate this risk by seeking to acquire high quality assets, at appropriate prices given anticipated and unanticipated losses and by deploying a comprehensive review and asset selection process and by careful ongoing monitoring of acquired assets. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Size of Portfolio.  The size of our portfolio of assets, as measured by the aggregate principal balance of our mortgage-related securities and the other assets we own is also a key revenue driver. Generally, as the size of our portfolio grows, the amount of interest income we receive increases. A larger portfolio, however, may result in increased expenses as we may incur additional interest expense to finance the purchase of our assets.

Market Conditions.  We believe that our target assets currently present highly attractive risk-adjusted return profiles. In addition, we believe that current conditions in the financial markets present opportunities for us to acquire our target assets at significantly depressed prices. Beginning in the summer of 2007, adverse changes in the financial markets have resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their loan and securities portfolios and several major market participants have failed or been impaired, resulting in a contraction in market liquidity for mortgage-related assets. This illiquidity has negatively affected both the terms and availability of financing for all mortgage-related assets, and has generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The recent period has also been characterized by an almost across the board downward movement in loan and securities valuations, even though different mortgage pools have exhibited widely different default rate and performance characteristics. The lower asset prices have also been accompanied by correspondingly higher current yields on our universe of target assets. In an effort to stem the fallout from current market conditions, the United States and other nations have begun to inject unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in financial asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy.

Critical Accounting Policies And Use Of Estimates

Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we believe will apply to us based on our expectation of the nature of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made, based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition and require complex management judgment are discussed below.

Classification of Investment Securities and Valuations of Financial Instruments

Our MBS investments are expected to initially consist primarily of commercial real estate debt instruments and CMBS that we will classify as either available-for-sale or held-to-maturity. As such, we expect that our MBS classified as available-for-sale will be carried at their fair value in accordance with SFAS No. 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading are recorded through earnings. MBS assets held for investment will be stated at their amortized cost, net of deferred fees and costs with income recognized using the effective interest method.

When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) our intent to retain our investment in the security, or whether it is more likely than not we will be required to sell the security before its anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

Loans Held-for-Investment

Loans held-for-investment will be stated at the principal amount outstanding, net of deferred loan fees and costs. We expect that interest income will be recognized using the interest method or a method that approximates a level rate of return over the loan term. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as yield adjustment. Loans that we have a plan to sell or liquidate in the near term will be held at the lower of cost or fair value.

Loan Impairment

For loans classified as held-for-investment, we will evaluate the loans for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income.

Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Fair Value Option

Entities are permitted to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. We do not anticipate that we will elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

Valuation of Financial Instruments

GAAP establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. GAAP establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy under GAAP are described below:

Level I—Quoted prices in active markets for identical assets or liabilities.

Level II—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level III—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our assets will fall in Level III in the valuation hierarchy.

Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Securitizations

We may periodically enter into transactions in which we sell financial assets, such as commercial mortgage loans, CMBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale—legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control—an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be accounted for as either a “sale” and the loans will be removed from our balance sheet or as a “financing” and will be classified as “securitized loans” on our balance sheet, depending upon the structure of the securitization transaction. This may require us to exercise significant judgment in determining whether a transaction should be recorded as a “sale” or a “financing.”

Investment Consolidation

For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine the appropriate accounting. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. GAAP addresses the application of consolidation principles to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. In variable interest entities, or VIEs, an entity is subject to consolidation if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities or are not exposed to the entity’s losses or entitled to its residual returns. VIEs are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both. This determination can sometimes involve complex and subjective analyses.

Interest Income Recognition

We expect that interest income on our mortgage loans and AAA rated MBS will be accrued based on the actual coupon rate and the outstanding principal balance of such assets. Premiums and discounts will be amortized or accreted into interest income over the lives of the assets using the effective yield method, as adjusted for actual prepayments.

For our securities rated below AAA, including unrated securities, cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. We will review and, if appropriate, make adjustments to our cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and our judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

For whole loans purchased at a discount, GAAP limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

Hedging Instruments and Hedging Activities

GAAP requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value and we will obtain quotations from a third party to facilitate the process in determining these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Income Taxes

Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay U.S. federal corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal, state and local income taxes.

Recent Accounting Pronouncements

On October 3, 2008, the Emergency Economic Stabilization Act of 2008, or EESA, was signed into law. Section 133 of the EESA mandated that the SEC conduct a study on mark-to-market accounting standards. The SEC provided its study to the U.S. Congress on December 30, 2008. Part of the recommendations within the study indicated that “fair value requirements should be improved through development of application and best practices guidance for determining fair value in illiquid or inactive markets.” As a result of this study and the recommendations therein, on April 9, 2009, the FASB issued FSP 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP 157-4”). FSP 157-4 provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). FSP 157-4 gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value in accordance with SFAS No. 157. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. We will apply the guidance in FSP 157-4 in determining the fair value of our financial instruments.

Additionally, in conjunction with FSP 157-4, the FASB issued FSP 115-2 and FSP 124-2, Recognition and Presentation of Other Than Temporary Impairments. The objective of the new guidance is to make impairment guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments (“OTTI”) on debt and equity securities in financial statements. This, too, was as a result of the SEC mark-to-market study mandated under the EESA. The SEC’s recommendation was to “evaluate the need for modifications (or the elimination) of current OTTI guidance to provide for a more uniform system of impairment testing standards for financial instruments.” The new guidance revises the OTTI evaluation methodology. Previously the analytical focus was on whether the entity had the “intent and ability to retain its investment in the debt security for a period of time sufficient to allow for any anticipated recovery in fair value.” Now the focus is on whether the entity has the “intent to sell the debt security or, more likely than not, will be required to sell the debt security before its anticipated recovery.” Further, the security is analyzed for credit loss (the difference between the present value of cash flows expected to be collected and the amortized cost basis). If the company does not intend to sell the debt security, nor will be required to sell the debt security prior to its anticipated recovery, the credit loss, if any, will be recognized in the statement of earnings, while the balance of impairment related to other factors will be recognized in Other Comprehensive Income. If the company intends to sell the security, or will be required to sell the security before its anticipated recovery, the full OTTI will be recognized in the statement of earnings. We will consider the guidance in evaluating our investments for OTTI.

In January 2009, FSP EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue 99-20 (“FSP EITF 99-20-1”), was issued in an effort to provide a more consistent determination on whether an other-than-temporary impairment has occurred for certain beneficial interests in securitized financial assets. Other-than-temporary impairment has occurred if there has been an adverse change in future estimated cash flow and its impact reflected in current earnings. The determination cannot be overcome by management judgment of the probability of collecting all cash flows previously projected. The objective of other-than-temporary impairment analysis is to determine whether it is probable that the holder will realize some portion of the unrealized loss on an impaired security. Factors to consider when making an other-than-temporary impairment decision include information about past events, current conditions, reasonable and supportable forecasts, remaining payment terms, financial condition of the issuer, expected defaults, value of underlying collateral, industry analysis, sector credit rating, credit enhancement, and financial condition of guarantor. We anticipate that our Non-Agency RMBS assets will fall under the guidance of FSP EITF 99-20-1 and as such we will assess each security for OTTI in accordance with its guidance.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. We will not commence any significant operations until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this prospectus.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our target assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Our primary sources of cash will generally consist of the net proceeds from this offering and the concurrent private placement, payments of principal and interest we receive on our portfolio of assets, cash generated from our operating results and unused borrowing capacity under our financing sources. We expect that our primary sources of financing will be, to the extent available to us, through (i) investments in funds that have non-recourse term borrowing facilities and capital provided under the PPIP, (ii) non-recourse loans provided under the TALF, (iii) securitizations, (iv) other sources of private financing, including warehouse and bank credit facilities, and (v) public offerings of our equity or debt securities. In the future, we may utilize other sources of financing to the extent available to us. If we are unable to obtain financing through U.S. Government programs and unable to invest in the asset classes expected to be financed through these programs at attractive rates of return on an unlevered basis, then we will either utilize other financing sources or we will not invest in these asset classes.

The sources of financing for our target assets are described below.

The Public-Private Investment Program (PPIP)

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the creation of the PPIP. The PPIP is intended to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIF as announced, has two primary components: the Legacy Loans Program and the Legacy Securities Program. As currently proposed, Legacy Loans PPIFs will be established to purchase troubled loans from insured depository institutions and Legacy Securities PPIFs will be established to purchase from financial institutions legacy non-Agency RMBS and CMBS that were originally rated AAA. Legacy Loans PPIFs and Legacy Securities PPIFs are expected to have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. Government. Announcements describing the Legacy Loans Program have stated that the U.S. Treasury will provide up to 50% of the equity capital for each Legacy Loans PPIF, with the remainder provided by private investors, and that the FDIC will guarantee the debt issued by each Legacy Loans PPIF up to a 6-to-1 debt-to-equity ratio. Under the Legacy Securities Program, the U.S. Treasury has announced that it will provide up to 50% of the equity capital of each Legacy Securities PPIF, with the remainder provided by private investors, and will provide senior debt up to 100% of the total equity capital of such a Legacy Securities PPIF so long as the PPIF’s private investors do not have voluntary withdrawal rights.

On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in the U.S. banking system. The FDIC also indicated that it will continue its work on the Legacy Loans Program and will be prepared to offer it in the future as what the FDIC characterized as “an important tool to cleanse bank balance sheets and bolster their ability to support the credit needs of the economy,” although no specific timeframe for the program was announced. As a next step, the FDIC expects to test the funding mechanism contemplated by the Legacy Loans Program in a sale of receivership assets this summer. This funding mechanism draws upon concepts successfully employed by the Resolution Trust Corporation in the 1990s, which routinely assisted in the financing of asset sales through responsible use of leverage. The FDIC expects to solicit bids for this sale of receivership assets in July. The Legacy Loans Program has not been finalized and its terms are subject to change. As a result, the attractiveness of the program to us cannot be determined at this time.

We anticipate that we would participate as an equity investor in one or more Legacy Loans PPIFs, one or more of which may be managed by affiliates of Starwood Capital Group. In order to serve as an investment manager of any Legacy Securities PPIF, an application must be made to, and accepted by, the U.S. Treasury. On July 8, 2009, the U.S. Treasury announced its selection of nine initial Legacy Securities PPIF managers from among the institutions that applied. Although Starwood Capital Group has applied to serve as one of the investment managers for the Legacy Securities Program, there can be no assurance that it will be selected for this role in any subsequent announcement of Legacy Securities PPIF managers by the U.S. Treasury. We anticipate that we would participate as an equity investor in one or more Legacy Securities PPIFs established and managed by Starwood Capital Group if its application to act as an investment manager for a Legacy Securities PPIF is approved. We may also invest in Legacy Securities PPIFs established by unaffiliated parties.

The Term Asset-Backed Securities Loan Facility (TALF)

On November 25, 2008, the U.S. Treasury and the Federal Reserve announced the creation of the TALF. Under the TALF, the Federal Reserve Bank of New York, or the FRBNY, will provide up to $200 billion of non-recourse loans to borrowers to fund their purchase of eligible assets, which initially included certain asset-backed securities, or ABS, but not CMBS or RMBS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include CMBS and certain highly-rated non-Agency RMBS. On May 1, 2009, the FRBNY provided more of the details as to how the TALF would be expanded to include CMBS and explained that beginning in June 2009, up to $100 billion of TALF loans will be available to finance purchases of CMBS created on or after January 1, 2009. However, no “new issue” CMBS have yet been pledged to the FRBNY as collateral for a TALF loan, and the relative dearth of financing currently available for commercial real estate interests that do not merit AAA ratings has led some to question whether any new issue TALF-eligible CMBS will be issued in the foreseeable future. On May 19, 2009, the FRBNY announced that, starting in July 2009, it would expand the TALF to include certain high-quality CMBS created on or prior to January 1, 2009, or legacy CMBS, and announced additional criteria that would apply to TALF loans for legacy CMBS. To date, neither the FRBNY nor the U.S. Treasury has announced any details on the manner in which the TALF will be expanded to cover non-Agency RMBS and the FRBNY is still assessing whether or not to include non-Agency RMBS as eligible assets under the TALF and the feasibility and potential impact of such a program. The TALF program is set to expire on December 31, 2009, but may be extended.

We believe that the expansion of the TALF to include highly rated CMBS and possibly non-Agency RMBS may provide us with attractively priced non-recourse term borrowing facilities that we could use to purchase CMBS and non-Agency RMBS that are eligible for funding under this program. There can be no assurance that the TALF will be expanded to include legacy CMBS and non-Agency RMBS, and if so expanded, that we will be able to utilize the TALF to finance the acquisition of legacy CMBS and non-Agency RMBS or that the financing terms will be attractive.

Securitizations

We intend to seek to enhance the returns on our commercial mortgage loan investments, especially loan originations, through securitizations that may be supported by the TALF. To the extent available, we intend to securitize the senior portion, expected to be equivalent to AAA-rated CMBS, while retaining the subordinate securities in our investment portfolio. In order to facilitate the securitization market, TALF is currently expected to provide financing to buyers of AAA-rated CMBS. Therefore, we expect to see interest in the credit markets for such financing at 50% to 60% of our cost basis in the relevant assets, and more importantly, at reasonable cost of fund levels that would generate a positive net spread and enhance returns for investors in such securitizations.

Other Potential Sources of Financing

In the future, we may also use other sources of financing to fund the acquisition of our target assets, including warehouse facilities, bank credit facilities (including term loans and revolving facilities) and other secured and unsecured forms of borrowing. We may also seek to raise further equity capital or issue debt securities in order to fund our future investments.

Leverage Policies

We intend to employ prudent leverage, to the extent available, to fund the acquisition of our target assets and to increase potential returns to our stockholders. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will deploy for particular investments in our target assets will depend upon our Manager’s assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial and residential mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our assets, the collateral underlying our assets, and our outlook for asset spreads relative to the LIBOR curve.

We expect, initially, that we may deploy leverage on our commercial mortgage loans, on a debt-to-equity basis, of up to 3-to-1. In addition, we do not expect under current market conditions to deploy leverage on any subordinated real estate debt investments, commercial real estate corporate debt, CMBS, or our other target assets except in conjunction with financings that may be available to us under programs established by the U.S. Government. To the extent that we invest in PPIFs that acquire commercial mortgage loans and/or CMBS under the PPIP, we expect such PPIFs will deploy leverage on these assets, on a debt-to-equity basis, of up to 6-to-1. We consider these initial leverage ratios to be prudent for these asset classes.

Contractual Obligations and Commitments

We had no contractual obligations as of June 1, 2009. Prior to the completion of this offering, we will enter into a management agreement with our Manager. Our Manager will be entitled to receive a base management fee, an incentive fee and the reimbursement of certain expenses. See “Our Manager and the Management Agreement—Management Agreement—Management Fees, Incentive Fees and Expense Reimbursements.”

Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit Risk

We expect to be subject to varying degrees of credit risk in connection with our assets. While we do not expect to encounter credit risk in our Agency RMBS assets, we will have exposure to credit risk on the mortgage assets and underlying mortgage loans in our non-Agency RMBS and CMBS portfolios as well as other assets. Our Manager will seek to manage credit risk by performing deep credit fundamental analysis of potential assets. Credit risk will also be addressed through our Manager’s on-going surveillance, and investments will be monitored for variance from expected prepayments, defaults, severities, losses and cash flow on a monthly basis.

Our investment guidelines do not limit the amount of our equity that may be invested in any type of our target assets; however, not more than 25% of our equity may be invested in any individual asset, without the consent of a majority of our independent directors. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets at any given time.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We will be subject to interest rate risk in connection with our assets and our related financing obligations. In general, we expect to finance the acquisition of our target assets through financings in the form of borrowings under programs established by the U.S. government, warehouse facilities, bank credit facilities (including term loans and revolving facilities), resecuritizations, securitizations and repurchase agreements. We may mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements. Interest rate swap agreements are intended to serve as a hedge against future interest rate increases on our borrowings.

Interest Rate Effect on Net Interest Income

Our operating results will depend in large part on differences between the income earned on our assets and our cost of borrowing and hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (1) while the yields earned on our leveraged fixed-rate mortgage assets will remain static and (2) at a faster pace than the yields earned on our leveraged floating rate mortgage assets, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our target assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

Hedging techniques are partly based on assumed levels of prepayments of our target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Cap Risk

We may acquire floating rate mortgage assets. These are assets in which the mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the asset’s interest yield may change during any given period. However, our borrowing costs pursuant to our financing agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our floating rate mortgage assets would effectively be limited. In addition, floating rate mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

We may fund a portion of our acquisition of mortgage loans and MBS with borrowings that are based on the London Interbank Offered Rate (or LIBOR), while the interest rates on these assets may be indexed to

LIBOR or another index rate, such as the one-year Constant Maturity Treasury (or CMT) index, the Monthly Treasury Average (or MTA) index or the 11th District Cost of Funds Index (or COFI). Accordingly, any increase in LIBOR relative to one-year CMT rates, MTA or COFI will generally result in an increase in our borrowing costs that may not be matched by a corresponding increase in the interest earnings on these assets. Any such interest rate index mismatch could adversely affect our profitability, which may negatively impact distributions to our stockholders. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

Our analysis of risks is based on our Manager’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Prepayment Risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As we receive prepayments of principal on our assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Extension Risk

Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the mortgages. If prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate assets could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the fixed-rate assets would remain fixed. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk

Market Value Risk.  Our available-for-sale securities will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of our assets may be adversely impacted. If we are unable to readily obtain independent pricing to validate our estimated fair value of the securities in our portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Real Estate Risk.  Commercial and residential mortgage assets are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses.

Risk Management

To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our portfolio of financial assets against the effects of major interest rate changes. We generally seek to manage this risk by:

•	attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

•	using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales to adjust the interest rate sensitivity of our investment portfolio and our borrowings; and

•	using securitization financing to better match the maturity of our financing with the duration of our assets.

BUSINESS

Our Company

Starwood Property Trust, Inc. is a newly organized Maryland corporation focused primarily on originating, investing in, financing and managing commercial mortgage loans and other commercial real estate debt investments, CMBS, and other commercial real estate-related debt investments. We may also invest in residential mortgage loans and RMBS. We collectively refer to commercial mortgage loans, other commercial real estate debt investments, CMBS, other commercial real estate-related debt investments, residential mortgage loans and RMBS as our target assets.

We will be externally managed and advised by SPT Management, LLC pursuant to the terms of a management agreement. Our Manager, is controlled by Barry Sternlicht, our chairman and chief executive officer. SPT Management, LLC is an affiliate of Starwood Capital Group, a privately-held private equity firm founded and controlled by Mr. Sternlicht. Since its inception in 1991, Starwood Capital Group (including Starwood Capital-named affiliates controlled by Mr. Sternlicht), has sponsored eleven co-mingled opportunistic funds, including two dedicated debt funds, two dedicated hotel funds and several standalone and co-investment partnerships. Pursuant to the investment opportunity allocation provisions currently applicable to three funds managed by affiliates of Starwood Capital Group, including Starwood Global Opportunity Fund VIII, a private fund that targets equity and debt investments in real estate, Starwood Capital Hospitality Fund II Global, a private fund that targets debt and equity investments related to hotels and other hospitality related properties, and Starwood Capital Debt Fund II-U, L.P., a private fund that targets debt investment, and us, we will have the right to invest from 67.5% to 90% of the equity capital proposed to be invested by any of these three funds in real estate related debt investments, subject to certain limitations described under “— Conflicts of Interest and Related Policies.” However, if none of these three funds exercise their respective co-investment rights, we would currently be able to invest 100% of the equity capital proposed to be invested by any of these three funds in real estate related debt investments. Our Manager and Starwood Capital Group have agreed that neither they nor any entity controlled by Starwood Capital Group will sponsor or manage any U.S. publicly traded investment vehicle that invests primarily in the asset classes described in “— Our Target Assets” other than us for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control. However, our Manager, Starwood Capital Group and their respective affiliates may sponsor or manage another U.S. publicly traded investment vehicle that invests generally in real estate assets but not primarily in our target assets, or a potential competing vehicle. Our Manager and Starwood Capital Group have also agreed that neither they nor any entity controlled by Starwood Capital Group will sponsor or manage a potential competing vehicle or another private or foreign investment vehicle that may invest in any of our target assets long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control, unless Starwood Capital Group adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities between all such vehicles or (ii) provides us the right to co-invest with such vehicles, in each case subject to the suitability of each investment opportunity for the particular investment vehicle and the availability of each vehicle’s cash for investment.

Starwood Capital Group has invested in most major classes of real estate, directly and indirectly, through operating companies, portfolios of properties and single assets, including multifamily, office, retail, hotel, residential entitled land and communities, senior housing, mixed-use and golf courses. Starwood Capital Group invests at different levels of the capital structure, including equity, preferred equity, mezzanine debt and senior debt, depending on the asset risk profile and return expectation. Starwood Capital Group has invested $6.8 billion of equity in most major sectors of real estate across the capital structure, representing approximately $20.2 billion in assets since inception as of March 31, 2009. As of March 31, 2009, Starwood Capital Group had approximately $11.4 billion of real estate assets and debt positions under management. Through an investment advisory agreement between our Manager and Starwood Capital Group Management, LLC, our Manager will be able to draw upon the experience and expertise of Starwood Capital Group’s team of approximately 130 professionals and support personnel operating in nine cities across six countries. Our Manager will also benefit from Starwood Capital Group’s dedicated asset management group comprised of approximately 22 people operating in seven offices located in the United States and abroad.

Our objective is to provide attractive risk adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring target assets to construct a diversified investment portfolio designed to produce attractive returns across a variety of market conditions and economic cycles. We intend to construct a diversified investment portfolio by focusing on asset selection and the relative value of various sectors within the debt market.

We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

Market Opportunities

We believe that the next five years will be one of the most attractive real estate investment periods in the past 50 years. In the last decade, real estate became significantly overpriced as values appreciated well beyond their underlying fundamentals. In the past two years, a significant correction in the price of real estate has been underway. Due to the dramatic repricing of real estate assets thus far and the continuing uncertainty in the direction of the real estate markets, a void in the debt and equity capital available for investing in real estate has been created as many banks, insurance companies, finance companies and fund managers face insolvency or have determined to reduce or discontinue investment in debt or equity related to real estate. The dislocations in the real estate market have already caused and we believe will continue to cause an “over-correction” in the repricing of real estate assets. We expect to capitalize on these market dislocations and capital void. We believe that there will be a significant supply of distressed investment opportunities from sellers and equity sponsors of real estate, including national and regional banks, investment banks, insurance companies, finance companies, fund managers, other institutions and individuals. The specific investment opportunities within this real estate investing environment may change over time and therefore, our investment strategy may also adapt to take advantage of the changing opportunities. Correction and recovery will take place at different points during the cycle, depending on the asset class and geography. In some markets, long term supply and demand real estate fundamentals will be positive as supply is constrained due to difficulty in obtaining financing, and demand will grow as the local population continues to expand. Underwriting real estate assets today requires rigorous analysis of the macro-economic environment and micro market supply and demand fundamentals as well as analysis of comparable and competing assets and projections on individual or portfolio assets. For real estate debt investments, underwriting requires increased scrutiny of insolvency scenarios and longer holding periods (including extension risk), in addition to typical real estate investment criteria such as coverage ratios, basis and operating fundamentals. We believe that well-funded managers will have the opportunity to acquire real estate debt positions and originate new loans and other real estate debt investment with less competition than when the debt markets were more liquid and at prices discounted to replacement cost. Through identifying the investment opportunities at each point of the cycle and conducting rigorous underwriting analysis on each investment, we believe that our Manager will be well positioned to capitalize on the upcoming market opportunities.

Commercial Mortgage Loans

In the near to medium term, we anticipate a significant opportunity to originate commercial mortgage loans and other debt investments at attractive yields and reasonable loan to value levels and to acquire discounted loans on high quality real estate at attractive yields. The global liquidity crisis has led to a re-pricing of risk, more dramatic and severe than other recent periods of distress. The market is demanding the continued de-leveraging of balance sheets of financial institutions in the face of rising loan maturities. Unlike the Resolution Trust Corporation (RTC) crisis of 1990 to 1992, distress today is affecting much higher quality assets where opportunities are created by excessive leverage and distressed sellers. Given the low interest rate environment, many of these assets cover debt service but the likelihood that they will be refinanced at maturity is in doubt. In light of this, we anticipate attractive investment opportunities in acquiring performing and non-performing commercial mortgage loans from banks, investment banks or any other forced sellers due to margin calls, redemptions, capital adequacy concerns or capital requirements during the next year or two. However, we believe the acquisition of discounted commercial mortgage loans will be a relatively short term opportunity because pricing of performing debt positions will likely improve as spreads tighten and liquidity returns to the market.

We anticipate origination of mortgage and mezzanine loans to be a longer term opportunity and will likely be a pillar of our investment strategy as the wave of commercial mortgage loans matures. As traditional financing sources diminish, we expect to capitalize on the financing gap by providing mortgage and mezzanine loans to proven sponsors on high-quality assets at attractive yields and reasonable loan-to-value levels. We intend to seek to further enhance our returns by securitizing the senior tranches of our positions to the extent that TALF financing may be available for these types of securities. See “—Our Financing Strategy.”

We believe that there may be attractive opportunities to acquire discounted loans from failed depository institutions through the FDIC, during the next two to three years. Thirty-three depository institutions have failed in 2009 through May 22, 2009, with more than $19.6 billion in combined assets. As of May 18, 2009, we estimate that the FDIC held more than $3 billion in residential mortgage loans from failed depository institutions. The FDIC typically auctions off the loan portfolios, usually in large pools, and often provides debt and/or equity capital for such transactions. These auctions are generally conducted on tight timeframe and provide limited access to information on the specific assets and local markets. We believe that Starwood Capital Group’s market knowledge, real estate expertise, geographic coverage and most importantly, execution speed will enable us to be a competitive bidder in these processes. Starwood Capital Group’s first sponsored fund successfully executed a similar strategy in the early 1990’s by acquiring assets from the Resolution Trust Corporation.

Commercial Real Estate Corporate Debt

Over the next few years, we also anticipate attractive investment opportunities in the corporate debt of publicly-traded commercial real estate operating and finance companies. We believe that debt maturities and deteriorating operating fundamentals will continue to plague both public and private real estate companies for some time, creating compelling investment opportunities. Implied values of the underlying real estate, already at a fraction of replacement costs, are expected to decline further in the near-term due to the uncertainty of debt refinancing and decreasing cash flows. Corporate bank debt and secured and unsecured bonds are trading at significant discounts to face value, in many cases implying asset valuations at discounts to replacement cost. We expect to capitalize on this market dislocation.

Commercial Mortgage Backed Securities

During the next two years, we anticipate attractive opportunities to acquire select CMBS at attractive yields. As a result of risk premium re-pricing and severe liquidity constraints, implied spreads have widened considerably over the last nine months. Even the most senior AAA− rated CMBS are trading at levels that imply credit losses much higher than historical levels. We expect that investor confidence will eventually return and that spreads will tighten and pricing will stabilize to more reasonable levels. This process may be hastened by the government’s intervention through the TALF and PPIP, each of which is described under “—Our Financing Strategy,” which will provide leverage to investments in CMBS. We believe that our Manager can further create value through careful security selection and proprietary cash flow analysis.

Residential Mortgage Loans

Residential mortgage loan pricing has fallen to historically low levels as a result of the U.S. housing market correction which began in late 2006 and the current liquidity crisis. Given the favorable long-term demographics trends and the recent significant U.S. Government initiatives to support the housing market in the United States, we expect the housing market to be the first of all major real estate asset classes to recover. This expected recovery should stabilize loan pricing levels to some extent. We believe that opportunities exist in the near term to earn attractive returns by purchasing distressed residential mortgage loans at significant discounts to their unpaid principal balances from sellers, including regional banks, investment banks, the

FDIC, and other institutions. Recovery timing and magnitude will depend also on local market fundamentals and trends. Starwood Capital Group has an established joint venture land platform which has a national network, presence and knowledge of many key residential real estate markets. We expect that this will provide us with fundamental knowledge that will enable us to better underwrite our investments.

Our Manager’s Competitive Strengths

We will benefit from the deep experience and significant expertise of our Manager’s executive team in real estate debt and equity investing. Headed by Barry Sternlicht, our chairman and chief executive officer, six members of our Manager’s executive team have worked together for over 12 years. On behalf of Starwood Capital Group’s eleven sponsored funds, this team has been responsible for investing $6.8 billion of equity across the capital structure in most major sectors of real estate, representing approximately $20.2 billion in assets since inception as of March 31, 2009. As of March 31, 2009, Starwood Capital Group had approximately $11.4 billion of real estate assets and debt positions under management.

The team has a proven debt investment track record in distressed market conditions similar to the current market. In the 1990’s, Starwood Capital Group’s first fund invested primarily in assets sold by the Resolution Trust Corporation and two of its early funds capitalized on distressed debt opportunities. We believe the team’s relevant experience in commercial real estate debt investing and its expertise in commercial real estate acquisition, ownership and operation across all major sectors will enable us to better identify and underwrite investment opportunities. This range of experience is applicable to all of our target asset classes.

Regardless of where the investment lies within the capital structure, achieving attractive returns without taking excess risk is the very foundation of Starwood Capital Group. In any market environment, proprietary transaction flow, knowledge of the property markets, speed of execution, excellent financing relationships, understanding of capital markets, thorough asset underwriting and due diligence, prudent asset management, and a focus on opportunistic exits combine to significantly reduce risk and enhance investor returns. Starwood Capital Group carefully underwrites and structures its investments to protect against downward fluctuations in pricing, operational deficiencies or credit dislocations, sometimes trading a portion of the upside to decrease its risk.

We believe that our Manager’s competitive strengths will enable us to generate attractive risk-adjusted returns for our stockholders. These strengths include the following:

Experienced and Well-Known Investment Team

Our Manager’s executive team consists of Starwood Capital Group’s executives, a group of seasoned investment professionals headed by Mr. Sternlicht that has largely worked together for more than 12 years through all stages of the real estate investment cycle. On behalf of the eleven co-mingled opportunistic funds sponsored by Starwood Capital Group, our Manager’s executive team has closed more than 300 transactions involving all major real estate classes, ownership structures and investment positions in the past 18 years. As former chairman and chief executive officer of Starwood Hotels & Resorts Worldwide, Inc., a Fortune 500 company, Mr. Sternlicht enjoys relationships with corporate leaders around the globe that provide a source of transaction flow not otherwise available to the general investment community. Additionally, his broad operating and investing experience in 80 countries gives him an ideal vantage point for steering our investment strategy.

Exceptional Domain Expertise

Our Manager’s executive team’s particular expertise structuring and investing in debt for Starwood Capital Group’s other sponsored investment vehicles, including two dedicated debt funds, is well matched to the opportunities in the current volatile credit markets. As exemplified by Starwood Capital Group’s creation of iStar Financial, Inc., this team has considerable expertise in the credit markets, including origination and lending of real estate debt, investing in and managing mortgages and executing effective value realization strategies, including foreclosure, discounted pay-off, loan restructuring and sales of loans or underlying securities. These more traditional realization strategies are supplemented by Starwood Capital Group’s expertise in the structuring of fractured loans (before or after restructuring) and are combined with Starwood Capital Group’s real estate expertise to realize the underlying value of real estate collateral efficiently.

Expertise in Real Estate Capital Markets, Corporate Acquisitions and Operations

Our Manager’s executive team’s real estate capital markets corporate acquisition and operating experience sets it apart from most traditional real estate investors. Our Manager’s executive team has executed large corporate and portfolio transactions, demonstrating a sophisticated structuring capability and an ability to execute complex capital markets transactions. On behalf of other funds sponsored by Starwood Capital Group, members of our Manager’s executive team have created or taken public three successful companies, including iStar Financial, Inc. and Starwood Hotels & Resorts Worldwide, Inc. They also participated in the formation of Equity Residential Properties Trust, one of the premier U.S. multifamily REITs. Affiliates of Starwood Capital Group have also privatized large public entities as with the recapitalization and restructuring of National Golf Properties, Inc. and the acquisition of Société du Louvre. Starwood Capital Group has built successful operating businesses in various real estate-related sectors, including hotels, office, multifamily, mezzanine debt, senior housing, golf, retail and health clubs.

Focus on Capital Preservation and Diversification

On behalf of Starwood Capital Group’s other funds, our Manager’s executive team has placed a premium on protecting and preserving capital by performing a comprehensive risk-reward analysis on each investment, with a rigorous focus on relative values between each real estate asset sector and geographic market and its position in the capital structure. Starwood Capital Group utilizes appropriate leverage to enhance equity returns while avoiding unwarranted levels of debt or excessive interest rate or foreign currency exposure. Our Manager intends to employ a similar capital preservation strategy for us.

On behalf of its previously sponsored funds, Starwood Capital Group has been careful to create a diversified portfolio for fund investors and to actively manage concentrations of each fund’s capital. All of these funds have maintained diversification by risk profile, geographic area, position in the capital structure and asset type. Our Manager intends to employ a similar diversification strategy for us.

Dedicated Asset Management Team and In-House Operational and Professional Services

Attaining attractive returns from investing in real estate require both wise investment decision making and prudent asset management. Starwood Capital Group has an in-house asset management team that employs approximately 22 people in seven offices located both in the United States and abroad. This team is responsible for managing all of the investments made by Starwood Capital Group’s sponsored funds. Through an investment advisory agreement between our Manager and Starwood Capital Group Management, LLC, our Manager will be able to utilize Starwood Capital Group’s in-house asset management team and legal, accounting and tax capabilities on our behalf. This will allow our Manager to maximize underlying real estate potential through, when appropriate, branding, development, renovation and repositioning of assets, and to create tailored corporate and partnership solutions to maximize returns.

Alignment of Starwood Capital Group and Our Manager’s Interests

Concurrently with the completion of this offering, SPT Investment, LLC, an affiliate of Starwood Capital Group which is controlled by Mr. Sternlicht, will acquire 1,000,000 shares of our common stock in a private placement at a price per share equal to the price per share in this offering. SPT Investment, LLC will agree that, for a period of 365 days after the date of this prospectus, it will not, without the prior written consent of Merrill Lynch and Deutsche Bank, sell or otherwise transfer these shares, subject to certain exceptions and extension in certain circumstances. Concurrently with the completion of this offering, we will grant our Manager, an affiliate of Starwood Capital Group which is controlled by Mr. Sternlicht, a number of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares in this offering. This award will vest ratably on a quarterly basis over a three-year period beginning on the first day of the calendar quarter after we complete this offering. Once vested, this award of restricted stock units will be settled in shares of our common stock. Assuming the settlement of all these restricted stock units as of the completion of this offering, Mr. Sternlicht and Starwood Capital Group would beneficially own approximately 6.2% of our common stock immediately after this offering and the concurrent private placement (or approximately 5.4% if the underwriters exercise their overallotment option in full).

Our Investment Strategy

We will seek to maximize returns for our stockholders by constructing and managing a diversified portfolio of our target assets. Our investment strategy may include, without limitation, the following:

•	seeking to take advantage of pricing dislocations created by distressed sellers or distressed capital structures and pursuing investments with attractive risk-reward profiles;

•	focusing on acquiring debt positions with implied basis at deep discounts to replacement costs;

•	focusing on supply and demand fundamentals and pursuing investments in high population and job growth markets where demand for all real estate asset classes is most likely to be present;

•	targeting markets with barriers to entry other than capital;

•	structuring transactions with an amount of leverage that reflects the risk of the underlying asset’s cash flow stream, attempting to match the rate and duration of the financing with the underlying asset’s cash flow, and hedging speculative characteristics; and

•	seeking to take advantage of acquisition financing programs and subsidies provided by the U.S. Government.

In implementing our investment strategy, we will utilize our Manager’s expertise in identifying undervalued assets, securities and operating companies as well as its capabilities in transaction sourcing, underwriting, execution and asset operation, management and disposition. Our Manager’s Investment Committee, which will be chaired by Mr. Sternlicht and will also include Jeffrey Dishner, Jerome Silvey, Marc Perrin and Christopher Graham, will make investment, financing, asset management and disposition decisions on our behalf. These decisions will be generally based upon our Manager’s view of the current and future economic environment, its outlook for real estate in general and the particular asset class and, finally, its assessment of the risk-reward profile derived from proprietary underwriting and cash flow analysis. All investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act.

In order to capitalize on the changing sets of investment opportunities that may be present in the various points of an economic cycle, we may expand or refocus our investment strategy by emphasizing investments in different parts of the capital structure and different sectors of real estate. Our investment strategy may be amended from time to time, if recommended by our Manager and approved by our board of directors, but without the approval of our stockholders. However, we would only be able to expand our investment strategy to include equity investments in real estate after the expiration of the exclusivity provisions of the Starwood Private Real Estate Funds which restrict other Starwood Capital Group sponsored investment vehicles from targeting such types of investments.

Our Target Assets

We intend to invest in target assets secured primarily by U.S. collateral. We intend to originate or acquire loans and other debt investments backed by commercial real estate, or CRE, where the realizable value of the underlying real estate collateral is deemed to be more than the price paid for the loans or securities, as applicable. We may also invest in residential mortgage loans and RMBS. We may invest in performing and non-performing mortgage loans and other real estate-related loans and debt investments, but we will not target “near term loan to own” investments as described in “—Conflicts of Interest and Related Policies.”

Our Manager will target markets where it has a view on the expected cyclical recovery as well as expertise in the real estate collateral underlying the assets being acquired. We will seek situations where a lender or holder of a loan or security is in a compromised situation due to the relative size of its CRE portfolio, the magnitude of non-performing loans, or regulatory/rating agency issues driven by potential capital adequacy or concentration issues.

When investments are realized, we will reinvest our proceeds therefrom in our target assets. Depending on market conditions, we will also make opportunistic dispositions of our investments in our target assets.

Based on prevailing market conditions, our current expectation is that our initial investment portfolio will consist of between 60% to 70% commercial mortgage and mezzanine loans, 10% to 20% commercial real estate corporate debt, 10% to 20% MBS (consisting primarily of CMBS and secondarily of RMBS), and the balance in our other target assets. However, there is no assurance that upon the completion of this offering we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments.

Our target assets will include the following types of loans and other debt investments with respect to commercial real estate:

Commercial Mortgage Loans and Other Commercial Real Estate Debt Investments

In the months following this offering, we intend to focus on commercial mortgage loan origination and purchase of loan portfolios that may become available under the Legacy Loans Program and any asset sales by the FDIC.

Whole Mortgage Loans.  We may originate or purchase whole mortgage loans secured by a first mortgage lien on commercial property which provide long-term mortgage financing to commercial property developers and owners that generally have maturity dates ranging from three to ten years. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche, or an A Note, and retaining the subordinated tranche, or a B Note, or mezzanine loan tranche. We may receive origination fees, extension fees, modification or similar fees in connection with our whole mortgage loans.

Bridge Loans.  We may originate or purchase whole mortgage loans secured by a first mortgage lien on commercial property which provide interim or bridge financing to borrowers seeking short-term capital typically for the acquisition of real estate. The maturity dates of bridge loans are generally shorter than three years. Bridge loans contemplate a takeout with the borrower, using the proceeds of a conventional mortgage loan to repay our bridge loan. We may also receive origination fees, extension fees, modification or similar fees in connection with our bridge loans. We believe providing these bridge loans will lead to future investment opportunities for us, including conventional mortgage loans and mezzanine loans with the same borrowers.

B Notes.  We may originate or acquire B Notes in negotiated transactions with the originators and in the secondary market. A B Note is typically a privately negotiated loan that is secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A Note secured by the same first mortgage on the same property or group. The subordination of a B Note typically is evidenced by an inter-creditor agreement with the holder of the related A Note. B Notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A Note.

Mezzanine Loans.  We may originate or purchase mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are subordinate to whole mortgage loans secured by first or second mortgage liens on the property and are senior to the borrower’s equity in the property. Upon default, the mezzanine lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage holders on the property. We may receive origination fees, extension fees, modification or similar fees in connection with our mezzanine loans.

Construction/Rehabilitation Mortgage Loans and Mezzanine Loans.  We also may originate or acquire participations in construction or rehabilitation loans on commercial properties. These loans will generally provide 40% to 60% of financing on the total cost of the construction or rehabilitation project and will be secured by first mortgage liens on the property under construction or rehabilitation. Alternatively, we may make mezzanine loans to finance construction or rehabilitation of commercial properties. Investments in construction and rehabilitation loans would generally allow us to earn origination fees and may also entitle us to a percentage of the underlying property’s net operating income (subject to our qualification as a REIT) or gross revenues, payable on an ongoing basis, as well a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan.

Commercial Mortgage-Backed Securities

Commercial mortgage-backed securities, or CMBS, are securities which are collateralized by, or evidence ownership interests in, a mortgage loan secured by a single commercial property, or a partial or entire pool of mortgage loans secured by commercial properties. We may invest in senior or subordinated investment grade CMBS, which are rated BBB- (or Baa3) or higher. We may also invest in below investment grade CMBS, which are rated lower than BBB- (or Baa3), and unrated CMBS.

In general, we intend to invest in CMBS that will yield high current interest income and where we consider the return of principal to be likely. The yields on CMBS depend on the timely payment of interest on and principal of the underlying mortgage loans, and defaults by the borrowers under such loans may ultimately result in deficiencies and defaults on the CMBS. In the event of a default by the issuer of the CMBS, the trustee for the benefit of the holders of CMBS has recourse only to the underlying pool of mortgage loans and, if an underlying mortgage loan is in default, to the property securing such loan. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, such as the subordination of the junior classes of the CMBS.

We intend to acquire CMBS from private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks and other entities. To the extent available to us, we may acquire CMBS through financing under the TALF, the PPIP and the Legacy Securities Program, each of which is described in “—Our Financing Strategy” below. To the extent available to us, we generally expect to invest in newly originated CMBS under the TALF or the PPIP. Initially, we expect that the majority of our investments in CMBS will be acquired through financing under the TALF. CMBS financed under the TALF may not be junior to other securities with claims on the same pool of underlying commercial mortgage loans, must have a credit rating in the highest long-term investment-grade rating category from at least two TALF CMBS-eligible rating agencies and must not have a credit rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency.

Other Commercial Real Estate Related Investments

Commercial Real Estate Corporate Debt.  We may invest in the corporate bank debt and corporate bonds of CRE operating or finance companies. Corporate bank debt may be in the form of a term loan or a revolving credit facility and is generally secured by the company’s assets. A substantial portion of the corporate bank debt is the most senior position in the company’s corporate liabilities and thus provides most safety and achieves high recovery rates historically. Corporate bonds may be secured by the company’s assets or may not provide for any security. We may invest in high yield corporate bonds of CRE operating or finance companies, which are debt obligations of corporations and other non-governmental entities rated below BBB− (or Baa3) and unrated corporate bonds of these companies, as well as investment grade corporate bonds, which are debt obligations of corporations and other non-governmental entities rated BBB− (or Baa3) or higher. To the extent we invest in corporate bank debt and corporate bonds, we expect that a significant amount of the holdings will not be secured by liens on real estate assets. A substantial portion of the corporate bank debt and investment grade corporate bonds we may hold may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the bond’s maturity.

Residential Mortgage Loans and Residential Mortgage-Backed Securities

Our target assets may also include the following types of loans and debt investments relating to residential real estate:

Residential Mortgage Loans.  We may also invest in residential mortgage loans, which are generally secured by a first mortgage lien on a residential property. A portion of the loans may not have any amortization payments, or at least for a few years initially, and therefore the principal amount could remain outstanding and at risk until we exit our investment or until maturity.

Residential Mortgage-Backed Securities.  We may invest in securities that are collateralized by residential mortgage loans, or RMBS. The mortgage loans underlying these securities may be adjustable rate mortgage loans, or ARMs, fixed rate mortgage loans, or FRMs, or hybrid ARMs. The payments of principal and interest on certain of the RMBS in which we may invest may be guaranteed by a U.S. Government agency such as the Government National Mortgage Association, or Ginnie Mae, or a federally chartered corporation such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac. We refer to these types of RMBS as Agency RMBS. We may also invest in RMBS that are not guaranteed by any U.S. Government agency or federally chartered corporation, or non-Agency RMBS.

Our Financing Strategy

Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from the 1940 Act, we initially expect to finance the acquisition of our target assets, to the extent available to us, through the following methods:

•	equity investments in funds that have non-recourse term borrowing facilities and capital provided under the PPIP and invest either in mortgage loans, non-Agency RMBS or CMBS;

•	non-recourse loans provided under the TALF for the acquisition of CMBS;

•	securitizations;

•	other sources of private financing, including warehouse and bank credit facilities; and

•	public offerings of our equity or debt securities.

In the future, we may also utilize other sources of financing. If we are not able to obtain financing through the PPIP and/or the TALF within approximately six months of this offering, and investing in mortgage loans, non-Agency RMBS or CMBS on an unlevered basis would not yield attractive returns, then we will either utilize other financing sources to acquire these types of assets or we will invest our available capital in other of our target asset classes.

Descriptions of the types of financing we expect to employ are described in more detail below.

Government Financing

Initially, we expect to finance our investments in commercial mortgage loans and CMBS with financings under the U.S. Government’s Public-Private Investment Program, or PPIP, and CMBS with financing under the Term Asset-Backed Securities Loan Facility, or TALF, in each case to the extent available to us, as well as through securitizations and other sources of financing that may be available to us.

A description of the financing that may be made available to us under the PPIP and the TALF is set forth below. There can be no assurance that we will be eligible to participate in these programs or, if we are eligible, that we will be able to utilize them successfully or at all.

The Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the creation of the PPIP. The PPIP is intended to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of certain financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP as announced, has two primary components: the Legacy Loans Program and the Legacy Securities Program.

Under the Legacy Loans Program, as currently proposed, Legacy Loans PPIFs will be established to purchase troubled loans (including commercial and residential mortgage loans) from insured depository institutions. In the loan sales, assets will be priced through an auction process to be established under the program. For a bid to be considered in the auction process, the bid must be accompanied by a refundable cash deposit for 5% of the bid value. The Legacy Loans PPIF will be able to fund the asset purchase through the issuance of senior notes by the Legacy Loans PPIF. The notes will be guaranteed by the FDIC in exchange for a debt guarantee fee. The amount of the purchase price that can be funded through the issuance of these notes will vary from transaction to transaction based on standards to be established by the FDIC, but is not expected to exceed six times the amount of equity used by the PPIF to fund the acquisition. It is expected that financing terms and leverage ratios for fundings will be established and disclosed to potential investors prior to bid submission in Legacy Loans Program auctions. The U.S. Treasury will also provide up to 50% of the equity capital financing for each Legacy Loans PPIF, with the remainder provided by private investors. As required by the EESA, the U.S. Treasury will receive warrants from each PPIF. The terms and amounts of such warrants have not yet been determined. Legacy Loans PPIFs, through their investment manager, will control and manage their asset pools within parameters pre-established by the FDIC and the U.S. Treasury, with reporting to and oversight by the FDIC. Legacy Loans PPIFs must agree to waste, fraud and abuse protections and will be required to make certain representations, warranties and covenants regarding the conduct of their business and compliance with applicable law. They must also provide information to the FDIC in performance of its oversight role. Legacy Loans PPIFs may acquire commercial and residential mortgage loans with financing under the Legacy Loans Program.

Under the Legacy Securities Program, Legacy Securities PPIFs will be established to purchase from financial institutions certain non-Agency RMBS and CMBS that were originally rated AAA by one or more of the TALF eligible nationally recognized statistical rating organizations. The U.S. Treasury has announced that it will provide up to 50% of the equity capital for each Legacy Securities PPIF, with the remainder provided by private investors, and will also provide secured non-recourse loans in an aggregate amount of up to 50% of the PPIF’s total equity capital with the remainder provided by private investors, so long as the PPIF’s private investors do not have voluntary withdrawal rights. In addition, the U.S. Treasury will consider requests for debt financing of up to 100% of a PPIF’s total equity capital, subject to restrictions on asset level leverage, withdrawal rights, disposition priorities and other factors to be developed by the U.S. Treasury. Loans made by the U.S. Treasury to any PPIF will accrue interest at an annual rate to be determined by the U.S. Treasury and will be payable in full on the date of termination of the PPIF. The equity and debt financing under the Legacy Securities Program is available to Legacy Securities PPIFs managed by investment managers who have been selected as a Legacy Securities PPIF asset manager under the program.

On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 would be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in the U.S. banking system. The FDIC also indicated that it will continue its work on the Legacy Loans Program and will be prepared to offer it in the future as what the FDIC characterized as “an important tool to cleanse bank balance sheets and bolster their ability to support the credit needs of the economy,” although no specific timeframe for the program was announced. As a next step, the FDIC will test the funding mechanism contemplated by the Legacy Loans Program in a sale of receivership assets this summer. This funding mechanism draws upon concepts successfully employed by the Resolution Trust Corporation in the 1990s, which routinely assisted in the financing of asset sales through responsible use of leverage. The FDIC expects to solicit bids for this sale of receivership assets in July 2009.

We anticipate that we would participate as an equity investor in one or more Legacy Loans PPIFs, one or more of which may be managed by affiliates of Starwood Capital Group. In order to serve as an investment manager of any Legacy Securities PPIF, an application must be made to, and accepted by, the U.S. Treasury. On July 8, 2009, the U.S. Treasury announced its selection of nine initial Legacy Securities PPIF managers from among the institutions that applied. Although Starwood Capital Group has applied to serve as one of the investment managers for the Legacy Securities Program, there can be no assurance that it will be selected for this role in any subsequent announcement of Legacy Securities PPIF managers by the U.S. Treasury. We anticipate that we would participate as an equity investor in one or more Legacy Securities PPIFs established and managed by Starwood Capital Group if its application to act as an investment manager for a Legacy Securities PPIF is approved. We may also invest in Legacy Securities PPIFs established by unaffiliated parties.

The Term Asset-Backed Securities Loan Facility

In response to the severe dislocation in the credit markets, the U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF’s purpose is to increase credit availability and support economic activity by facilitating renewed securitization activities. Under the initial version of the TALF, the FRBNY makes non-recourse loans to eligible borrowers to help fund their purchase of ABS collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage servicing advances, equipment loans and leases, and loans guaranteed by the SBA. Under the TALF, the FRBNY may lend up to $200 billion to certain holders of TALF-eligible ABS. Any U.S. company that owns TALF-eligible ABS may borrow from the FRBNY under TALF, provided that the company maintains an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. The TALF is scheduled to expire on December 31, 2009, but may be extended.

Credit extensions under the TALF will be non-recourse, unless the borrower breaches its representations, warranties or covenants, and will be exempt from margin calls related to a decrease in the underlying collateral value. The loans are pre-payable in whole or in part at the option of the borrower, subject to the satisfaction of certain conditions. Under the TALF, as announced, the FRBNY will lend to each borrower an amount equal to the lesser of the par or market value of the pledged collateral minus a “haircut,” which varies based on the type and expected life of the collateral except that the loan amount of each legacy CMBS will be the lesser of the dollar purchase price on the applicable trade date or the market price on the subscription date of the CMBS less, in either case, the applicable dollar haircut (from par). Unless otherwise provided in the Master Loan and Security Agreement that a TALF borrower must enter into, any remittance of principal on eligible collateral must be used immediately to reduce the principal amount of the loan in proportion to the loan’s haircut. However, if certain events of default, credit support depletion events or early amortization events occur with respect to the collateral, all interest and principal received from such collateral will be applied to repay the TALF loan before any amounts are distributed to the borrower. In addition, except for legacy CMBS, if the pledged collateral is priced at a premium to par, the borrower will make an additional principal payment calculated to adjust for the average reversion of market value toward par value as the collateral matures. Further, for five-year TALF loans, the excess of collateral interest distributions over the TALF loan interest payable will be remitted to the borrower only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to TALF loan principal.

On March 23, 2009, in connection with the establishment of the PPIP, the U.S. Treasury and the Federal Reserve announced preliminary plans to expand the TALF to include CMBS and certain highly-rated non-Agency RMBS. On May 1, 2009, the Federal Reserve provided more of the details as to how the TALF would be expanded to include CMBS and explained that beginning in June 2009, up to $100 billion of TALF loans will be available to finance purchases of eligible CMBS created on or after January 1, 2009.

In this announcement and in subsequent releases, the Federal Reserve stated that to be eligible for TALF funding, the following conditions must be satisfied with respect to the newly issued CMBS:

•	The CMBS must be collateralized by first-priority mortgage loans or participations therein that are current in payment at the time of securitization;

•	The underlying mortgage loans must be fixed-rate loans that do not provide for interest-only payments during any part of their term;

•	The underlying mortgage loans must be secured by one or more income-generating commercial properties located in the United States or one of its territories;

•	Ninety-five percent or more of the dollar amount of the credit exposures underlying the CMBS must be exposures that are originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks.

•	The CMBS must be issued on or after January 1, 2009 and the underlying mortgage loans must have been originated on or after July 1, 2008;

•	The underwriting for the CMBS must be prepared generally on the basis of then-current in-place, stabilized and recurring net operating income and then-current property appraisals;

•	The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible national rating agencies and must not have a credit rating below the highest long-term investment-grade rating category from any CMBS eligible national rating agency;

•	The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

•	The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

•	The CMBS collateralizing the TALF borrowing must not be junior to other securities with claims on the same pool of loans; and

•	Control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and “appraisal reduction amounts”.

The Federal Reserve also described the following terms for CMBS collateralized TALF loans:

•	Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

•	A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan is expected to bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate;

•	The collateral haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, collateral haircuts will increase by one percentage point for each additional year of average life beyond five years. No CMBS may have an average life beyond ten years; and

•	The FRBNY will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment.

On May 19, 2009, the Federal Reserve announced that, beginning in July 2009, it would expand the TALF to include certain high quality legacy CMBS created on or prior to January 1, 2009, and announced additional criteria that will apply to TALF loans for legacy CMBS. The terms of the expansion of the TALF to legacy CMBS include the following:

•	As of the TALF loan subscription date, at least 95% of the properties securing the underlying mortgage loans, by related loan principal balance, must be located in the United States or one of its territories;

•	The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third party credit support, from at least two CMBS eligible nationally recognized statistical rating organizations, and must not have a credit rating below the highest investment grade rating category from any CMBS eligible nationally recognized statistical rating organization;

•	The CMBS must entitle its holders to payments of principal and interest (that is, must not be an interest-only or principal-only security);

•	The CMBS must bear interest at a pass-through rate that is fixed or based on the weighted average of the underlying fixed mortgage rates;

•	Upon issuance, the CMBS must not have been junior to other securities with claims on the same pool of loans;

•	Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

•	A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan is expected to bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate;

•	The amount of the TALF loan for each legacy CMBS will be the lesser of the dollar purchase price on the trade date or the market price as of the loan subscription date less, in either case, the base dollar haircut (from par). The market price of any legacy CMBS shall not exceed 100%;

•	The base dollar haircut for each CMBS with an average life of five years or less will be 15%. For CMBS with average lives beyond five years, base dollar haircuts will increase by one percentage point for each additional year of average life beyond five years;

•	For a three-year TALF loan, the excess of collateral interest distributions over the TALF loan interest payable will be remitted to the borrower in each loan year until it equals 30% per annum of the haircut amount, with the remainder applied to TALF loan principal;

•	A TALF borrower must agree not to exercise or refrain from exercising any voting, consent or waiver rights under a CMBS without the consent of the FRBNY; and

•	The FRBNY will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment and may limit the volume of TALF loans secured by legacy CMBS.

To date, neither the FRBNY nor the U.S. Treasury has announced how the TALF will be expanded to cover non-Agency RMBS. On June 4, 2009, William Dudley, president of the FRBNY, stated that the FRBNY was still assessing whether or not to include non-Agency RMBS as eligible assets to be financed under the TALF and was still in the process of assessing the feasibility and potential impact of such a program. If and when so expanded, the TALF may provide us with attractively priced non-recourse term borrowing facilities that we can use to purchase non-Agency RMBS. However, there can be no assurance that the TALF will be expanded to include non-Agency RMBS and, if so expanded, that we will be able to utilize it successfully or at all. The TALF is presently scheduled to run through December 31, 2009, unless the Federal Reserve agrees to extend it.

Securitizations

We intend to seek to enhance the returns on our commercial mortgage loan investments, especially loan originations, through securitizations, if available, that may be supported by the TALF. To the extent available, we intend to securitize the senior portion, expected to be equivalent to AAA-rated CMBS, while retaining the subordinate securities in our investment portfolio. In order to facilitate the securitization market, TALF is currently expected to provide financing to buyers of AAA-rated CMBS. Therefore, we expect to see interest in the credit markets for such financing at 50% to 60% of our cost basis in the relevant assets, and more importantly, at reasonable cost of fund levels that would generate a positive net spread and enhance returns for investors in such securitizations.

Other Potential Sources of Financing

In the future, we may also use other sources of financing to fund the acquisition of our target assets, including warehouse facilities, bank credit facilities and other secured and unsecured forms of borrowing. Warehouse facilities are typically lines of credit from commercial and investment banks that can be drawn upon to fund the acquisition of assets. Warehouse facilities are typically collateralized loans made to investors who invest in loans and securities that in turn pledge the resulting loans and securities to the warehouse lender. Third party custodians, usually large banks, typically hold the loans and securities funded with the warehouse facility borrowings, including the loans, securities, notes, mortgages and other important loan documentation, for the benefit of the lender who is deemed to own the loans and securities and, if there is a default under the warehouse line, for the benefit of the warehouse lender. Financings through bank credit facilities (including term loans and revolving facilities) may be collateralized or non-collateralized and may involve one or more lenders. Credit facilities typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates. We may also seek to raise further equity capital or issue debt securities in order to fund our future investments.

Leverage Policies

We intend to employ prudent leverage, to the extent available, to fund the acquisition of our target assets and to increase potential returns to our stockholders. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will deploy for particular investments in our target assets will depend upon our Manager’s assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial and residential mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our assets, the collateral underlying our assets, and our outlook for asset spreads relative to the LIBOR curve.

We expect, initially, that we may deploy leverage on our commercial mortgage loans, on a debt-to-equity basis, of up to 3-to-1. In addition, we do not expect under current market conditions to deploy leverage on any subordinated real estate debt investments, commercial real estate corporate debt, MBS, or our other target assets except in conjunction with financings that may be available to us under programs established by the U.S. Government. To the extent that we invest in PPIFs that acquire commercial mortgage loans and/or CMBS under the PPIP, we expect such PPIFs will deploy leverage on these assets, on a debt-to-equity basis, of up to 6-to-1. We consider these initial leverage ratios to be prudent for these asset classes.

Investment Guidelines

Our board of directors has adopted the following investment guidelines:

•	our investments will be in our target assets;

•	no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

•	not more than 25% of our equity will be invested in any individual asset, including any equity investment by us in any PPIF, without the consent of a majority of our independent directors;

•	until appropriate investments can be identified, our Manager may invest the proceeds of this offering and any future offerings of our equity or debt securities in interest-bearing, short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts and/or funds, that are consistent with our intention to qualify as a REIT; and

•	any investment of up to $25 million requires the approval of our chief executive officer; any investment from $25 million to $75 million requires the approval of our Manager’s Investment Committee; any investment from $75 million to $150 million requires the approval of the Investment Committee of our board of directors and our Manager’s Investment Committee; and any investment in excess of $150 million requires the approval of our board of directors.

These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders. In addition, both of our Manager and our board of directors must approve any change in our investment guidelines that would modify or expand the types of assets in which we invest.

Investment Committee of Our Manager

Our Manager has an Investment Committee which will initially be comprised of Mr. Sternlicht, the chairman of the committee, and Jeffrey Dishner, Jerome Silvey, Marc Perrin and Christopher Graham. Our Manager’s Investment Committee will meet periodically, at least every quarter, to discuss investment opportunities. The Investment Committee will periodically review our investment portfolio and its compliance with our investment guidelines described above at least on a quarterly basis or more frequently as necessary.

Investment Process

Through our Manager’s investment advisory agreement with Starwood Capital Group Management, LLC, our Manager has access to a dedicated acquisition team of experienced real estate professionals assisted by an associate/analyst pool. This team is responsible for underwriting the market, developing a financial model to test sensitivities, structuring transactions and leading the due diligence process. The acquisition team receives assistance from Starwood Capital Group’s asset management group in developing market assumptions on rents, occupancies, lease-up, expenses, etc. They also receive technical support from Starwood Capital Group’s construction, legal, tax and finance teams. These in-house functions align our interests with our investors’ in all aspects of the process, preserving accountability to drive performance. Our Manager’s acquisition team will hold regular meetings where they share their observations on the market activities and policy changes, review our investment strategy and discuss transactions of potential interest and updates on our pipeline.

Our investment process will include sourcing and screening of investment opportunities, assessing investment suitability, conducting interest rate and prepayment analysis, evaluating cash flow and collateral performance, reviewing legal structure and servicer and originator information and investment structuring, as appropriate, to seek an attractive return commensurate with the risk we are bearing. Upon identification of an investment opportunity, the investment will be screened and monitored by our Manager to determine its impact on maintaining our REIT qualification and our exemption from registration under the 1940 Act. We will seek to make investments in sectors where our Manager has strong core competencies and where we believe market risk and expected performance can be reasonably quantified.

Our Manager evaluates each one of our investment opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable investments. In addition, we evaluate new opportunities based on their relative expected returns compared to comparable positions held in our portfolio. The terms of any leverage available to us for use in funding an investment purchase are also taken into consideration, as are any risks posed by illiquidity or correlations with other securities in the portfolio. Our Manager also develops a macro outlook with respect to each target asset class by examining factors in the broader economy such as GDP, interest rates, unemployment rates and availability of credit, among other things. Our Manager also analyzes fundamental trends in the relevant target asset class sector to adjust/maintain its outlook for that particular target asset class. Our Manager conducts extensive diligence with respect to each target asset class by, among other things, examining and monitoring the capabilities and financial wherewithal of the parties responsible for the origination, administration and servicing of relevant target assets.

Risk Management

As part of our risk management strategy, our Manager will actively manage the financing, interest rate, credit, prepayment and convexity risks associated with holding a portfolio of our target assets.

Asset Management

We recognize the importance of active asset management in successful investing and Starwood Capital Group has a dedicated, in-house asset management group. These asset management professionals provide not only investment oversight, but also critical input to the acquisition process. This interactive process coordinates underwriting assumptions with direct knowledge of local market conditions and costs and revenue expectations. These critical assumptions then become the operational benchmarks by which the asset managers are guided and evaluated in their on-going management responsibilities. For mortgage investments, annual budgets are reviewed and monitored quarterly for variance, and follow up and questions are directed by the asset manager back to the owner. For securities investments, monthly remittance reports are reviewed, and questions are prompted by the asset manager to the servicer and trustee to ensure strict adherence to the servicing standards set forth in the applicable pooling and servicing agreements. All materials are submitted to our chief financial officer for review on a quarterly basis. Our asset management group creates value through careful asset specific and market surveillance, rigid enforcement of loan and security rights, and timely sale of underperforming positions prior to potential for loss. One of the key components in the underwriting process is the evaluation of potential exit strategies. The asset management group monitors each investment and reviews the disposition strategy on a regular basis in order to realize appreciated values and maximize returns.

Interest Rate Hedging

Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek on the one hand to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand help us achieve our risk management objectives. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying income generally must not exceed 5% of our gross income.

Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets and on the other hand help us achieve our management objective. We intend to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by interest rate fluctuations. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our Manager’s expertise to manage these risks on our behalf.

The U.S. federal income tax rules applicable to REITs, may require us to implement certain of these techniques through a TRS that is fully subject to U.S. federal corporate income taxation.

Market Risk Management

Risk management is an integral component of our strategy to deliver returns to our stockholders. Because we will invest in CRE mortgage loans and other debt investments including CMBS, investment losses from prepayments, defaults, interest rate volatility or other risks can meaningfully reduce or eliminate funds available for distribution to our stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margin will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. To minimize the risks to our portfolio, we will actively employ portfolio-wide and asset-specific risk measurement and management processes in our daily operations. Our Manager’s risk management tools include software and services licensed or purchased from third parties, in addition to proprietary analytical methods developed by Starwood Capital Group. There can be no guarantee that these tools will protect us from market risks.

Credit Risk

Through our investment strategy, we will seek to limit our credit losses and reduce our financing costs. However, we retain the risk of potential credit losses on all of the commercial and residential mortgage loans, other real-estate related debt investments, and the mortgage loans underlying the CMBS and RMBS we may acquire. We seek to manage credit risk through our pre-acquisition due diligence process and through use of non-recourse financing, when and where available and appropriate, on a risk adjusted basis which limits our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing. In addition, with respect to any particular target asset, our Manager’s investment team evaluates, among other things, relative valuation, comparable analysis, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral.

Our investment guidelines do not limit the amount of our equity that may be invested in any type of our target assets; however, not more than 25% of our equity may be invested in any individual asset, without the consent of a majority of our independent directors. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets at any given time.

Conflicts of Interest and Related Policies

Management.  We are dependent on our Manager for our day-to-day management and do not have any independent officers or employees although our chief financial officer, treasurer and chief compliance officer, currently Ms. Anderson, will be seconded exclusively to us by Starwood Capital Group. Each of our officers and three of our directors, Messrs. Sternlicht, Dishner and Rinaldi are executives of Starwood Capital Group. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities, including for Starwood Capital Group, may reduce the time our Manager and its officers and personnel spend managing us.

Current Co-Investment Rights and Obligations.  Our ability to make investments in our target assets is currently governed by the investment opportunity allocation provisions applicable to the following three private institutional funds currently managed by affiliates of Starwood Capital Group:

• Starwood Global Opportunity Fund VIII, a private fund that targets equity and debt interests in real estate, or the Starwood Global Fund,

• Starwood Capital Hospitality Fund II Global, a private fund that targets equity and debt interests related to hotels and other hospitality related properties, or the Starwood Hotel Fund, and

• Starwood Capital Debt Fund II-U, L.P., or the Starwood Unlevered Debt Fund, a private fund that invests in debt, including debt related to real estate, on an unlevered basis.

Pursuant to the investment opportunity allocation provisions currently applicable to the Starwood Global Fund and the Starwood Hotel Fund, or the Starwood Private Real Estate Funds, and us, (i) the Starwood Private Real Estate Funds collectively have the right to invest 25% of the equity capital proposed to be invested by any investment vehicle managed by an entity controlled by Starwood Capital Group in debt investments relating to real estate, and (ii) subject to the co-investment rights of the Starwood Unlevered Debt Fund as described below, we may invest the remaining 75%.

Pursuant to the investment opportunity allocation provisions currently applicable to the Starwood Unlevered Debt Fund, it has the right to invest 10% of the equity capital proposed to be invested by any investment vehicle managed by an entity controlled by Starwood Capital Group in debt investments and we may invest the remaining 90% if the proposed debt investment is within one of our target asset classes, in each case subject to the Starwood Private Real Estate Funds’ collective right to invest up to 25% of the capital required to make any debt investment related to real estate. If the Starwood Private Real Estate Funds exercise their collective co-investment rights in such case, we would only be entitled to invest up to 67.5% of the equity capital required to make the proposed investment and the Starwood Unlevered Debt Fund would be entitled to invest the remaining 7.5%.

In the case of opportunities to invest in a portfolio of assets including both equity and debt real estate related investments, we would have the co-investment rights described above if our Manager determines that more than 50% of the aggregate anticipated investment returns from the portfolio is expected to come from our target assets.

The ability of each of the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund to exercise their co-investment rights is subject to the following:

• the availability of the fund’s capital for investment, and

• the determination by the general partner of the fund, which is an affiliate of Starwood Capital Group, that the proposed investment is suitable for the fund.

Our co-investment rights are subject to the following:

• the availability of our cash for investment,

• our Manager’s determination that the proposed investment is consistent with, and would not violate any of, our investment guidelines as described under “— Investment Guidelines,”

• the determination by our Manager that the proposed investment is suitable for us, taking into account the composition of our portfolio at the time and any other relevant factors, and

• our Manager’s sole discretion as to whether or not to exclude from our investment portfolio at any time any “medium-term loan to own” investment.

To the extent that any of these limitations on our co-investment rights apply to any particular investment opportunity, Starwood Capital Group would be permitted to provide the portion of the investment otherwise allocable to us to the Starwood Private Real Estate Funds and/or the Starwood Unlevered Debt Fund, as applicable. For example, if making our allocable portion of a proposed investment would cause us to not comply with the asset tests applicable to maintaining our exemption from registration under the 1940 Act, we would not be entitled to our allocable portion of the investment opportunity.

The co-investment rights of the Starwood Private Real Estate Funds are expected to be in effect for up to three years following this offering. The co-investment rights of the Starwood Unlevered Debt Fund are scheduled to expire at the end of September 2009. Our co-investment rights with the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund will apply for the same time periods that these other funds have their co-investment rights as long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control.

Starwood Capital Group is currently in discussions with the investors of the Starwood Unlevered Debt Fund regarding the possible termination of the co-investment rights of this fund prior to their regular expiration at the end of September 2009. However, we cannot assure you that such discussions will lead to an agreement to terminate such co-investment rights earlier than the end of September 2009. Upon the termination or expiration of the co-investment rights of the Starwood Unlevered Debt Fund, we would only have co-investment rights with, and co-investment obligations to, the Starwood Private Real Estate Funds pursuant to which we would have the right to invest up to 75% of the capital proposed to be invested by either or both of these funds in real estate related debt investments, subject to the availability of our cash for investment and other described above.

Our independent directors will periodically review our Manager’s and Starwood Capital Group’s compliance with the co-investment provisions described above, but they will not approve each co-investment by any of the Starwood Private Real Estate Funds, the Starwood Unlevered Debt Fund and us unless the amount of capital we invest in the proposed co-investment otherwise requires the review and approval of our independent directors pursuant to our investment guidelines.

Under “Our Manager and the Management Agreement — Historical Performance of Starwood Capital Group,” certain performance information is provided with respect to the Starwood Unlevered Debt Fund and Starwood Capital Debt Fund II, L.P., a private fund managed by Starwood Capital Group that invests in debt, including debt related to real estate, on either a levered or unlevered basis. As described therein, these two debt funds co-invested in certain debt investments for the periods presented. Since the capital of Starwood Capital Debt Fund II, L.P. is expected to be almost entirely invested or committed prior to this offering, we do not expect to have any co-investment obligations to this fund.

Investment Activities of Certain Affiliates.  The private funds described in the following two paragraphs have in the past and may in the future make investments in certain of our target asset classes. These funds are affiliates of us because they are indirectly controlled by Mr. Sternlicht. However, neither of these funds are controlled by Starwood Capital Group or are part of Starwood Capital Group’s real estate investment business. None of the Starwood Private Real Estate Funds, the Starwood Unlevered Debt Fund or us have any co-investment rights with, nor co-investment obligations to, either of these funds. Neither our Manager nor its Investment Committee are or will be involved in the investment process for either of these funds. In addition, no individual responsible for the day to day management of either of these funds will be responsible for the day to day management of our business. However, the management team of each of these funds may periodically consult with Mr. Sternlicht on each fund’s investment decisions.

Starwood Real Estate Securities, L.L.C., and its sponsored funds, or SRES, are generally long/short real estate securities hedge funds which invest in publicly traded equity securities globally and options thereon. Although SRES is primarily an equity-focused hedge fund business, it may also buy preferred stock, convertible bonds and collateralized debt securities on listed equity securities. To the extent that SRES proposes to make any investment in publicly traded debt securities related to real estate, no entity controlled by Starwood Capital Group will have any obligation to allocate any portion of such proposed investment to us.

Starwood Energy Group Global, L.L.C., and its sponsored funds, or SEG, invest in energy, power, water and other natural resources related businesses and investment activities, including equity investments in these businesses. However, SEG may occasionally invest in debt interests in such energy, power, water and other natural resources related projects and investments. To the extent that SEG proposes to make any debt investment related to real estate, no entity controlled by Starwood Capital Group will have any obligation to allocate any portion of such proposed investment to us.

Future Investment Opportunity Allocation Provisions.  Pursuant to a co-investment and allocation agreement among our Manager, Starwood Capital Group and us, our Manager and Starwood Capital Group have agreed that neither they nor any entity controlled by Starwood Capital Group will sponsor or manage any U.S. publicly traded investment vehicle that invests primarily in the asset classes described in “— Our Target Assets” other than us for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control. However, our Manager, Starwood Capital Group and their respective affiliates may sponsor or manage another U.S. publicly traded investment vehicle that invests generally in real estate assets but not primarily in our target assets, or a potential competing vehicle. Our Manager and Starwood Capital Group have also agreed that for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control, no entity controlled by Starwood Capital Group will sponsor or manage a potential competing vehicle or another private or foreign competing vehicle, unless Starwood Capital Group adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us, or (ii) provides us the right to co-invest with such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each such vehicles’ and our availability of cash for investment. Since we intend to invest predominantly in the United States in target assets secured primarily by U.S. collateral, any investment vehicle that invests predominantly in non-U.S. mortgage assets would not be considered a private or foreign competing vehicle for purposes of this agreement.

Exclusivity Provisions.  Pursuant to the exclusivity provisions of the Starwood Private Real Estate Funds, our investment strategy may not include (i) equity interests in real estate, or (ii) the origination or acquisition of any “near-term loan to own” investments. These funds’ exclusivity rights are expected to be in effect for up to three years following this offering. Therefore, our board of director would not have the flexibility to expand our investment strategy to include equity interests in real estate or “near-term loan to own” investments prior to the expiration of the exclusivity provisions of these Starwood private real estate funds.

Policy Regarding Investments Related to Properties Managed by Starwood Capital Group Affiliates.  We expect our board of directors to adopt a policy permitting us to originate or acquire loans and investments with respect to properties owned by unaffiliated parties that may be managed by, or leased in whole or part to, an affiliate of Starwood Capital Group or with respect to which an unaffiliated owner may have engaged an affiliate of Starwood Capital Group to provide certain other services with respect to the property. In addition, we expect this policy to permit us to make loans and investments with respect to properties owned by unaffiliated parties for which an affiliate of Starwood Capital Group may concurrently be engaged by the property owner to manage it or provide other services with respect to the property or which may concurrently agree to lease such property to it in whole or in part. Furthermore, to the extent that we have rights as a lender pursuant to the terms of any of our loans or investments to consent to an unaffiliated property owner’s engagement of a property manager or any other service provider, or to lease the property, this policy would permit us to provide consent to such a property owner seeking to engage, or lease property to, an affiliate of Starwood Capital Group.

Transactions with Other Starwood Capital Group Funds.  In order to avoid any actual or perceived conflicts of interest between the Starwood parties and us, the approval of a majority of our independent directors will be required to approve (i) any purchase of our assets by any of the Starwood parties, and (ii) any purchase by us of any assets of any of the Starwood parties.

Limitations on Personal Investments.  Shortly after the consummation of this offering, we expect that our board of directors will adopt a policy with respect to any proposed investments by any covered persons in any of our target asset classes. We expect this policy to provide that any proposed investment by a covered person for his or her own account in any of our target asset classes will be permitted if the capital required for the investment does not exceed the lesser of (i) $5 million, or (ii) 1% of our total stockholder’s equity as of the most recent month end, or the personal investment limit. To the extent that a proposed investment exceeds the personal investment limit, we expect that our board of directors will only permit the covered person to make the investment (i) upon the approval of the disinterested directors, or (ii) if the proposed investment otherwise complies with terms of any other related party transaction policy that our board of directors may adopt in the future.

Other Conflicts.  To the extent that a conflict of interest arises with respect to the business of our Manager, Starwood Capital Group, any of their affiliates or us that is not currently addressed by the co-investment or exclusivity provisions of the funds described above, the independent members of our board of directors would consider the matter and, in certain circumstances, our Manager may need to adopt certain policies and procedures to address such matters in the future.

Policies With Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, to the extent available we intend to borrow money to finance the acquisition of our investments. We intend to use traditional forms of financing, including securitizations and other sources of private financing, including warehouse and bank credit facilities, as well as financing that may be available to us through the PPIP and TALF. We also may utilize structured financing techniques to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

As of the date of this prospectus, we do not intend to offer equity or debt securities in exchange for property.

We may invest in the debt securities of other REITs or other entities engaged in real estate operating or financing activities, but not for the purpose of exercising control over such entities.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We intend to elect to qualify as a REIT commencing with our initial taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

The company is organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. The company intends to conduct its operations so that it does not come within the definition of an investment company because less than 40% of the value of its total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe the company will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect SPT Real Estate Sub I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of such subsidiaries’ assets must be comprised of real estate qualifying assets and at least 80% of each of their portfolios must be comprised of real estate qualifying assets and real estate-related assets under the 1940 Act. Specifically, we expect each of our subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans, MBS that represent the entire ownership in a pool of mortgage loans, construction loans and other interests in real estate, including CMBS, that constitute real estate qualifying assets in accordance with Securities and Exchange Commission (or the SEC) staff guidance and approximately an additional 25% of its assets in other types of mortgages, MBS, securities of REITs, securities of PPIFs and other real estate-related assets. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualified real estate asset. We note that the staff of the SEC has not provided any guidance on the treatment of partially funded loans and any such guidance may require us to change our strategy.

We intend to invest in CMBS. CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. The pool of mortgages generally is administered by a trustee, a master servicer and a special servicer. Although each plays an important role in administering the pool of mortgages, the trustee and the master servicer generally exercise ministerial functions, whereas the duties of the special servicer include, among other things, monitoring the mortgage loans in the CMBS pool, evaluating defaulted mortgage loans with a view toward developing a plan to maximize the recovery on such loans, foreclosing upon or working out defaulted mortgage loans and recommending and implementing a plan that details whether and how to sell, and negotiating the sale of, distressed mortgage loans and properties acquired through foreclosure or otherwise working out such loans. The most subordinate class of a CMBS issuance is in the first loss position and is referred to as the “controlling class” because the holder of a majority of that class has the right to hire and remove the special servicer and to provide instructions to the special servicer with respect to the foreclosure/workout of defaulted mortgage loans. In addition, if the special servicer for any reason does not follow the instructions of the holder of a majority of the controlling class with respect to the foreclosure or workout of a defaulted mortgage loan, the majority holder of such class has the unilateral right to acquire the mortgage out of the pool and foreclose upon the mortgage itself.

On the date of issuance, the controlling class of a CMBS issuance generally is the “NR” or “not rated” class. After issuance, however, should the outstanding principal balance of the NR class erode by more than 75% of its initial face amount, the rights originally exercised by the NR class, as the controlling class, are automatically transferred to the holder of a majority of the next more senior class, and this process repeats with each class all the way up the capital structure. This self executing mechanism is intended to ensure that the class of CMBS that is then most “at risk” for losses has the control and discretion necessary to protect its interest, including the rights of foreclosure on the underlying mortgages.

In order to ensure that we will be able to exercise the rights of the controlling class, we generally acquire 100% of the NR, B and BB classes of a CMBS issuance. In fact, the NR, B and BB classes often are sold as a “block transaction” because of the extensive due diligence that must be conducted in order for the purchaser of these classes of CMBS to evaluate the risks and to model the profitability of an investment in such classes of CMBS. We view our investment in the subordinate classes of a CMBS issuance as a single real estate investment, even though for rating agency reasons, the subordinate classes of a CMBS issuance may be divided into multiple classes. In addition, even though the subordinate CMBS may be divided into multiple classes, all of the subordinate classes are typically paid the same coupon based on the weighted average coupon of the underlying mortgage loans. Thus, the only material difference in the non-investment grade classes is the level of subordination.

Where we acquire 100% of the controlling class of a CMBS issuance, we consider the controlling class to be a qualifying real estate asset, because it has the ability to cause foreclosure of the mortgages underlying the CMBS issuance. In addition, when we acquire 100% of the controlling class of a CMBS issuance and 100% of sequentially contiguous non-investment grade classes of the same CMBS issuance, we have the same legal and economic experience as if we had purchased the pool of mortgages underlying the CMBS and partially capitalized such purchase by issuing the investment grade classes of CMBS. Consequently, in addition to the controlling class, we consider each non-investment grade class that we acquire that is senior to the controlling class to be a qualifying real estate asset, provided that (i) we acquire 100% of such a class and 100% of the respective controlling class, (ii) each such class is sequentially contiguous with the controlling class and (iii) each such class is entitled to exercise all rights of the initial controlling class, including foreclosure rights, if it becomes the controlling class. For example, if we acquire 100% of the NR class of a CMBS issuance and 100% of the B and BB classes of the CMBS issuance, we will treat each such class as a qualifying real estate asset. If we transfer part or all of any such class, we will no longer treat that class or any class senior to that class as a qualifying real estate asset.

Some CMBS pools in which we invest include loans secured by mortgages with respect to which the special servicer, and consequently we, do not have the unilateral right to foreclose. We refer to these loans as “real estate related notes.” With respect to real estate related notes, the special servicer exercises many of the rights and duties described above, including monitoring the real estate related notes, evaluating defaulted real estate related notes with a view toward developing a plan to maximize the return on such notes, discussing such plans with other loan participants and, if collectively agreed, monitoring and exercising such foreclosure rights on behalf of the CMBS pool.

If we acquire the controlling class and sequentially contiguous classes of a CMBS pool as described above and the CMBS pool contains some real estate related notes, we believe our investment is the functional equivalent of direct ownership of the mortgages and the real estate related notes underlying the CMBS issuance, because we have the same legal and economic experience as if we had purchased the mortgages and the real estate related notes and partially capitalized such purchase by issuing the investment grade classes of CMBS. The SEC’s staff has expressed no view as to whether the controlling class and sequentially contiguous classes of a CMBS pool that contains some real estate related notes are qualifying real estate assets or real estate-related assets and may in the future take a view different than or contrary to our analysis.

In the absence of SEC guidance with respect to CMBS pools that contain some real estate related notes, we treat a portion of our investment in such pools as qualifying real estate assets only when the real estate related notes comprise a de minimis portion of the entire pool. Accordingly, when we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate related notes is 15% or less of the outstanding principal balance of the entire pool, we treat the mortgages over which we have the unilateral right to foreclose in the CMBS pool as qualifying real estate assets and the real estate related notes in the pool as real estate-related assets. To reflect this treatment, we pro rate our investment in such a CMBS pool and treat as a qualifying real estate asset only that portion of our investment in the CMBS pool equal to the value of our investment multiplied by a fraction, the numerator of which is the outstanding principal balance of the mortgages in the CMBS pool over which we have the unilateral right to foreclose and the denominator of which is the outstanding principal balance of all of the mortgages in the CMBS pool, including the real estate related notes. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate related notes is more than 15% of the outstanding principal balance of the entire pool, we treat our entire investment in such a pool as a real estate-related asset.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries. Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C).

We have organized SPT TALF Sub I, LLC as a special purpose subsidiary for the purpose of borrowing under the TALF and we may in the future organize additional special purpose subsidiaries that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether the company passes the 40% test. We may in the future organize one or more TALF subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize TALF subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will need to comply with the restrictions contained in Rule 3a-7 and SEC staff guidance relating to the rule. In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that we expect to acquire in our TALF fundings, that by their terms convert into cash within a finite time period;

•	any securities sold to the public are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•	the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•	unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

We expect that the aggregate value of our interests in TALF subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

We may in the future also organize majority-owned subsidiaries that rely on Rule 3a-7 that do not participate in the TALF. In no event will our interest in these traditional Rule 3a-7 subsidiaries, plus any interests in TALF subsidiaries that rely on Rule 3a-7, if any, exceed 40% of the value of our total assets on an unconsolidated basis.

Compliance with Rule 3a-7 may require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses.

The determination of whether an entity is one of our majority-owned subsidiaries is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries that rely on 3(c)(5)(C) to invest directly in MBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate. We expect that SPT Real Estate Sub I, LLC and our other majority-owned subsidiaries that own most of our assets will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the 1940 Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute “investment securities” and that we will be able to conduct our operations so that we are not required to register as an investment company under the 1940 Act.

Competition

Our net income will depend, in part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring our target assets, we will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Impacting Our Operating Results—Market Conditions.” In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase and origination. Many of our anticipated competitors are significantly larger than we are, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Impacting Our Operating Results—Market Conditions.”

In the face of this competition, we expect to have access to our Manager’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see “Risk Factors—Risks Related to Our Investments—We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.”

Staffing

We will be externally managed by our Manager pursuant to the management agreement between our Manager and us. Our chief executive officer and each of our other executive officers (other than Ms. Anderson, our chief financial officer, treasurer and chief compliance officer) are executives of Starwood Capital Group. Our chief financial officer, treasurer and chief compliance officer will be seconded exclusively to us by Starwood Capital Group. We do not expect to have any employees. See “Our Manager and The Management Agreement—Management Agreement.”

Legal Proceedings

Neither we nor, to our knowledge, our Manager is currently subject to any legal proceedings which we or our Manager consider to be material.

MANAGEMENT

Our Directors, Director Nominees and Executive Officers

Currently, Messrs. Sternlicht, Dishner and Rinaldi are our only directors. Upon completion of the offering, our board of directors is expected to be comprised of seven members, three of which will be executives of Starwood Capital Group. Our directors will each be elected to serve a term of one year. We expect our board of directors to determine that each of the four director nominees listed in the table below satisfy the listing standards for independence of the NYSE. Our Bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 15.

The following sets forth certain information with respect to our directors, director nominees, executive officers and other key personnel:

Name	Age	Position Held with Us

Barry S. Sternlicht	48	Chief Executive Officer and Chairman of the Board of Directors
Jeffrey G. Dishner	44	Director and President
Ellis F. Rinaldi	47	Director, General Counsel, Secretary and Executive Vice President
Richard D. Bronson*	64	Director Nominee
Jeffrey F. DiModica*	42	Director Nominee
Lynn Forester de Rothschild*	55	Director Nominee
Strauss Zelnick*	52	Director Nominee
Barbara J. Anderson	44	Chief Financial Officer, Treasurer and Chief Compliance Officer
Jerome C. Silvey	52	Executive Vice President

*	We expect our board of directors to determine that this director is independent for purposes of the NYSE corporate governance listing requirements.

Set forth below is biographical information for our directors, director nominees and executive officers.

Directors and Director Nominees

Barry S. Sternlicht is the chairman of our board of directors and our chief executive officer. He also serves as the president of our Manager.

Mr. Sternlicht has been the President and Chief Executive Officer of Starwood Capital Group since its formation in 1991. Over the past 18 years, he has structured more than 300 investment transactions with an asset value of more than $40 billion. He was the Chairman of Starwood Hotels & Resorts Worldwide, Inc., an NYSE-listed company, from September 1997 to May 2005 and the Chief Executive Officer of this company from January 1999 to October 2004. He was also the Chairman of Starwood Hotels & Resorts, a wholly-owned subsidiary of the NYSE-listed company, from January 1995 to May 2005 and the Chief Executive Officer of this subsidiary from January 1995 to October 2004. Founded by Mr. Sternlicht in 1995, Starwood Hotels is now one of the leading hotel and leisure companies in the world with more than 800 properties in 80 countries and more than 115,000 employees. Starwood Hotels is a fully integrated owner, operator and franchiser of hotels and resorts with seven internationally renowned brands, including: The St. Regis, The Luxury Collection, W Hotels, Sheraton, Westin, Le Meridien and Four Points by Sheraton, as well as Starwood Vacation Ownership, Inc., a premier developer and operator of vacation ownership resorts.

Mr. Sternlicht is Chairman of the Board of Société du Louvre and Baccarat. He also serves on the Board of Directors of National Golf, The Estée Lauder Companies, the National Advisory Board of JPMorgan Chase and the Advisory Board of Eurohypo Bank. Mr. Sternlicht is a Trustee of Brown University. He serves on the boards of the Juvenile Diabetes Research Foundation’s National Leadership Advocacy Program, Kids in Crisis,

The Harvard Club, the Business Committee for the Arts and the Center for Christian-Jewish Understanding. He is a member of the Committee to Encourage Corporate Philanthropy, the Presidential Tourism & Travel Advisory Board, the Young Presidents Organization, the World Travel & Tourism Council and the Urban Land Institute.

Mr. Sternlicht received his B.A., magna cum laude, with honors from Brown University. He later earned an M.B.A. with distinction from Harvard Business School.

Jeffrey G. Dishner is one of our directors and our president. He also serves as an executive vice president of our Manager. He is a Senior Managing Director of Starwood Capital Group and the Head of Real Estate Acquisitions at Starwood Capital Group. He is a member of the Executive and Investment Committees of Starwood Capital Group. Prior to joining Starwood Capital Group in 1994, Mr. Dishner was with the Commercial Mortgage Finance Group of J.P. Morgan & Co., where he focused on whole-loan dispositions and securitizations for various thrift institutions from 1993 to 1994. Prior to J.P. Morgan & Co., Mr. Dishner was a member of the Acquisitions Group at JMB Realty Corporation from 1987 to 1991.

Mr. Dishner received a B.S. in economics from the Wharton School of Finance at the University of Pennsylvania and an M.B.A. from the Amos Tuck School at Dartmouth College.

Ellis F. Rinaldi is one of our directors and also serves as our general counsel and secretary and one of our executive vice presidents. He is also the general counsel and an executive vice president of our Manager. He is an Executive Vice President of Starwood Capital Group and has been one of its two Co-General Counsels since 1999. Mr. Rinaldi has represented Starwood Capital Group’s legal interests since 1991. Mr. Rinaldi is actively involved in the legal aspects of all of Starwood Capital Group’s business, including acquisitions, financing, asset management and strategic planning. Mr. Rinaldi became an officer of Starwood Capital Group and a member of Starwood Capital Group’s Executive Committee in 1999. Mr. Rinaldi has been structuring, negotiating, documenting and closing complex real estate transactions since 1987. He was an associate at the law firm of Winthrop, Stimson, Putnam & Roberts and then Pircher, Nichols & Meeks prior to forming Rinaldi, Finkelstein & Franklin, L.L.C. (“RFF”), Starwood Capital Group’s lead outside counsel. Mr. Rinaldi is currently the managing member of RFF and also serves on the board of directors of Baccarat.

Mr. Rinaldi received his J.D. from George Washington University, where he was a member of the GW Law Review, and his B.B.A. degree, summa cum laude, in accounting from the University of Massachusetts at Amherst, Honors Program.

Richard D. Bronson is one of our director nominees. Since 2000, Mr. Bronson has been the CEO of The Bronson Companies, LLC based in Beverly Hills, California. Mr. Bronson has been involved in the development of several shopping centers and office buildings throughout the United States. Mr. Bronson served as a director of Mirage Resorts and was President of New City Development, an affiliate of Mirage Resorts, where he oversaw many of the company’s new business initiatives and activities outside Nevada. Mr. Bronson is on the Board of the Neurosurgery Division at UCLA Medical Center. He is a member of the Western Real Estate Business Editorial Board. Mr. Bronson has also served as Vice President of the International Council of Shopping Centers (ICSC), an association representing 50,000 industry professionals in more than 80 countries. Mr. Bronson is the founder and president of Native American Empowerment, LLC, a private company dedicated to monitoring, advocating and pursuing Native American gaming opportunities and tribal economic advancement.

Jeffrey F. DiModica is one of our director nominees. Since 2007, Mr. DiModica has been the head of MBS/ABS/CMBS sales for the Americas at the Royal Bank of Scotland, or RBS, in Stamford, Connecticut. The group Mr. DiModica runs is responsible for distribution of MBS, ABS and CMBS securities to institutional clients, including banks, hedge funds, insurance companies and money managers. Mr. DiModica previously ran the Boston sales office for RBS from 2001 to 2007. Prior to joining RBS, Mr. DiModica sold derivative and MBS products for Merrill Lynch from 1993 to 2001. Mr. DiModica began his career in Merchant and Investment Banking in the Real Estate group at Chemical Bank from 1989 to 1991.

Mr. DiModica received his B.S.B.A. with a concentration in Finance in 1989 from Boston University, his M.B.A. from Dartmouth College’s Amos Tuck School in 1993, and his Chartered Financial Analyst designation in 1995.

Lynn Forester de Rothschild is one of our director nominees. Since June 2002, Lady de Rothschild has been the Co-Founder and Chief Executive Officer of E.L. Rothschild LLC, a private company that focuses on investments throughout the world. Lady de Rothschild has been a director of The Estée Lauder Companies since December 2000, and The Economist Newspaper Limited (member of the Audit Committee) since October 2002. From 2004-2007, she was also Co-Chair of FieldFresh Pvt. Ltd, a 50-50 joint venture with Bharti Enterprises, established to develop the Indian agricultural sector in India. From 1989 to 2002, she was President and Chief Executive Officer of FirstMark Holdings, Inc., which owned and operated various telecommunications companies worldwide. She was Executive Vice President for Development at Metromedia Telecommunications, Inc. from 1984 to 1989. She began her career in 1980 as an associate at the law firm of Simpson, Thacher and Bartlett LLP in New York City, where she practiced corporate law.

Lady de Rothschild graduated Phi Beta Kappa from Pomona College in Claremont, California (1976) and received her J.D. from Columbia University in New York City (1980).

Strauss Zelnick is one of our director nominees. Mr. Zelnick is a founding partner of ZelnickMedia, a media enterprise which manages and holds interests in an array of media businesses in the United States, Canada, Europe, Asia and Australia. Prior to forming ZelnickMedia in 2001, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a music and entertainment company, from 1998 to 2000. Mr. Zelnick served as President and Chief Executive Officer of the company’s North American business unit from 1995 to 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive entertainment software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of Fox Inc.’s worldwide motion picture production and distribution business. Previously, he spent three years at Vestron Inc., two of which as the company’s President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Television, at Columbia Pictures.

Mr. Zelnick currently serves as chairman of the boards of directors of Take-Two Interactive Software, ITN Networks and CME. He serves on the boards of Naylor Publications and Blockbuster, Inc. He holds a B.A. from Wesleyan University and an M.B.A. from Harvard Business School and J.D. from Harvard Law School.

Executive Officers

In addition to Messrs. Sternlicht, Dishner and Rinaldi, the following individuals serve as our executive officers:

Barbara J. Anderson is our chief financial officer, treasurer and chief compliance officer. Ms. Anderson will be responsible for overseeing all of our financial management, reporting and controls. Ms. Anderson has over 15 years experience in accounting, financial reporting, and analysis in the financial service industry, including six years with Starwood Capital Group where she has served as Vice President and Controller. From 2003 to 2006, Ms. Anderson was Manager of Treasury Accounting for Xerox, where she helped design and implement Sarbanes-Oxley Section 404 procedures and controls, as well as oversee debt and derivatives. Ms. Anderson started her accounting career at KPMG Peat Marwick in the early 1990’s in the financial services group and worked on RTC engagements as well as audits of banks, broker dealers and investments companies. She is a member of the American Institute of CPAs and Connecticut Society of CPAs.

Ms. Anderson holds a B.B.A., summa cum laude, in Accounting from Western Connecticut State University and an M.B.A. with distinction from the University of Connecticut.

Jerome C. Silvey is one of our executive vice presidents. He is also an executive vice president of our Manager. Mr. Silvey is an Executive Vice President and has been the Chief Financial Officer of Starwood Capital Group since 1993. He is a member of the Executive and Investment Committees of Starwood Capital Group. Mr. Silvey oversees all of partnership and property accounting, tax planning and compliance, investor relations, treasury operations and MIS systems for Starwood Capital Group. Mr. Silvey joined Starwood in 1993 after 13 years at Price Waterhouse, where he served a variety of clients, including IBM and Olympia & York. He is a member of the Board of Directors of Société du Louvre and Baccarat, as well as a member of the Editorial Board of Institutional Real Estate Investors, the Pension Real Estate Association, and the American Institute of CPAs.

Mr. Silvey received a B.A. in mathematical economics from Colgate University in Hamilton, New York. He earned his MBA from Rutgers Graduate School of Management.

Corporate Governance—Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines described under “Business—Investment Guidelines” for our Manager to follow in its day-to-day management of our business. A majority of our board of directors is “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

The audit committee will comprise Messrs. DiModica and Bronson and Ms. de Rothschild, each of whom will be an independent director and “financially literate” under the rules of the NYSE. Mr. DiModica will chair our audit committee. We expect that Mr. DiModica will be designated as our audit committee financial expert, as that term is defined by the SEC, in our proxy statement for our 2010 annual meeting of stockholders.

The committee assists the board of directors in overseeing:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of our internal audit function and independent auditor.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

The compensation committee will comprise Messrs. Bronson, DiModica and Zelnick, each of whom will be an independent director. Mr. Bronson will chair our compensation committee.

The principal functions of the compensation committee will be to:

•	review and approve on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, if any, evaluate our chief executive officer’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by the board of directors), determine and approve the remuneration of our chief executive officer based on such evaluation;

•	review and oversee management’s annual process, if any, is paid by us for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration of our senior officers;

•	oversee our equity incentive plans;

•	assist the board of directors and the chairman in overseeing the development of executive succession plans; and

•	determine from time to time the remuneration for our non-executive directors.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will comprise Messrs. Zelnick and Bronson and Ms. de Rothschild, each of whom will be an independent director. Mr. Zelnick will chair our nominating and corporate governance committee.

The nominating and corporate governance committee will be responsible for the following:

•	providing counsel to the board of directors with respect to the organization, function and composition of the board of directors and its committees;

•	overseeing the self-evaluation of the board of directors and the board of director’s evaluation of management;

•	periodically reviewing and, if appropriate, recommending to the board of directors changes to, our corporate governance policies and procedures; and

•	identifying and recommending to the board of directors potential director candidates for nomination.

Investment Committee of Our Board of Directors

Messrs. Sternlicht, Dishner, Rinaldi, DiModica and Zelnick will serve as members of the investment committee of our board of directors. This committee will generally be responsible for the supervision of our Manager’s compliance with our investment guidelines and will also periodically review our investment portfolio. In addition, any proposed investment of $150 million or more of our equity capital will require the approval of this committee.

Executive and Director Compensation

Compensation of Directors

A member of our board of directors who is also an employee of Starwood Capital Group is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors. Each non-executive director will receive an annual fee for his or her services of $40,000, payable in quarterly installments in conjunction with quarterly meetings of the board of directors, $500 per each telephonic meeting of the board of directors and an annual award of 1,000 restricted shares of our common stock which will vest on the anniversary of the date of grant, subject to the director’s continued service on our board of directors. Each of our non-executive directors may elect to forego receipt of all or any portion of the cash or equity compensation payable to them for service as one of our directors and direct that we pay such amounts to a charitable cause or institution designated by such director. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full board of directors and committee meetings. We have not made any payments to any of our directors or director nominees to date.

Concurrently with the closing of this offering, we will grant 2,200 restricted shares of our common stock to each of our four director nominees, each of whom will be non-executive directors, pursuant to our Director Stock Plan (described below under “Director Stock Plan”). These awards of restricted stock will vest ratably in three annual installments on each of the first, second and third anniversaries of the completion of this offering, subject to the director’s continued service on our board of directors.

Executive Compensation

Because our management agreement provides that our Manager is responsible for managing our affairs, our chief executive officer and each of our other executive officers (other than Ms. Anderson, our chief financial officer, treasurer and chief compliance officer), each of whom is an executive of Starwood Capital Group, do not receive cash compensation from us for serving as our executive officers. Instead we will pay our Manager the management fees described in “Our Manager and the Management Agreement—Management Agreement—Management Fees, Incentive Fees and Expense Reimbursements” and, in the discretion of the compensation committee of our board of directors, we may also grant our Manager equity based awards pursuant to our Manager Equity Plan described below. Our chief financial officer, treasurer and chief compliance officer will be seconded to us exclusively by Starwood Capital Group under the terms of an agreement with Starwood Capital Group pursuant to which we will be charged by Starwood Capital Group for its expenses incurred in employing the person or persons serving those roles, including annual base salary, bonus potential, any related employee’s withholding taxes and employee benefits. Currently, Ms. Anderson will serve those roles for us. Ms. Anderson’s initial annual base salary will be $200,000. Her initial annual cash bonus is expected to be $200,000. Concurrently with the completion of this offering, we will grant Ms. Anderson 5,000 shares of restricted common stock. This award will vest ratably in quarterly installments over a three-year period, subject to her continued service as one of our executive officers. In their capacities as officers or personnel of Starwood Capital Group, persons other than Ms. Anderson will devote such portion of their time to our affairs as is necessary to enable us to operate our business.

We will adopt equity incentive plans for our officers, our non-employee directors, our Manager and our Manager’s personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See “—Equity Incentive Plans” for detailed descriptions of our equity incentive plans.

Equity Incentive Plans

Prior to the completion of this offering, we will adopt equity incentive plans to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours. All of our equity incentive plans will be administered by the compensation committee of our board of directors. The compensation committee, as appointed by our board of directors, has the full authority (1) to administer and interpret the equity incentive plans, (2) to authorize the granting of awards, (3) to determine the eligibility of directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours, to receive an award, (4) to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the applicable equity incentive plan), (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the applicable equity incentive plan), (6) to prescribe the form of instruments evidencing such awards, and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the applicable equity incentive plan or the administration or interpretation thereof; however, neither the compensation committee nor the board of directors may take any action under any of our equity incentive plans that would result in a repricing of any stock option without having first obtained the consent of our stockholders. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the consummation of this offering, the compensation committee will consist solely of non-executive directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors. The total number of shares that may be made subject to awards under our Manager Equity Plan and our Equity Plan (both of which are described below) will be equal to 7.5% of the number of shares of our common stock sold in this offering (without giving effect to any exercise by the underwriters of their overallotment option) and the concurrent private placement, or 1,950,000 shares based on the sale of 25,000,000 shares in this offering. We will also reserve a total of 100,000 shares of our common stock for issuance under our Director Stock Plan.

Manager Equity Plan

We will adopt the Starwood Property Trust, Inc. Manager Equity Plan, which will provide for the grant of stock options, restricted shares of common stock, restricted stock units, dividend equivalent rights and other equity-based awards to the Manager. As noted above, under “Equity Incentive Plans,” the maximum number of shares that may be made subject to awards under the Manager Equity Plan will be equal to 7.5% of the number of shares of our common stock sold in this offering (without giving effect to any exercise by the underwriters of their overallotment option) and the concurrent private placement, less any shares of common stock issued or subject to awards granted under our Equity Plan. If any vested awards under the Manager Equity Plan are paid or otherwise settled without the issuance of shares of common stock, or any shares of common stock are surrendered to or withheld by us as payment of the exercise price of an award and/or withholding taxes in respect of an award, the shares that were subject to such award will not be available for re-issuance under the Manager Equity Plan. If any awards under the Manager Equity Plan are cancelled, forfeited or otherwise terminated without the issuance of shares of common stock (except as described in the immediately preceding sentence), the shares that were subject to such award will be available for re-issuance under the Manager Equity Plan. Shares issued under the Manager Equity Plan may be authorized but unissued shares or shares that have been reacquired by us. In the event that the compensation committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Manager Equity Plan, then the compensation committee will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the Manager Equity Plan are intended to either be exempt from, or comply with, Section 409A of the Code.

Upon termination of the management agreement by us for cause or by our Manager for any reason other than for cause or due to a change in our Manager’s compensation under our Management Agreement, any then unvested awards held by our Manager will be immediately forfeited and cancelled without consideration. Upon a change in control of us (as defined under the Manager Equity Plan), any award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the award will be deemed to be fully achieved, provided, that with respect to an award that is subject to Section 409A of the Code, a change in control of us must constitute a “change of control” within the meaning of Section 409A of the Code.

Prior to the completion of this offering, we have not issued any equity-based compensation. Concurrently with the closing of this offering, we will grant to our Manager a number of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares in this offering. This award of restricted stock units will vest ratably on a quarterly basis over a three-year period beginning on the first day of the calendar quarter after we complete this offering. Once vested, this award of restricted stock units will be settled in shares of our common stock. However, restricted stock units that vest during the first year of the three-year vesting period will not be settled in shares until promptly following the first anniversary of the commencement of vesting. Restricted stock units that vest after the fourth quarterly vesting date will be settled promptly, but in no event later than 30 days, following the applicable quarterly vesting date. Our Manager will be entitled to receive “distribution equivalents” with respect to these restricted stock units, whether or not vested, at the same time as distributions are paid to our common stockholders.

Equity Plan

We will adopt the Starwood Property Trust, Inc. Equity Plan, which will provide for the grant of stock options, restricted shares of common stock, restricted stock units, dividend equivalent rights and other equity-based awards to our non-executive directors, officers and other employees and independent contractors, including employees or directors of the Manager and its affiliates who are providing services to us. As noted above, under “Equity Incentive Plans,” the maximum number of shares that may be made subject to awards under the Equity Plan will be equal to 7.5% of the number of shares of our common stock sold in this offering (without giving effect to any exercise by the underwriters of their overallotment option) and the concurrent private placement, less any shares of common stock issued or subject to awards granted under our Manager Equity Plan. During the term of the Equity Plan, no more than 50,000 shares may be made subject to awards granted to the person or persons who serve as our chief financial officer and/or chief compliance officer. If any vested awards under the Equity Plan are paid or otherwise settled without the issuance of common stock, or any shares of common stock are surrendered to or withheld by us as payment of the exercise price of an award and/or withholding taxes in respect of an award, the shares that were subject to such award will not be available for re-issuance under the Equity Plan. If any awards under the Equity Plan are cancelled, forfeited or otherwise terminated without the issuance of shares of common stock (except as described in the immediately preceding sentence), the shares that were subject to such award will be available for re-issuance under the Equity Plan. Shares issued under the Equity Plan may be authorized but unissued shares or shares that have been reacquired by us. In the event that the compensation committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the compensation committee will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the Equity Plan are intended to either be exempt from, or comply with, Section 409A of the Code.

Unless otherwise determined by the compensation committee and set forth in an individual award agreement, upon termination of an award recipient’s services to us, any then unvested awards will be cancelled and forfeited without consideration. Upon a change in control of us (as defined under the Equity Plan), any award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the award will be deemed to be fully achieved, provided, that with respect to an award that is subject to Section 409A of the Code, a change in control of us must constitute a “change of control” within the meaning of Section 409A of the Code.

Director Stock Plan

We will adopt the Starwood Property Trust, Inc. Non-Executive Director Stock Plan (referred to below as the Director Stock Plan), which will provide for the issuance of restricted or unrestricted shares of our common stock or restricted stock units. The Director Stock Plan is intended, in part, to implement our program of non-executive director compensation described above under “Executive and Director Compensation — Compensation of Directors.” We will reserve a total of 100,000 shares for issuance under the Director Stock Plan. If any awards under the Equity Plan are cancelled, forfeited or otherwise terminated, the shares that were subject to such award will be available for re-issuance under the Director Stock Plan. Shares issued under the Director Stock Plan may be authorized but unissued shares or shares that have been reacquired by us. In the event that the compensation committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Director Stock Plan, then the compensation committee will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; and (iii) the performance goals, if any, applicable to outstanding awards. In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the Director Stock Plan are intended to either be exempt from, or comply with, Section 409A of the Code.

Each award of restricted stock or restricted stock units will be subject to such restrictions as will be set forth in the applicable award agreement. Unless otherwise determined by the compensation committee, upon a non-executive director’s removal or resignation from our board of directors, the director will forfeit any as yet unvested awards granted under the Director Stock Plan. Upon a change in control of us (as defined under the Director Stock Plan), any award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the award will be deemed to be fully achieved, provided, that with respect to an award that is subject to Section 409A of the Code, a change in control of us must constitute a “change of control” within the meaning of Section 409A of the Code.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our Manager’s officers and any personnel of Starwood Capital Group when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any personnel or agent of our company or of any predecessor.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

We will be externally managed and advised by our Manager. Each of our officers (other than the persons (or person) who will serve as our chief financial officer and chief compliance officers) is an executive of Starwood Capital Group. The executive offices of our Manager are located at 591 West Putnam Avenue, Greenwich, Connecticut 06830, and the telephone number of our Manager’s executive offices is (203) 422-7700.

Officers of Our Manager

The following sets forth certain information with respect to each of the executive officers of our Manager:

Officer	Age	Position Held with Our Manager

Barry S. Sternlicht	48	President
Jeffrey G. Dishner	44	Executive Vice President
Jerome C. Silvey	52	Executive Vice President
Ellis F. Rinaldi	47	General Counsel and Executive Vice President
J. Marc Perrin	40	Executive Vice President
Christopher D. Graham	34	Executive Vice President

Set forth below is biographical information for the officers of our Manager.

See “Management—Our Directors, Director Nominees and Executive Officers” for biographical information regarding Messrs. Sternlicht, Dishner, Silvey and Rinaldi.

J. Marc Perrin.  Mr. Perrin is a Managing Director of Starwood Capital Group supervising its investments on the West Coast since 1999 and overseeing its Asia operations since 2006. He is also a member of Starwood Capital Group’s Investment Committee. Mr. Perrin is responsible for originating, structuring, underwriting and closing investments in all property types. Prior to joining Starwood in 1997, Mr. Perrin was with Salomon Brothers Inc., where he worked on debt, equity and strategic advisory assignments for real estate industry clients from 1995 to 1997. From 1990 to 1993, Mr. Perrin was with Bramalea Limited, working in its Southern California land development and residential housing business. Mr. Perrin’s responsibilities included land acquisitions and divestitures as well as entitlements.

Mr. Perrin received a BA degree in international political economy from the University of California at Berkeley, and an MBA from The Anderson School at UCLA.

Christopher D. Graham.  Mr. Graham is a Managing Director of Starwood Capital Group in its Acquisitions Group since 2007. Mr. Graham is responsible for originating, structuring, underwriting and closing investments in all property types in the Eastern region of the United States. He is also a member of Starwood Capital Group’s Investment Committee. Prior to joining Starwood Capital Group in 2002, Mr. Graham was with CB Richard Ellis in Washington, D.C., where he was Director of its Financial Consulting Group for the Eastern Region of the United States from 1999 to 2000. Prior to his role in the Financial Consulting Group, Mr. Graham was Associate Director, Eastern Region, of CB Richard Ellis’ Investment Properties Group from 1998 to 1999. Mr. Graham also served as a consultant to Lincoln Property Company’s Washington, D.C. office on various asset management, development and acquisition assignments in 2000.

Mr. Graham received a BBA in Finance from James Madison University and an MBA from the Harvard Business School.

Investment Committee of Our Manager

Our Manager has an Investment Committee which will initially be comprised of Mr. Sternlicht, the chairman of the committee, and Messrs. Dishner, Silvey, Perrin and Graham. The role of the Investment Committee is to oversee our investment guidelines, our investment portfolio holdings and related compliance with our investment policies. The Investment Committee will meet as frequently as it believes is necessary.

Management Agreement

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager will be under the supervision and direction of our board of directors.

Management Services

Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with investment advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i) serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by a majority of our independent directors;

(ii) investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

(iii) with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(iv) negotiating and entering into, on our behalf, repurchase agreements, interest rate swap agreements, agreements relating to borrowings under programs established by the U.S. Government and other agreements and instruments required for us to conduct our business;

(v) engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

(vi) advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. Government;

(vii) coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

(viii) providing executive and administrative personnel, office space and office services required in rendering services to us;

(ix) administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(x) communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(xi) counseling us in connection with policy decisions to be made by our board of directors;

(xii) evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with our investment guidelines;

(xiii) counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xiv) counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

(xv) furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

(xvi) monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvii) investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

(xviii) causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

(xix) assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xx) assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, or by the NYSE;

(xxi) assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

(xxii) placing, or arranging for the placement of, all orders pursuant to our Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxiii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

(xxiv) using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

(xxv) advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxvi) forming an Investment Committee, which will propose investment guidelines to be approved by a majority of our independent directors;

(xxvii) serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

(xxviii) providing us with portfolio management;

(xxix) arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

(xxx) performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxxi) using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and Indemnification

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers, personnel, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines) or in the trade process (such as a buy order that was entered instead of a sell order, or the wrong purchase or sale of security, or a transaction in which a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of this offering.

Management Team

Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a chief executive officer and president, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager will be dedicated exclusively to us except for our chief financial officer, treasurer and chief compliance officer, currently Ms. Anderson, who will be seconded exclusively to us by Starwood Capital Group. Members of our management team will be required to devote such time as is necessary and appropriate commensurate with the level of our activity.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with the investment guidelines, (2) would adversely and materially affect our status as a REIT under the Internal Revenue Code or our status as an entity intended to be exempted or excluded from investment company status under the 1940 Act or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter or Bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or Bylaws. Our Manager, its directors, members, officers, stockholders, managers, personnel, employees and any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, our board of directors, our stockholders, partners or members, for any act or omission by our Manager, its directors, officers, stockholders or employees except as provided in the management agreement.

Term and Termination

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the sum of the average annual base management fee and incentive fee during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:

•	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	any change of control of our Manager which a majority of our independent directors determines is materially detrimental to us;

•	our Manager commits fraud against us, misappropriates or embezzles our funds, or acts grossly negligent in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee of our Manager or one of its affiliates and the Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of its commission, the management agreement shall not be terminable; and

•	the dissolution of our Manager.

During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Management Fees, Incentive Fees and Expense Reimbursements

We do not expect to maintain an office or directly employ personnel. Instead we will rely on the facilities and resources of our Manager to manage our day-to-day operations.

Base Management Fee

We will pay our Manager a base management fee in an amount equal to 1.5% of our stockholders’ equity, per annum, calculated and payable quarterly in arrears in cash. For purposes of calculating the base management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The management fee is payable independent of the performance of our portfolio.

The management fee of our Manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the management fee for such quarter.

Incentive Fee

We will pay our Manager an incentive fee with respect to each calendar quarter (or part thereof that the management agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our Core Earnings (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of our common stock of all of our public offerings of common stock multiplied by the weighted average number of all shares of common stock outstanding (including any restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in the previous 12-month period, and (B) 8.00% and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero.

Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets), any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

For purposes of calculating the incentive fee prior to the completion of a 12-month period following this offering, Core Earnings will be calculated on the basis of the number of days that the management agreement has been in effect on an annualized basis.

One half of each quarterly installment of the incentive fee will be payable in shares of our common stock so long as the ownership of such additional number of shares by our Manager would not violate the 9.8% stock ownership limit set forth in our charter, after giving effect to any waiver from such limit that our board of directors may grant to our Manager in the future. The remainder of the incentive fee will be payable in cash.

The number of shares to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares divided by the average of the closing prices of our common stock on the NYSE for the five trading days prior to the date on which such quarterly installment is paid.

Fee Reduction for Investments in any Affiliate-Managed PPIF

We intend to invest in one or more Legacy Loans PPIFs or Legacy Securities PPIFs, one or more of which may be managed by affiliates of Starwood Capital Group if the application of Starwood Capital Group to serve as an investment manager for the Legacy Securities Program is accepted by the U.S. Treasury. If we decide to make an equity investment in any PPIF managed by any affiliates, any management fees payable to our Manager or any of its affiliates in respect of such equity investment, or a Starwood PPIF management fee, will reduce the amount of compensation we would otherwise be obligated to pay our Manager pursuant to the management agreement. Each installment of a Starwood PPIF management fee paid by us will first be applied to reduce the amount of the next quarterly installment of the base management fee otherwise payable to our Manager and then the quarterly installment of the incentive fee otherwise payable at such time, if any. Any excess will be applied to reduce the next quarterly installment of the base management and the incentive fees in the same manner until we have received full credit for the Starwood PPIF management fee that is paid.

Reimbursement of Expenses

We will be required to reimburse our Manager for the expenses described below. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

•	costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•	expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our securitizations or any of our securities offerings;

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties;

•	all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•	expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

•	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

•	all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

We will not reimburse our Manager for the salaries and other compensation of its personnel except that, pursuant to a secondment agreement between Starwood Capital Group and us, we will be responsible for Starwood Capital Group’s expenses incurred in employing our chief financial officer, treasurer and chief compliance officer, including annual base salary, bonus potential, any related employee’s withholding taxes and employee benefits. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Refund of Manager’s Partial Payment of Initial Underwriting Discount

Pursuant to the underwriting agreement among the underwriters, our Manager and us, our Manager will agree to pay the underwriters $      per share with respect to each share sold in this offering (other than shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group), representing a portion of the initial underwriting discount. Pursuant to the management agreement, we have agreed to refund our Manager for its partial payment of the initial underwriting discount if during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares outstanding (including any restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to refund our Manager for its partial payment of the initial underwriting discount irrespective of whether we have met the hurdle described above.

Investment Advisory Agreement

Our Manager will enter into an investment advisory agreement with Starwood Capital Group Management, LLC effective upon the closing of this offering. Pursuant to this agreement, our Manager will be provided with access to, among other things, Starwood Capital Group’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement.

Grants of Equity Compensation to Our Manager

Under our equity incentive plans, our compensation committee (or our board of directors, if no such committee is designated by the board) is authorized to approve grants of equity-based awards to our officers or directors and to our Manager and its personnel and affiliates. Concurrently with the closing of this offering, we will grant to our Manager a number of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares in this offering. This award of restricted stock units will vest ratably on a quarterly basis over a three-year period beginning on the first day of the calendar quarter after we complete this offering. Once vested, this award of restricted stock units will be settled in shares of our common stock. However, restricted stock units that vest during the first year of the three-year vesting period will not be settled in shares until promptly following the first anniversary of the contract of vesting. Restricted stock units that vest after the fourth quarterly vesting date will be settled promptly, but in no event later than 30 days, following the applicable quarterly vesting date. Our Manager will be entitled to receive “distribution equivalents” with respect to these restricted stock units, whether or not vested, at the same time as distributions are paid to our common stockholders. See “Management—Equity Incentive Plans.”

Co-Investment and Allocation Agreement

Pursuant to a co-investment and allocation agreement among our Manager, Starwood Capital Group and us, each of our Manager and Starwood Capital Group have agreed that we will be entitled to co-investment rights with the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund as described under “Business — Conflicts of Interest and Related Policies,” for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control. Our Manager and Starwood Capital Group have also agreed that neither they nor any entity controlled by Starwood Capital Group will sponsor or manage any U.S. publicly traded investment vehicle that invests primarily in the asset classes described in “— Our Target Assets” other than us for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control. However, our Manager, Starwood Capital Group and their respective affiliates may sponsor or manage another U.S. publicly traded investment vehicle that invests generally in real estate assets but not primarily in our target assets, or a potential competing vehicle. In addition, our Manager and Starwood Capital Group have agreed that for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control no entity controlled by Starwood Capital Group will sponsor or manage a potential competing vehicle or another private or foreign competing vehicle, unless Starwood Capital Group adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us, or (ii) provides us the right to co-invest with such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each such vehicles’ and our availability of cash for investment. Since we intend to invest predominantly in the United States in target assets secured primarily by U.S. collateral, any investment vehicle that invests predominantly in non-U.S. mortgage assets would not be considered a private or foreign competing vehicle for purposes of this agreement.

Historical Performance of Starwood Capital Group

Real Estate Debt and Equity Programs Sponsored by Starwood Capital Group from 1998 to 2008

During the ten year period ended December 31, 2008, Starwood Capital Group or its affiliates sponsored ten privately offered real estate funds, raising approximately $7.2 billion from approximately 140 investors. These funds targeted investments in real estate and real estate related businesses, including investments in debt as well as equity in individual assets, portfolios of assets, public companies which were taken private and operating platforms. These funds acquired and/or developed approximately $18.3 billion of real estate and real estate related projects located in North America (410 properties), Asia (17 properties), and Europe (363 properties). The investment portfolios of these funds included the following real estate sectors: office (12%), retail (8%), industrial (1%), apartments and condominiums (6%), residential land (8%), senior living (3%), real estate-related debt (9%), hotels and leisure (44%), and other real estate-related investments (9%). Of the total 790 properties acquired or developed, 346 have been sold to date.

The economic downturn of the past two years has had a negative impact on the value of commercial real estate across all asset classes. The limited availability of debt financing in the marketplace has made refinancing difficult and leveraged acquisitions even more difficult. Consequently, there has been a dramatic repricing of real estate. These market impacts have adversely affected the values of the holdings of these real estate funds sponsored by Starwood Capital Group.

Debt Programs Sponsored by Starwood Capital Group

Since its inception in 1991, Starwood Capital Group has been investing in real estate and real estate related activities through eleven opportunistic funds with capital raised from institutional and high net worth investors. Since inception to date, affiliates of Starwood Capital Group have sponsored and managed four private funds that have, or have had, investment objectives similar to ours in that they primarily made or make investments in certain or predominantly all of our target asset classes. Although the Starwood Private Real

Estate Funds target both equity and debt investments in real estate, no less than two thirds of the amounts invested by each of these funds so far has been invested in equity positions (including equity-“loan to own” investments). Therefore, neither of their current investment portfolios reflects an investment strategy that is similar to ours. The four funds sponsored and managed by affiliates of Starwood Capital Group that have, or have had, investment objectives similar to ours are as follows:

•	Starwood Mezzanine Investors, L.P. closed in November 1994 with a total of $220 million of capital commitments. This fund’s investment goal was to create a portfolio of high-yielding mezzanine investments with significant current cash flow. Through this fund, Starwood Capital Group created an operating platform that it took public at a premium to its asset values by contributing the assets of the fund to a NYSE-listed REIT which ultimately became iStar Financial, Inc. (NYSE: SFI).

•	Starwood Opportunity Fund IV, L.P. closed in February 1997 with a total of $830 million of capital commitments. This fund’s investment goal was to combine in a single fund Starwood Capital Group’s experience in high-yielding mezzanine investments related to real estate with its real estate equity investment strategies. Two thirds of this fund’s capital was required to be dedicated to mezzanine investments, with the remainder permitted to be invested in equity. This fund’s debt investments were contributed to iStar Financial, Inc. concurrently with the contribution of all of the assets of Starwood Mezzanine Investors, L.P., as described above.

•	Starwood Debt Fund II, L.P. and Starwood Debt Fund II-U, L.P., each of which is described under “—Prior Performance of Certain Real Estate Programs Sponsored by Starwood Capital Group.”

The table below sets forth certain performance data of Starwood Mezzanine Investors, L.P. and Starwood Opportunity Fund IV, L.P., the capital of both of which was invested during a prior period of distress in the real estate markets. Starwood Mezzanine Investors, L.P. has been fully liquidated and Starwood Opportunity Fund IV, L.P. has been almost entirely liquidated. The returns set forth below for each of these funds have been almost entirely or fully realized and distributed to the fund’s investors. This data is not a guarantee or prediction of the returns that we may achieve.

Performance From Inception to March 31, 2009
(dollars in millions)

							Gross		Net
	Fund	Fund			Total		Internal		Internal		Management
	Closing	Termination	Number of	Total	Capital	Total	Rate of		Rate of		& Incentive
Fund	Date	Date	Investments	Capitalization (1)	Raised	Distributions	Return (2)		Return (2)		Fees

Starwood Opportunity Fund IV, L.P.(3)	1997	2011	44	$1,980	$830	$1,969	21	%(4)	17	%(4)	$291
Starwood Mezzanine Investors, L.P.	1994	2001	10	$258	$220	$518	24%		20%		$60

(1)	Represents total historic costs incurred on 100% of underlying investments. If the ownership percentage was less than 50% of the underlying investment, then the percentage ownership was applied to the total historic cost of the investment.

(2)	Gross Internal Rate of Return (IRR) is prior to deduction of the annual management fees or the incentive fees paid to the fund’s general partner. The Net IRR is after deduction of the annual management fees and the incentive fees.

(3)	This fund’s investments were 97% realized, with $50.6 million in fair value of unrealized investments remaining, as of March 31, 2009.

(4)	IRR calculation assumes any unrealized portfolio at its fair market value at March 31, 2009. Gross IRR and Net IRR includes the fair market value of equity positions of $50.6 million and $40.5 million, respectively, at March 31, 2009. There can be no assurance that these investments will be realized at these amounts.

Prior Performance of Certain Real Estate Programs Sponsored by Starwood Capital Group

The following tables set forth certain performance data of certain real estate debt and equity funds sponsored by Starwood Capital Group described below:

•	Starwood Debt Fund II, L.P., or Starwood Debt Fund II, and Starwood Debt Fund II-U, L.P., which we refer to as the Starwood Unlevered Debt Fund for purposes of our co-investment rights and obligations, recently closed with an aggregate of $641.5 million of capital commitments.

•	These two funds target investments in first mortgage and mezzanine loans with significant collateral value (due to subordination of other debt and/or equity in the capital stack) and strong debt service coverage. Starwood Debt Fund II targets all such debt investments and utilizes leverage when available to enhance its returns. Pursuant to the investment opportunity allocation provisions of each of these funds, the Starwood Unlevered Debt Fund co-invests with Starwood Debt Fund II in all debt, but does not utilize leverage.

•	The capital of Starwood Debt Fund II is almost entirely invested or committed, although certain transactions pursuant to which the capital of Starwood Debt Fund II has already been committed may not be consummated until after the completion of this offering. Therefore, we do not expect to have co-investment rights with, or co-investment obligations to, this fund. Our current co-investment rights with, and co-investment obligations to, the Starwood Unlevered Debt Fund are described under “Business — Conflicts of Interest and Related Policies— Current Co-Investment Rights and Obligations.”

•	Starwood Debt Fund II had a final closing date in January 2009, and the Starwood Unlevered Debt Fund had a final closing date in May 2008. The capital of both of these debt funds is in the process of being invested in the target assets of each fund. Together, these funds currently have an aggregate capital commitment of $641.5 million, of which $176 million has been invested as of March 31, 2009. Starwood Capital Group is currently in discussions with the investors of the Starwood Unlevered Debt Fund regarding the possible termination of the co-investment rights of this fund prior to their regular expiration at the end of September 2009. However, we cannot assure you that such discussions will lead to an agreement to terminate such co-investment rights earlier than the end of September 2009. Upon any such termination, the capital commitments of the Starwood Unlevered Debt Fund and the Starwood Debt Fund II would be approximately $380 million in the aggregate.

•	Starwood Global Opportunity Fund VIII, which we refer to as one of the two Starwood Private Real Estate Funds for purposes of our co-investment rights and obligations, is a continuation of Starwood’s series of real estate opportunity funds. The final closing of this fund is expected by December 31, 2009, with a target size of $1.25 billion to $1.5 billion. This fund is expected to take advantage of investment opportunities presented by the current distressed investment environment by investing in distressed debt, performing debt, entitled U.S. land, non- U.S. direct real estate and corporate real estate.

•	Starwood Capital Global Hospitality Fund II, which we refer to as one of the two Starwood Private Real Estate Funds for purposes of our co-investment rights, is a continuation of Starwood’s investment programs in the hospitality industry. The final closing of this fund is expected by December 31, 2009, with a target size of $1.5 to 2.0 billion. This fund targets investments in various international luxury and budget hotel ventures.

•	Starwood Hospitality Fund I was designed to take advantage of the recovery in the domestic and international hotel market following the economic declines precipitated by September 11, 2001. This fund targeted both corporate and individual transactions to execute this strategy and co-invested with Starwood Global Opportunity Fund VII.

•	Starwood Global Opportunity Fund VII pursued a strategy of acquiring a well-diversified global portfolio comprising 17% office, 29% multifamily and residential development, 37% hotel and leisure, 7% senior housing, 6% mixed-use development and 4% securities. This fund co-invested with Starwood Hospitality Fund I on its hotel and leisure investments.

•	SDL Co-Invest was formed to invest alongside Starwood Hospitality Fund I and Starwood Global Opportunity Fund VII in the $3.2 billion acquisition of Groupe Taittinger and Société du Louvre in order to reduce concentration by the funds in any one investment.

•	Starwood Global Opportunity Fund VI also pursued a diversified global strategy utilizing its strong joint venture platforms to expand its international investments in France, the UK and Germany and to grow its senior housing and residential land investments in the United States. This fund also combined the discipline of fundamental real estate investing with its knowledge of operating businesses to make compelling investments in the hotel and golf industries.

•	Starwood Opportunity Fund V, L.P. pursued a diversified strategy with an emphasis on the residential and retail markets. Capitalizing upon “bad income” restrictions in the REIT sector, this fund acquired single-family land and constructed and/or redeveloped condominium projects in major cities. It also formed a series of joint ventures to acquire and redevelop retail properties.

•	Starwood Opportunity Fund IV, L.P. had an investment goal to combine in a single fund Starwood Capital Group’s successful equity investment strategies with its market-leading expertise in high-yielding mezzanine investments, thereby providing investors with the higher return features of equity, as well as the current-yield and reduced-risk characteristics of mezzanine debt. REITs were buying assets at prices in excess of replacement cost, and Starwood Capital Group believed that better risk-adjusted returns were available in the mezzanine markets for certain property classes.

•	Starwood Opportunity Fund II, L.P. closed in November 1993, with approximately $102 million of equity commitments to access real estate opportunities created by the existence of distressed sellers, overleveraged or mismanaged assets and the shortage of entrepreneurial capital, while working closely with Starwood Capital Group’s growing local partner network.

Table I set forth below presents, for each of the four debt and equity funds the offering of which closed in the past three years, the amount of capital raised, the aggregate cash generated, and the amount of investment advisory fees paid, as well as certain other information for the period from inception of each fund through March 31, 2009.

Table I
Starwood Capital Group
Recent Experience in Raising and Investing Funds
(dollars in thousands)

	Starwood	Starwood	Starwood	Starwood Capital
	Debt	Unlevered Debt	Opportunity	Hospitality
	Fund II	Fund	Fund VIII	Fund II

Dollar amount offered	$1,000,000 (1)	$1,000,000 (1)	$1,500,000	$2,000,000
Dollar amount raised	338,400	303,100	766,590 (2)	907,990 (2)
Less offering expenses:
Selling commissions and discounts retained by affiliates(3)	—	—	—	—
Offering and organizational costs(4)	880	245	1,722	1,528
Percent available for investment	99.7%	99.9%	99.8%	99.8%
Total acquisition cost of investments	360,131	38,703	197,382	89,628
Percent leverage	44%	0%	26%	34%
Date offering began	December 2007	December 2007	December 2007	December 2007
Length of offering (in months)	13	6	19	20
Months to invest 90% of amount available	NA	NA	NA	NA

(1)	A $1 billion debt fund offering was split into separate levered and unlevered debt fund programs.

(2)	Represents commitments through March 31, 2009, prior to the final close of the programs.

(3)	Starwood Capital Group and its affiliates do not receive any commissions with respect to amounts raised.

(4)	This amount is the aggregate fees and expenses paid to third parties in connection with the offerings such as legal, accounting, printing and travel expenses. There were no commissions paid to underwriters and placement agents.

Table II set forth below presents compensation paid to Starwood Capital Group for all active funds for the three years ended December 31, 2008.

Table II
Starwood Capital Group
Compensation to Sponsor
(dollars in thousands)

	Starwood	Starwood	Starwood	Starwood Capital
	Debt	Unlevered Debt	Opportunity	Hospitality
	Fund II	Fund	Fund VIII (*)	Fund II (*)	Equity Funds

Date offering commenced	December 2007	December 2007	December 2007	December 2007	(**	)
Dollar amount raised	$338,400	$303,100	$766,590	$907,990	$4,965,000
Amounts paid to sponsor from proceeds of offerings(1)	—	—	—	—	—
Dollar amount of cash provided by (used in) operations before deducting payments to sponsor(2)	$(205,824)	$(37,361)	$(161,830)	$(38,916)	$(884,697)
Amount paid to sponsor from operations(2)
Management fees(3)	688	51	4,735	3,768	128,921
Incentive Fees(4)	—	—	—	—	111,175
Reimbursements(5)	—	—	—	—	6,257
Other(6)	—	—	—	—	12,165

(*)	This fund had not had its final close as of March 31, 2009.

(**)	Includes Starwood Global Opportunity Fund VII, Starwood Hospitality Fund I, SDL Co-Invest, Starwood Global Opportunity Fund VI, Starwood Opportunity Fund V, Starwood Opportunity Fund IV, and Starwood Opportunity Fund II. Each of these funds closed prior to 2006.

(1)	Starwood Capital Group and its affiliates do not receive any commissions with respect to amounts raised.

(2)	Aggregate amounts for three years ended December 31, 2008.

(3)	Formulas vary by program and are generally based on capital committed or invested.

(4)	Formulas vary by program and are generally based on internal rates of return.

(5)	Reimbursements relate to sponsor employees seconded to real estate projects to run the day-to-day operations.

(6)	Other fees include development and construction management services charged to real estate development projects.

Table III set forth below presents certain operating results for funds that closed in the past five years. Of the funds presented, Starwood Debt Fund II, Starwood Unlevered Debt Fund, Starwood Global Opportunity Fund VIII, and Starwood Capital Global Hospitality Fund II are recently closed and have very limited operating histories.

Table III
Starwood Capital Group
Operating Results of Prior Programs
(dollars in thousands)

			Starwood Unlevered
	Starwood Debt Fund II		Debt Fund		Equity Funds(*)
	For the	For the three	For the	For the three	For the	For the	For the	For the three
	year ended	months ended	year ended	months ended	year ended	year ended	year ended	months ended
	December 31,	March 31,	December 31,	March 31,	December 31,	December 31,	December 31,	March 31,
	2008	2009	2008	2009	2006	2007	2008	2009

Statement of Operations Investment income	$3,794	$3,617	$1,047	$403	$3,612	$211,597	$29,830	$(46,374)
Expenses:
Management fees	(688)	(691)	(51)	(28)	(33,815)	(33,931)	(42,609)	(12,341)
Interest Expense	(2,881)	(736)	—	—	(48,939)	(49,285)	(22,596)	(10,209)
All other expenses	(1,519)	(86)	(251)	(25)	(2,991)	(4,203)	(7,405)	(1,241)

Total expenses	(5,088)	(1,513)	(302)	(53)	(85,745)	(87,419)	(72,610)	(23,791)

Net investment income (loss)	(1,294)	2,104	745	350	(82,133)	124,178	(42,780)	(70,165)
Net realized gain on investments	—	21	—	—	—	—	2,645	83
Net change in unrealized appreciation on investments	(11,082)	(1,248)	(2,686)	245	1,353,134	245,644	(858,304)	(215,828)

Net increase/(decrease) in net assets resulting from operations	$(12,376)	$877	$(1,941)	$595	$1,271,001	$369,822	$(898,439)	$(285,910)

Taxable Income(2)
from operations	$331		$748		$(94,836)	$(80,527)	$(121,701)
from gain on sale	—		—		69,776	91,445	33,370

Cash provided (used) by operations	$(206,512)	$15,741	$(37,412)	$523	$(801,697)	$362,775	$(825,822)	$(58,388)
Cash generated from sales(1)	—	—	—	—	—	—	—	—

Cash provided (used) by operations and sales	(206,512)	15,741	(37,412)	523	(801,697)	362,775	(825,822)	(58,388)
Less: cash distributions
from operations	—	—	1,504	548	—	423,000	—	—
from sales	—	—	—	—	—	—	—	—
return of capital	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$(206,512)	$15,741	$(38,916)	$(25)	$(801,697)	$(60,225)	$(825,822)	$(58,388)

Distribution Data per $1,000 invested
Federal Income Tax Results(2)
Ordinary income (loss)
from operations	$2.43		$18.88		$(1,052.13)	$(544.59)	$(512.00)
from recapture(3)	—		—		9.65	101.06	6.88
Capital gain (loss)	—		—		643.65	3,216.87	148.15
Cash Distributions to investors
Source (on GAAP basis)
Investment income	$—	$—	$37.97	$13.84	$—	$236.60	$—	$—
Return of capital	—	—	—	—	—	—	—	—
Source (on Cash basis)
Sales	$—	$—	$—	$—	$—	$—	$—	$—
Operations	—	—	37.97	13.84	—	236.60	—	—
Return of capital	—	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested at the end of the last period reported in the Table (original total acquisition cost retained divided by original total acquisition cost of all investments)		95.0%		100.0%				84.9%

(*)	Includes Starwood Global Opportunity Fund VIII, Starwood Capital Global Hospitality Fund II, Starwood Global Opportunity Fund VII, Starwood Hospitality Fund I and SDL Co-Invest.

(1)	Under GAAP for investment companies, cash generated from sales of investments is included in cash from operations.

(2)	No tax information is available for the period ended March 31, 2009.

(3)	Recapture includes only Section 1250 gain.

PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there will be 100 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 591 West Putnam Avenue, Greenwich, Connecticut 06830.

	Percentage of Common Stock Outstanding
			Immediately After this
	Immediately Prior to this Offering		Offering (2)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage

Starwood Capital Group Global, L.P.(1)	100	100%	1,000,000	3.9%
Barry S. Sternlicht(1)	100	100%	1,000,000	3.9%
Jeffrey G. Dishner	—	—	*	*
Ellis F. Rinaldi	—	—	*	*
Richard D. Bronson(3)	—	—	2,200	*
Jeffrey F. DiModica(3)	—	—	2,200	*
Lynn Forester de Rothschild(3)	—	—	2,200	*
Strauss Zelnick(3)	—	—	2,200	*
Barbara J. Anderson(4)	—	—	*	*
Jerome C. Silvey	—	—	*	*
All directors, director nominees and executive officers as a group (9 persons)	—	—

*	Represents less than 1% of the shares of common stock outstanding upon the closing of this offering.

(1)	Starwood Capital Group Global, L.P. is the sole member of SPT Investment, LLC. Mr. Sternlicht is the controlling partner of Starwood Capital Group Global, L.P. SPT Investment, LLC purchased 100 shares of our common stock in connection with our initial capitalization on May 29, 2009. SPT Investment, LLC will purchase 1,000,000 shares of our common stock in a private placement to be completed concurrently with the closing of this offering.

(2)	Does not reflect any shares of common stock reserved for issuance upon exercise of the underwriters’ overallotment. Excludes 100 shares of common stock that we sold to SPT Investment, LLC at $10.00 per share in connection with our formation because we will repurchase these shares at their issue price shortly before the completion of this offering. Also excludes an award to our Manager of restricted stock units equal to 2.5% of the number of shares sold in this offering and the concurrent private placement (excluding any shares sold pursuant to the underwriters’ exercise of their overallotment option), or 650,000 restricted stock units based on the sale of 25,000,000 shares in this offering. “See Management — Equity Incentive Plans — Manager Equity Plan” for the terms of this award and the timing and manner of its settlement in shares of our common stock.

(3)	Represents a grant of restricted common stock to the director concurrently with the completion of this offering.

(4)	Excludes 5,000 restricted stock units that will be granted to Ms. Anderson concurrently with the completion of this offering. “See Management — Executive and Director Compensation — Executive Compensation” for the terms of this award and the timing and manner of its settlement in shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the completion of this offering, we will enter into a management agreement with SPT Management, LLC, our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial three year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager, including our Manager’s payment to the underwriters of $      per share for each share sold in this offering (other than shares for each share sold to certain investors in private funds managed by affiliates of Starwood Capital Group) in the circumstances described in “Our Manager and the Management Agreement — Management Agreement — Management Fees, Incentive Fees and Expense Reimbursements.” Our Manager is entitled to receive from us base management fee and an incentive fee. One half of each quarterly installment of the incentive fee will be payable in shares of our common stock so long as the ownership of such additional number of shares by our Manager would not violate the 9.8% stock ownership limit set forth in our charter, after giving effect to any waiver from such limit that our board of directors may grant to our Manager in the future.

Our chief executive officer, our president and our general counsel are also executives of Starwood Capital Group. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Business—Conflicts of Interest and Related Policies” and “Risk Factors—Risks Related to Our Relationship With Our Manager—There are various conflicts of interest in our relationship with Starwood Capital Group, including our Manager, which could result in decisions that are not in the best interests of our stockholders.”

Our management agreement is intended to provide us with access to our Manager’s pipeline of investment opportunities and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. However, our chief executive officer, our president and our general counsel are also executives of Starwood Capital Group.

Mr. Sternlicht, our chairman and chief executive officer, is an investor in a fund sponsored by ZelnickMedia. Mr. Zelnick, one of our director nominees, is a founding partner of ZelnickMedia.

Related Party Transaction Policies

As described in “Business—Conflicts of Interest and Related Policies—Current Co-Investment Rights and Obligations,” each of the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund collectively have the right to invest from 10% to 32.5% of the equity capital proposed to be invested by any investment vehicle managed by an affiliate of Starwood Capital Group in debt interests relating to real estate. Our independent directors will periodically review our Manager’s and Starwood Capital Group’s compliance with these co-investment provisions, but they will not approve each co-investment by any of the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund and us unless the amount of capital we invest in the proposed co-investment otherwise requires the review and approval of our independent directors pursuant to our investment guidelines.

In order to avoid any actual or perceived conflicts of interest between our Manager, Starwood Capital Group, any of their affiliates or any investment vehicle sponsored or managed by Starwood Capital Group or any of its affiliates, which we refer to as the Starwood parties, and us, the approval of a majority of our independent directors will be required to approve (i) any purchase of our assets by any of the Starwood parties, and (ii) any purchase by us of any assets of any of the Starwood parties.

Shortly after the consummation of this offering, we expect that our board of directors will adopt a policy with respect to any proposed investments by our directors or officers or the officers of our Manager, which we refer to as the covered persons, in any of our target asset classes. We expect this policy to provide that any proposed investment by a covered person for his or her own account in any of our target asset classes will be permitted if the capital required for the investment does not exceed the personal investment limit. To the extent that a proposed investment exceeds the personal investment limit, we expect that our board of directors will only permit the covered person to make the investment (i) upon the approval of the disinterested directors, or (ii) if the proposed investment otherwise complies with terms of any other related party transaction policy our board of directors may adopt in the future.

We also expect our board of directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation Committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Restricted Common Stock and Other Equity-Based Awards

Our equity incentive plans will provide for grant of restricted common stock and other equity-based awards up to an aggregate of 7.5% of the number of shares of our common stock sold in this offering (excluding any shares sold pursuant to the exercise of the underwriters’ overallotment option) and the concurrent private placement, plus 100,000 shares under our Director Stock Plan, 8,800 shares of which will be granted to our four independent directors concurrently with the completion of this offering. See “Our Manager and the Management Agreement — Grants of Equity Compensation to our Manager” for a description of the award of restricted stock units to be granted to our Manager concurrently with the completion of this offering.

Purchases of Common Stock by Affiliates

Concurrently with the completion of this offering, SPT Investment, LLC, an affiliate of Starwood Capital Group which is controlled by Mr. Sternlicht, will acquire 1,000,000 shares of our common stock in a private placement at a price per share equal to the price per share in this offering. We plan to invest the net proceeds of this offering and the concurrent private offering in accordance with our investment objectives and the strategies described in this prospectus.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our Bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

Following completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law. In addition, the partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights Agreement

We will enter into a registration rights agreement with regard to (i) the 1,000,000 shares of the common stock acquired by SPT Investment, LLC in the private placement occurring simultaneously with the completion of this offering, (ii) the shares of our common stock that are issuable upon the vesting of the restricted stock units to be granted to our Manager under our Manager Equity Plan concurrently with the completion of this offering, (iii) any equity-based awards granted to our Manager under our Manager Equity Plan in the future, and (iv) any shares of common stock that our Manager may receive pursuant to the incentive fee provisions of the management agreement in the future, which we refer to collectively as the registrable shares. Pursuant to the registration rights agreement, we will grant SPT Investment, LLC, our Manager and their direct and indirect transferees:

•	unlimited demand registration rights to have the registrable shares registered for resale; and

•	in certain circumstances, the right to “piggy-back” the registrable shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our Manager under the management agreement.

Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

“Starwood” License Agreement

Upon consummation of this offering, we will enter into a license agreement with Starwood Capital Group Global, L.P. pursuant to which it will grant us a non-exclusive, royalty-free license to use the name and trademark “Starwood” and the logo for Starwood Capital Group. Under this agreement, we will have a right to use this name, trademark and logo for so long as Starwood Capital Group and SPT Management, LLC are under common control and SPT Management, LLC serves as our Manager pursuant to the management agreement. This license and trademark will terminate concurrently with any termination of the management agreement or any change of control of SPT Management, LLC.

Co-Investment and Allocation Agreement

Pursuant to a co-investment and allocation agreement among our Manager, Starwood Capital Group and us, each of our Manager and Starwood Capital Group have agreed that we will be entitled to co-investment rights with the Starwood Private Real Estate Funds and the Starwood Unlevered Debt Fund as described under “Business — Conflicts of Interest and Related Policies,” for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control. In addition, our Manager and Starwood Capital Group have agreed that neither they nor any entity controlled by Starwood Capital Group will sponsor or manage any U.S. publicly traded investment vehicle that invests primarily in the asset classes described in “ — Our Target Assets” other than us for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control. However, our Manager, Starwood Capital Group and their respective affiliates may sponsor or manage another U.S. publicly traded investment vehicle that invests generally in real estate assets but not primarily in our target assets, or a potential competing vehicle. Our Manager and Starwood Capital Group have also agreed that for so long as the management agreement is in effect and our Manager and Starwood Capital Group are under common control, no entity controlled by Starwood Capital Group will sponsor or manage a potential competing vehicle or another private or foreign competing vehicle, unless Starwood Capital Group adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us, or (ii) provides us the right to co-invest with such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each such vehicles’ and our availability of cash for investment. Since we intend to invest predominantly in the United States in target assets secured primarily by U.S. collateral, any investment vehicle that invests predominantly in non-U.S. mortgage assets would not be considered a private or foreign competing vehicle for purposes of this agreement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and Bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. After giving effect to this offering and the other transactions described in this prospectus, 26,008,800 shares of common stock will be issued and outstanding (29,758,800 shares if the underwriters’ overallotment option is exercised in full), and no preferred shares will be issued and outstanding. See “Management— Equity Incentive Plans” for a description of (i) the grant to our Manager of a number of restricted stock units equal to 2.5% of the number of shares of common stock sold in this offering (excluding the underwriters’ exercise of their overallotment option) and the concurrent private placement, or 650,000 restricted stock units based on the sale of 25,000,000 shares in this offering, and (ii) the grant to Ms. Anderson, our chief financial officer, treasurer and chief compliance officer, of 5,000 restricted stock units, each of which grants will, upon vesting, be settled in an equivalent number of shares of our common stock. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of Starwood Capital Group or any of its affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the FDIC, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guarantee association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock) may be approved by a majority of all of the votes entitled to be cast on the matter. Our charter also provides that we may sell or transfer all or substantially all of our assets if approved by our board of directors and by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.

Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided further that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter provisions further prohibit:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

We expect the transfer agent and registrar for our shares of common stock to be American Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

After giving effect to this offering and the other transactions described in this prospectus, we will have 26,008,800 shares of common stock outstanding. Our shares of common stock are newly-issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for our shares of common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See “Risk Factors—Risks Related to Our Common Stock.”

For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Rule 144

After giving effect to this offering and the transactions described in this prospectus, 1,008,800 of our outstanding shares of common stock will be “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. Concurrently with the completion of this offering, we will grant restricted stock units to our Manager and Ms. Anderson, our chief financial officer, treasurer and chief compliance officer, which will, upon vesting, be settled in shares of our common stock, and such shares may also be restricted securities.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), would be entitled to sell those shares, subject only to the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act). A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Lockup Agreements

We, our Manager and each of our directors and executive officers have agreed not to sell or otherwise transfer any shares for 180 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch and Deutsche Bank. SPT Investment, LLC has agreed with the underwriters not to sell or otherwise transfer the shares that it purchases in our concurrent private placement for a period of 365 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch and Deutsche Bank. Specifically, we, these other individuals and other investors have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any shares,

•	sell any option or contract to purchase any shares,

•	purchase any option or contract to sell any shares,

•	grant any option, right or warrant for the sale of any shares,

•	otherwise dispose of or transfer any shares,

•	request or demand that we file a registration statement related to the shares, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of common stock whether any such swap or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise.

This lockup provision applies to shares of common stock and to securities convertible into or exchangeable or exercisable for or repayable with the shares of common stock. It also applies during the lockup period to shares acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Each restricted period will be automatically extended if (1) during the last 17 days of the restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) before the expiration of such restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16 day period beginning on the last day of such restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the representatives of the underwriters waive, in writing, such an extension.

There are no agreements between Merrill Lynch and Deutsche Bank and any of our stockholders or affiliates releasing them from these lockup agreements prior to the expiration of the lockup periods described above.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our Bylaws, copies of which will be available before the closing of this offering from us upon request.

Our Board of Directors

Our Bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be more than 15. Our charter and Bylaws currently provide that except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Pursuant to our charter, each of our directors is elected by our common stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with cause and only by the affirmative vote of at least two-thirds of the votes of common stockholders entitled to be cast generally in the election of directors. Cause means, with respect to any particular director, a conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and with cause and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.

Should our board of directors opt back into the statute or otherwise fail to approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or Bylaws of the corporation.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or Bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or Bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and Bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, Chief Executive Officer or president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our Bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors beginning with 2010. In addition, the chairman of our board of directors, Chief Executive Officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our Bylaws, a special meeting of our stockholders will also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors and the restrictions on ownership and transfer of our shares of stock (each of which must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws.

Dissolution of Our Company

The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the notice required by our

Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and Bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders, including business combination provisions, restrictions on transfer and ownership of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the Bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our Bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

Following completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of an investment in common stock of Starwood Property Trust, Inc. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Starwood Property Trust, Inc.,” “we,” “our” and “us” mean only Starwood Property Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Starwood Property Trust, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•	except to the extent discussed below, tax-exempt organizations and foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “Taxation of Starwood Property Trust, Inc. —Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our stock as nominees on behalf of tax exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Starwood Property Trust, Inc.

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2009, upon the filing of our federal income tax return for such year. We believe that we have been organized, and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and election to be taxed as a REIT. In connection with this offering of our common stock, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT, commencing with our initial taxable year ending December 31, 2009. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions”, and “—Foreclosure Property”, below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property”, we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm’s length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiaries that are subchapter C corporations, including any TRSs (as defined below), are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7) which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2009). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries.  If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries.  In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a taxable REIT subsidiary (“TRS”). We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s-length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions”

will be originated or sold by a TRS. We anticipate that the TRS through which any such sales are made may be treated as a dealer for federal income tax purposes. As a dealer, the TRS may in general mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and Hedging Transactions.”

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We intend to invest in CMBS, RMBS, and agency securities that are either pass-through certificates or collateralized mortgage obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS, RMBS, and agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for federal income tax purposes and that all interest income from our CMBS, RMBS, and agency securities will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS, RMBS, or agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and

95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce some non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage related securities will be qualifying income for purposes of the REIT gross income tests.

We and our subsidiaries intend to invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries also intend to invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of commercial mortgage-backed securities, or CMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We intend to hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.

Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “—Derivatives and Hedging Transactions.”

Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue

Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Under The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Timing Differences Between Receipt of Cash and Recognition of Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally recognized as taxable income when and to the extent that any payment of principal is made on the debt instrument. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.

In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to the Legacy Loans Program, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to invest in CMBS, RMBS, and agency securities that are either pass-through certificates or collateralized mortgage obligations as well as mortgage loans and mezzanine loans. We expect that the CMBS, RMBS, and agency securities will be treated either as interests in grantor trusts or as interests in REMICs for federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trust will qualify as real estate assets.

Any interests that we hold in a REMIC, including CMBS or RMBS that are structured as interests in REMICs, will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.

In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of noncash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for federal income tax purposes. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains recognized after July 30, 2008 would be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Income Tests.”

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” Under recently issued IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of Starwood Property Trust, Inc.—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “Taxation of Starwood Property Trust, Inc.—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Taxation of Starwood Property Trust, Inc.—Asset Tests,” “—Income Test” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions.  So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of Starwood Property Trust, Inc.—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of Starwood Property Trust, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Starwood Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Stock.  In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States,

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

In General.  For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends.  The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “Taxation of Starwood Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions.  Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends.  Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or

USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see ”—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange following this offering.

Dispositions of Our Stock.  Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during the five-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax.  If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “Taxation of Starwood Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL.

The DOL, has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act as amended, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provided that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

UNDERWRITING

We intend to offer the shares of common stock through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as the representatives of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of shares of common stock listed opposite their names below.

Number
Underwriter	of Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Barclays Capital Inc.
Wells Fargo Securities, LLC
Calyon Securities (USA) Inc.
Cantor Fitzgerald & Co.
Piper Jaffray & Co.
Scotia Capital (USA) Inc.

Total

The underwriters have agreed to purchase all of the shares sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. After the public offering, the public offering price and concession may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option

Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)  All shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group will be purchased by the underwriters from us at $      per share, representing a discount to the underwriters of $      per share, all of which discount will be

payable by us at closing. All of the other shares sold in this offering will be sold to the underwriters at $      per share, representing an initial discount to the underwriters of $      per share. Of this initial discount, we will pay the underwriters $      per share, and our Manager will pay the underwriters $      per share, in each case upon the closing of this offering. We have agreed to repay our Manager $      per share and pay the underwriters an additional $      per share, in each case with respect to all shares sold in this offering (other than any shares sold to certain investors in private funds managed by affiliates of Starwood Capital Group) if during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering our Core Earnings (as described herein) for any such four-quarter period exceeds the product of (x) the weighted average of the issue price per share of all public offerings of our common stock, multiplied by the weighted average number of shares outstanding (including any restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans) in such four-quarter period and (y) 8%.

The expenses of this offering, excluding the initial and the additional underwriting discount, are estimated at $2,083,500 and are payable by us.

Overallotment Option

We have granted to the underwriters an option to purchase up to 3,750,000 additional shares at the same price per share as they are paying for the shares shown in the table above. The additional shares would cover sales by the underwriters which exceed the total number of shares of common stock shown in the table above. The underwriters may exercise this option for 30 days after the date of this prospectus solely to cover overallotments. To the extent that the underwriters exercise this option, each underwriter will purchase additional shares from us in approximately the same proportions as it purchased the shares of common stock shown in the table above.

Directed Share Program

At our request, the underwriters have reserved for sale, at the initial public offering price, up to 1% of the shares offered hereby for sale to our directors and officers as well as employees of, and other persons having relationships with, Starwood Capital Group and its affiliates. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the underwriters to the general public on the same terms as the other shares offered hereby.

No Sales of Similar Securities

We, our Manager and each of our directors and executive officers have agreed not to sell or otherwise transfer any shares for 180 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch and Deutsche Bank. SPT Investment, LLC has agreed with the underwriters not to sell or otherwise transfer the shares that it purchases in our concurrent private placement for a period of 365 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch and Deutsche Bank. Specifically, we, these other individuals and other investors have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any shares,

•	sell any option or contract to purchase any shares,

•	purchase any option or contract to sell any shares,

•	grant any option, right or warrant for the sale of any shares,

•	otherwise dispose of or transfer any shares,

•	request or demand that we file a registration statement related to the shares, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of common stock whether any such swap or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise.

This lockup provision applies to shares of common stock and to securities convertible into or exchangeable or exercisable for or repayable with the shares of common stock. It also applies during the lockup period to shares acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Each restricted period will be automatically extended if (1) during the last 17 days of the restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) before the expiration of such restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16 day period beginning on the last day of such restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the representatives of the underwriters waive, in writing, such an extension.

There are no agreements between Merrill Lynch and Deutsche Bank and any of our stockholders or affiliates releasing them from these lockup agreements prior to the expiration of the lockup periods described above.

New York Stock Exchange Listing

We have applied to list our common stock on the NYSE under the symbol “STWD.” In order to meet the requirements for listing on that exchange, the underwriters have undertaken to sell a minimum number of shares of our common stock to a minimum number of beneficial owners as required by that exchange.

Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiation between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are:

•	the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

•	our financial information,

•	the history of, and the prospects for, our company and the industry in which we compete,

•	an assessment of our officers, our Manager and Starwood Capital Group, their past and present operations, and the prospects for, and timing of, our future revenues,

•	the present state of our development, and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our common stock may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.

The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in the common stock in connection with the offering, i.e., if they sell more shares than are listed on the cover of this prospectus, the representatives may reduce that short position by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the underwriters’ option to purchase additional shares described above. Purchases of our common stock to stabilize its price or to reduce a short position may cause the price of our common stock to be higher than it might be in the absence of such purchases.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the representatives may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The representatives may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet website maintained by the representatives. Other than the prospectus in electronic format, the information on the representatives’ websites is not part of this prospectus.

Other Relationships

Certain of the underwriters or their affiliates have engaged in transactions with, and have performed underwriting, investment banking, lending and advisory services for Starwood Capital Group, our Manager and/or their respective affiliates in the ordinary course of their business and may do so for us as well as our Manager and Starwood Capital Group and their affiliates in the future. They have received or will receive customary fees and reimbursements of expenses for these transactions and services.

Affiliates of the representatives have provided investment banking and secondary market trading services to Starwood Capital Group and its subsidiaries in the past and/or may do so in the future. Such affiliates of the representatives receive customary fees and commissions for these services.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the managers to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer within the EEA of shares which are the subject of the offering contemplated in this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and the buyer’s representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP. Certain matters of Maryland law will be passed upon for us by DLA Piper LLP (US), Baltimore, Maryland. Sidley Austin llp, New York, New York, will act as counsel to the underwriters.

EXPERTS

The balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such balance sheet is included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Starwood Property Trust, Inc.
Greenwich, Connecticut

We have audited the accompanying balance sheet of Starwood Property Trust, Inc. (the “Company”) as of June 1, 2009. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Starwood Property Trust, Inc. as of June 1, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
June 1, 2009

STARWOOD PROPERTY TRUST, INC.

BALANCE SHEET
June 1, 2009

ASSETS
Cash	$1,000

STOCKHOLDER’S EQUITY
Common stock, $0.01 par value, 100,000 shares authorized, 100 shares issued and outstanding	$1
Additional paid in capital	999

Total stockholder’s equity	$1,000

Please see accompanying notes to the Balance Sheet.

STARWOOD PROPERTY TRUST, INC.

NOTES TO BALANCE SHEET
June 1, 2009

1.	Organization

Starwood Property Trust, Inc. (the “Company”) was organized in the state of Maryland on May 26, 2009. Under the Company’s charter, the Company is authorized to issue up to 100,000,000 shares of common stock. The Company has not commenced operations.

2.	Formation of the Company and Initial Public Offering

The Company intends to conduct an initial public offering of common stock (the “IPO”), which is anticipated to be finalized in 2009. Proceeds from the IPO will be used to invest in certain of the Company’s target assets including commercial mortgage loans and other commercial real estate-related debt investments and commercial mortgage-backed securities. In the future, the Company may also invest in residential mortgage-backed securities and non-conforming residential mortgage loans.

The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income to its stockholders.

The sole stockholder of the Company is SPT Investment, LLC, a Delaware limited liability company. The sole member of SPT Investment, LLC is Starwood Capital Group Global, L.P. Barry S. Sternlicht, the Company’s president and chief executive officer and the chairman of the Company’s board of directors, is the controlling partner of Starwood Capital Group Global, L.P. On May 29, 2009, SPT Investment, LLC made a $1,000 initial capital contribution to the Company.

The Company will be managed by SPT Management, LLC, a Delaware limited liability company which is controlled by Mr. Sternlicht.

3.	Significant Accounting Policies

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Offering Costs

Underwriting commissions and offering costs to be incurred in connection with the Company’s stock offerings will be reflected as a reduction of additional paid-in-capital. Costs incurred that are not directly associated with the completion of the IPO will be expensed as incurred.

As of June 1, 2009, an affiliate of SPT Management, LLC has incurred approximately $0.3 million of costs related to this offering. Upon successful completion of the IPO, the Company will reimburse SPT Management, LLC for these amounts from the proceeds of the offering. Costs incurred that are not directly associated with the completion of this offering, such as organizational costs, will be expensed as incurred.

     Until          , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

25,000,000 Shares

Starwood Property Trust, Inc.

Common Stock

PROSPECTUS

BofA Merrill Lynch
Deutsche Bank Securities
Citi
Barclays Capital
Wells Fargo Securities
Calyon Securities (USA) Inc.
Cantor Fitzgerald & Co.
Piper Jaffray
Scotia Capital

          , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$27,900
Financial Industry Regulatory Authority, Inc. filing fee	50,500
NYSE listing fee	150,000
Legal fees and expenses (including Blue Sky fees)	1,000,000
Accounting fees and expenses	200,000
Printing and engraving expenses	150,000
Transfer agent fees and expenses	4,500
Miscellaneous	500,600

Total	$2,083,500

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

On May 29, 2009, SPT Investment, LLC purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Simultaneously with the completion of the offering of our common stock pursuant to this registration statement, we will issue 1,000,000 shares of common stock to SPT Investment, LLC for an aggregate purchase price of $20,000,000. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our Bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

Following completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (or the Securities Act), we have been informed that, in the opinion of the Securities and Exchange Commission, or the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.  See page F-1 for an index to the financial statements included in the registration statement.

(b) Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement among Starwood Property Trust, Inc. and the underwriters named therein
3	.1*	Articles of Amendment and Restatement of Starwood Property Trust, Inc.
3	.2*	Amended and Restated Bylaws of Starwood Property Trust, Inc.

Exhibit
Number		Exhibit Description

4	.1*	Specimen Common Stock Certificate of Starwood Property Trust, Inc.
5	.1*	Opinion of DLA Piper LLP (US) (including consent of such firm)
8	.1*	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
10	.1*	Form of Private Placement Purchase Agreement between Starwood Property Trust, Inc. and SPT Investment, LLC
10	.2*	Form of Registration Rights Agreement among Starwood Property Trust, Inc., SPT Investment, LLC and SPT Management, LLC
10	.3*	Form of Management Agreement among SPT Management, LLC and Starwood Property Trust, Inc.
10	.4*	Form of Co-Investment and Allocation Agreement among Starwood Property Trust, Inc., SPT Management, LLC and Starwood Capital Group Global, L.P.
10	.5*	Starwood Property Trust, Inc. Non-Executive Director Stock Plan
10	.6*	Restricted Stock Award Agreement for Independent Directors
10	.7*	Starwood Property Trust, Inc. Manager Equity Plan
10	.8*	Form of Restricted Stock Unit Award Agreement for SPT Management, LLC
10	.9*	Starwood Property Trust, Inc. Equity Plan
23	.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23	.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23	.3*	Consent of Deloitte & Touche LLP
23	.4**	Consent of Richard D. Bronson
23	.5**	Consent of Jeffrey F. DiModica
23	.6**	Consent of Lynn Forester de Rothschild
23	.7**	Consent of Strauss Zelnick

*	To be filed by amendment.

**	Previously filed.

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on July 29, 2009.

Starwood Property Trust, Inc.

By:	/s/ Barry S. Sternlicht
Barry S. Sternlicht
Chief Executive Officer

We, the undersigned officers and directors of Starwood Property Trust, Inc., hereby severally constitute and appoint Ellis F. Rinaldi and Barry S. Sternlicht, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

By: /s/ Barry S. Sternlicht Barry S. Sternlicht	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 29, 2009

By: /s/ Barbara J. Anderson Barbara J. Anderson	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 29, 2009

By: /s/ Jeffrey G. Dishner Jeffrey G. Dishner	Director	July 29, 2009

By: /s/ Ellis F. Rinaldi Ellis F. Rinaldi	Director	July 29, 2009

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

1	.1*	Form of Underwriting Agreement among Starwood Property Trust, Inc. and the underwriters named therein
3	.1*	Articles of Amendment and Restatement of Starwood Property Trust, Inc.
3	.2*	Amended and Restated Bylaws of Starwood Property Trust, Inc.
4	.1*	Specimen Common Stock Certificate of Starwood Property Trust, Inc.
5	.1*	Opinion of DLA Piper LLP (US) (including consent of such firm)
8	.1*	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (including consent of such firm)
10	.1*	Form of Private Placement Purchase Agreement between Starwood Property Trust, Inc. and SPT Investment, LLC
10	.2*	Form of Registration Rights Agreement among Starwood Property Trust, Inc., SPT Investment, LLC and SPT Management, LLC
10	.3*	Form of Management Agreement among SPT Management, LLC and Starwood Property Trust, Inc.
10	.4*	Form of Co-Investment and Allocation Agreement among Starwood Property Trust, Inc., SPT Management, LLC and Starwood Capital Group Global, L.P.
10	.5*	Starwood Property Trust, Inc. Non-Executive Director Stock Plan
10	.6*	Restricted Stock Award Agreement for Independent Directors
10	.7*	Starwood Property Trust, Inc. Manager Equity Plan
10	.8*	Form of Restricted Stock Unit Award Agreement for SPT Management, LLC
10	.9*	Starwood Property Trust, Inc. Equity Plan
23	.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23	.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23	.3*	Consent of Deloitte & Touche LLP
23	.4**	Consent of Richard D. Bronson
23	.5**	Consent of Jeffrey F. DiModica
23	.6**	Consent of Lynn Forester de Rothschild
23	.7**	Consent of Strauss Zelnick

*	To be filed by amendment.

**	Previously filed.